As filed with the Securities and Exchange Commission on February 3, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Wells Timberland REIT, Inc.

(Exact name of registrant as specified in its governing instruments)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Timberland REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rosemarie A. Thurston

Lesley H. Solomon

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the registrant is a larger accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering, Common Stock, $0.01 par value per share	200,000,000	$10.00	$2,000,000,000	$78,600.00
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	20,942,408	$9.55	$200,000,000	$7,860.00
Total, Common Stock, $0.01 par value per share	220,942,408	—	$2,200,000,000	$86,460.00

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED February 3, 2009.

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

WELLS TIMBERLAND REIT, INC.
Maximum Offering of $2,200,000,000

Wells Timberland REIT, Inc. is a Maryland corporation formed in 2005 primarily for the purpose of acquiring timberland properties in the timber-producing regions of the United States and, to a lesser extent, in timber-producing regions outside the United States. We currently own approximately 226,300 acres of timberland in fee simple and have long-term leasehold interests on another approximately 92,300 acres of timberland, all located in Georgia and Alabama. We intend to elect to be taxed as a REIT, under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2009.

We are offering up to $2,000,000,000 of shares of common stock in our primary offering at an initial price of $10.00 per share, with volume discounts available to investors who purchase more than $500,000 of shares at any one time. Discounts are also available for other categories of purchasers as described in “Plan of Distribution.” We are also offering up to $200,000,000 of shares to be issued pursuant to our distribution reinvestment plan at a purchase price equal to $9.55 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. As of December 31, 2008, we had received and accepted subscriptions in our initial public offering for 13.4 million shares of common stock, for aggregate gross offering proceeds, net of discounts, of approximately $130.4 million.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 17 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	There is no public trading market for our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We have a very limited operating history, have only completed one timberland acquisition and have not identified any additional properties to acquire with the proceeds from this offering, which make our future performance and the performance of your investment difficult to predict.

•

We have not paid any cash distributions to date to our stockholders as a result of restrictions resulting from our credit agreements. Once we are able to make cash distributions, our cash distributions are not guaranteed and may fluctuate.

•	We may pay cash distributions from offering proceeds or borrowings, which may reduce amounts available to acquire properties.

•

If we raise substantially less than the maximum offering proceeds, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	The terms of our mezzanine and senior loan agreements prohibit us from paying distributions or redeeming shares (except in cases of death or disability) until we repay the mezzanine loan in full and attain certain financial performance measures.

•	Our charter limits a person from owning more than 9.8% of our common stock without prior approval of our board of directors.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker/dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and similar programs sponsored by our sponsor.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates or our relationship with them could cause our operations to suffer.

•

Our advisory agreement was not negotiated on an arm’-length basis and it is possible that an unaffiliated third party would provide similar services at a lower cost. Because our advisory agreement must be renewed on an annual basis, the fees and expenses that we pay to our advisor may be increased in future renewals.

•

We have not qualified as a REIT and may fail to meet the requirements to qualify as a REIT which could require us to pay additional taxes and reduce our funds available to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public*	Selling Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.18	$9.12
Total Primary Offering	$2,000,000,000	$140,000,000	$36,000,000	$1,824,000,000

Distribution Reinvestment Plan
Per Share	9.55	—	—	9.55
Total Distribution Reinvestment Plan	$200,000,000	$—	$—	$200,000,000

Total	$2,200,000,000	$140,000,000	$36,000,000	$2,024,000,000

*	The selling commissions and all or a portion of the dealer-manager fee will not be charged with regard to shares sold in our primary offering to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

The dealer-manager of this offering, Wells Investment Securities, Inc., which is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is generally $5,000.

This is a continuous offering that will end no later than [            ], 2011, two years from this date of the prospectus, unless extended. If we extend beyond [            ], 2011, we will supplement the prospectus accordingly. We may also terminate this offering at any time.

[                    ], 2009

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, you will have difficulty selling your shares. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.

California, Iowa, Massachusetts, Ohio and Oregon — In addition to the suitability requirements described above, your investment in us may not exceed 10% of your liquid net worth.

Kansas — In addition to the suitability standards described above, the state of Kansas recommends that your aggregate investment in us and similar direct participation investments should not exceed 10% of your liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Michigan — In addition to the suitability requirements described above, the state of Michigan requires that your aggregate investment in us and similar direct participation investments may not exceed 10% of your net worth.

Pennsylvania — Investors who reside in the state of Pennsylvania must have either (1) a net worth of at least $500,000 or (2) an annual gross income of at least $140,000 and a net worth of at least $140,000. Pennsylvania investors must also have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Stockholder Suitability” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

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PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

Wells Timberland REIT, Inc.

Wells Timberland REIT, Inc. is a Maryland corporation formed for the purpose of acquiring timberland properties in the timber-producing regions of the United States. Our portfolio may also include, to a limited extent, investments in timberland located in other countries.

We seek to generate income returns in the form of cash flows from harvesting and selling timber, and from pursuing non-timber related revenue sources. When and where we believe that it is appropriate, we also will seek to generate cash flow from the sale of lands that have a higher and better use. We expect to realize additional long-term returns from the appreciation in the value of our timberland and the standing timber on that land upon the ultimate disposition of our properties. We may also invest in other entities that own timberland or form joint ventures with entities that have complementary investment objectives.

We were incorporated in Maryland on September 27, 2005 and intend to elect to be taxed as a real estate investment trust, or REIT, commencing with the taxable year ending December 31, 2009. However, we cannot give assurances regarding when we will qualify or elect to be taxed as a REIT because our ability to do so is subject to the satisfaction of certain organizational and operational requirements which we have not met as of the date of the prospectus. See “Federal Income Tax Considerations — Requirements for Qualification.” We have no paid employees and are externally advised and managed by Wells Timberland Management Organization, LLC, which we refer to as Wells TIMO or our advisor.

Description of Investments

We currently own approximately 226,300 acres of timberland in fee simple and have long-term leasehold interests on another approximately 92,300 acres of timberland, all located on the Lower Piedmont and Upper Coastal Plains of East Central Alabama and West Central Georgia, which we refer to as the Mahrt Timberland.

We will seek to acquire additional timberland properties in the timber-producing regions of the United States, which include the states in the Appalachian, Great Lakes, Northeastern, Northwestern and Southeastern regions. Our portfolio may also include, to a limited extent, investments in timberland located in other countries. We may also invest in entities that own timberland and make or acquire other types of real estate investments, provided that for so long as our board of directors determines it is in our best interests to qualify as a REIT, such other investments must be consistent with the preservation of our status as a REIT.

Our advisor will strive to diversify our portfolio by maturity of the growth stages of our timber. In order to achieve our income objective, the timberland portfolio will, at least initially, be weighted heavily towards more mature forests with a smaller weighting to younger forests. The portfolio also will be diversified geographically, by timber species, by hardwood/softwood and by milling sub-market. We may also attempt to further diversify our portfolio of timberland properties by investing in joint ventures with entities that have complementary investment objectives.

Use of Proceeds

We expect to use a portion of the net proceeds from this offering to repay existing indebtedness that we incurred in connection with our acquisition of the Mahrt Timberland in order to meet our long-term objective of reducing our overall leverage to a conservative level. Thereafter, we expect to use substantially all of the additional net proceeds from this offering to acquire additional timberland properties.

We paid a portion of the purchase price for the Mahrt Timberland by obtaining funds through $372,000,000 in debt financing arranged by Wachovia Bank, National Association, or Wachovia Bank. This debt financing included two loans, which we refer to as the senior loan and the mezzanine loan, respectively. The senior loan is an adjustable rate first mortgage loan in the amount of $212,000,000. The mezzanine loan is a fixed rate second mortgage loan in the amount of $160,000,000. See “Timberland Investments — Mahrt Timberland — Financing.”

Investment Objectives

Our primary investment objectives are:

•	to preserve and return your capital contributions;

•	to provide current income to you through the payment of cash distributions; and

•	to realize capital appreciation upon the ultimate sale of our assets.

As of the date of this prospectus, we have not paid any cash distributions to our stockholders and we will not be able to pay any cash distributions until we repay the mezzanine loan or renegotiate its terms, and attain certain financial performance measures under the senior loan. See “Timberland Investments — Mahrt Timberland — Financing” for a description of the terms of our senior and mezzanine loans. See the “Business and Policies” section of this prospectus for a more complete description of our investment policies and the investment restrictions imposed by our charter.

Summary Risk Factors

An investment in our shares involves significant risk, including the following:

•	There is no public trading market for our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We have a very limited operating history, have only completed one timberland acquisition, and have not identified any additional properties to acquire with the proceeds from this offering. In addition, neither we nor our advisor has substantial experience investing in timberland properties. These factors make our future performance and the performance of your investment difficult to predict.

•

We have not paid any cash distributions to date to our stockholders as a result of restrictions resulting from our credit agreements. Once we are able to make cash distributions, our cash distributions are not guaranteed and may fluctuate.

•	We may pay cash distributions from offering proceeds or borrowings, which may reduce amounts available to acquire properties.

•

If we raise substantially less than the maximum offering proceeds, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•

The terms of our mezzanine and senior loan agreements prohibit us from paying distributions or redeeming shares (except in cases of death or disability) until we repay the mezzanine loan in full and attain certain financial performance measures under the senior loan.

•	Our charter limits a person from owning more than 9.8% of our common stock without prior approval of our board of directors.

•

We will pay substantial fees and expenses to our advisor, its affiliates and participating broker/dealers, which payments increase the risk that you will not earn a profit on your investment. The fees payable to our advisor during our operational stage are not based on the performance of our investments.

•

Our advisor and its affiliates will face conflicts of interest relating to (1) allocating time among us and other programs sponsored by our sponsor, and (2) the compensation arrangements between affiliates of our advisor and other Wells programs which may incent our advisor and its affiliates to act other than in our best interest.

•

We are dependent upon our advisor and our dealer-manager to conduct our operations and this offering. Adverse changes in the financial health of our advisor or dealer-manager, or our relationship with them could cause our operations to suffer.

•

Our advisory agreement was not negotiated on an arm’s-length basis and it is possible that an unaffiliated third party would provide similar services at a lower cost. Because our advisory agreement must be renewed on an annual basis, the fees and expenses that we pay to our advisor may be increased in future renewals.

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We have not qualified as a REIT and may fail to meet the requirements to qualify as a REIT, which could require us to pay additional taxes and reduce our funds available to make distributions to our stockholders.

Our Advisor

We are advised by Wells TIMO, a Georgia limited liability company formed on July 12, 2006 for the purpose of serving as our advisor. Wells TIMO is a wholly-owned subsidiary of Wells Capital, Inc., our sponsor. We are a party to an advisory agreement with Wells TIMO under which Wells TIMO manages our daily affairs and makes recommendations to our board of directors on all property acquisitions. Jess E. Jarratt, Brian M. Davis, Troy A. Harris, John C. Iverson and Don L. Warden, as officers of our advisor, will make most of the decisions regarding which investments will be recommended for us. Our board of directors must approve or reject all proposed property acquisitions.

Our Sponsor

Our advisor is managed by and is a wholly owned subsidiary of our sponsor, Wells Capital, Inc., which we refer to as Wells Capital. Wells Capital was incorporated in Georgia on April 20, 1984. As of December 31, 2008, Wells Capital had sponsored or advised public real estate programs on an unspecified property, or blind pool basis, that have raised approximately $11.2 billion of equity from approximately 271,000 investors. Some of our officers and directors are also officers and directors of Wells Capital.

Our Corporate Structure

We expect to own substantially all of our properties and other investments through our operating partnership, Wells Timberland Operating Partnership, L.P., which we refer to as Wells Timberland OP or our operating partnership. Wells Timberland OP was formed in November 2005 to acquire properties on our behalf. We are the sole general partner of Wells Timberland OP and own approximately 99.99% of its common units. Wells TIMO is the sole limited partner of Wells Timberland OP and owns the remaining approximately 0.01% of the common units. As a result of this structure, we are considered an UPREIT, or Umbrella Partnership Real Estate Investment Trust.

The UPREIT structure is used because a contribution of property directly to a REIT is generally a taxable transaction to the contributing property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for common units in the UPREIT and defer taxation of gain until the seller later sells his common units or causes our operating partnership to redeem his common units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for common units of Wells Timberland OP.

Wells TIMO also owns 100 special units in Wells Timberland OP, representing 100% of this class of limited partnership interest. The special units entitle Wells TIMO to receive certain distributions and redemption payments described under “Compensation of our Advisor and its Affiliates” only in the event that certain performance-based conditions are satisfied at the time such amounts become payable. The special units do not entitle the holder to any of the rights of a holder of common units, including the right to regular distributions from operations.

Wells Timberland TRS, Inc. is a wholly owned subsidiary of Wells Timberland OP. We will elect to treat Wells Timberland TRS to be a taxable REIT subsidiary, or TRS, upon commencement of our REIT status. A TRS is a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us if we have elected to be taxed as a REIT. Our use of a TRS will enable us to engage in non-REIT qualifying business activities, such as the sale of higher and better use properties. We do not anticipate that a substantial portion, if any, of our income will be earned by our TRS.

The following chart shows the relationship among us and our subsidiaries and the ownership structure of the Wells entities that perform important services for us.

Conflicts of Interest

Wells TIMO, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells TIMO and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Wells TIMO and its affiliates will receive fees regardless of the quality or performance of the investments acquired or the services provided to us;

•	The compensation arrangements between Wells TIMO and its affiliates and other Wells programs may incent our advisor and its affiliates to act other than in our best interest;

•	The advisory agreement between Wells TIMO and us was not negotiated on an arm’s-length basis and it is possible that an unaffiliated third party would provide similar services at a lower cost; and

•	Because our advisory agreement must be renewed on an annual basis, the fees and expenses that we pay may be increased in future renewals.

All of our officers and one of our directors, Jess E. Jarratt, will also face these conflicts because of their affiliation with Wells Capital, Wells TIMO, Wells Real Estate Investment Trust II, Inc., which we refer to as Wells REIT II, and Wells Total Return REIT, Inc., which we refer to as Wells Total Return REIT. Wells Capital, Inc., the owner and manager of our advisor, serves as the advisor to Wells REIT II and as a subadvisor to Wells Total Return REIT. In addition, all of our officers serve as officers of Wells REIT II and Wells Total Return REIT, and one of our directors, E. Nelson Mills, who is one of our independent directors, also serves as a director of Wells REIT II. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation of the Advisor and its Affiliates

Wells TIMO and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. In addition, Wells TIMO has received partnership units in our operating partnership, Wells Timberland OP, constituting a separate series of partnership interests with special distribution and redemption rights, which we refer to as the special units. The most significant items of compensation, fees, expenses and other payments that we expect to pay to Wells TIMO and its affiliates are included in the table below. The selling commissions and dealer-manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer-manager fees and assumes a $9.55 price for each share sold through our distribution reinvestment plan, which is the price at which the shares will be sold during this offering.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($2,200,000,000)

	Offering Stage

Selling Commissions	7% of gross offering proceeds from the primary offering; all selling commissions will be reallowed to participating broker/dealers.	$140,000,000

Dealer-Manager Fee	Up to 1.8% of gross offering proceeds from the primary offering; a portion of the dealer-manager fee will be reallowed to participating broker/dealers.	$36,000,000

Other Organization and Offering Expenses	Up to 1.2% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.33% of our gross offering proceeds, or $7,300,000. Wells TIMO will incur or pay our organization and offering expenses (excluding selling commissions and the dealer-manager fee). We will then reimburse Wells TIMO for these amounts up to 1.2% of gross offering proceeds from the primary offering. We will also reimburse Wells TIMO for certain expenses incurred by it in connection with offerings of common stock that are exempt from securities registration.	$7,300,000

	Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 1% of the greater of the cost or value of investments.	Actual amounts are dependent upon the total equity capital we raise, the amount of debt we incur and results of operations and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering ($2,200,000,000)
Other Operating Expenses	Reimbursement of our advisor’s cost of providing services to us other than personnel costs relating to services for which our advisor earns real estate disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Liquidity Stage

Real Estate Disposition Fees	Up to 2% of the contract price for any property sold for $20 million or less and up to 1% of the contract price for any property sold for more than $20 million, in each case as determined by our board of directors (including a majority of our independent directors) based on market norms for the services provided.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Special Units	Our advisor will be entitled to receive (1) 15% of specified distributions made upon the disposition of Wells Timberland OP’s assets, and/or (2) a one time payment, in the form of a non-interest-bearing promissory note or shares of our common stock (as applicable), in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of the advisory agreement, but in each case only after the holders of common units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions (less any amounts received in redemption of their common units) plus a 7% cumulative non-compounded annual pre-tax return on their net capital contributions.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

In the event that Wells TIMO receives a special unit redemption payment in connection with a listing, it will no longer be eligible to receive a special unit redemption payment upon termination or non-renewal of the advisory agreement or a special unit distribution in connection with the disposition of Wells Timberland OP’s assets. Similarly, in the event that Wells TIMO receives a redemption payment in connection with the termination or non-renewal of the advisory agreement without cause, it will no longer be eligible to receive a special unit redemption payment upon listing or a special unit distribution in connection with the disposition of Wells Timberland OP’s assets. The fees payable to our advisor during our operational stage are not based on the performance of our investments. See “Management Compensation,” “The Operating Partnership Agreement,” “Plan of Distribution” and “Conflicts of Interest” for a more detailed description of the fees and expenses payable to our advisor, our dealer-manager and their affiliates, and the conflicts of interest related to these arrangements.

Sources of Income

We seek to generate income primarily by selling to third parties the right to access our land and harvest our timber pursuant to supply agreements and through open market sales. We also anticipate generating revenue by leasing our timberland for certain activities such as extracting underground natural resources, pine straw collection, recreational uses and other land use rights. In addition, we will continually review our timberland portfolio to identify properties to sell that may have higher and better uses than as commercial timberland. We do not expect that our “higher and better use” property sales will generate a substantial portion of our revenue and income.

Board of Directors and Executive Officers

We currently have a five-member board of directors, four of whom are independent of our advisor. All of our officers are affiliated with our advisor, and one of our independent directors, E. Nelson Mills, serves on the board of one other program advised by Wells Capital, the owner of our advisor. Our charter requires that a majority of our directors be independent of our advisor. Our board of directors is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders. See “Management — Executive Officers and Directors” for a description of the experience of each of our current executive officers and directors.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

What is a REIT?

In general, a real estate investment trust (or REIT) is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

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avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on the net income it distributes, provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. Upon our qualification as a REIT, if we subsequently fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

When will you become qualified as a REIT?

Pursuant to our charter, our board of directors has the authority to determine when and if it is in our best interest to elect to be taxed as a REIT. Our qualification as a REIT requires compliance with a number of tests imposed by the Internal Revenue Code, including requirements regarding our organization and ownership, the distribution of at least 90% of our ordinary taxable income to stockholders, and the nature and diversification of our income and assets. As a result of the structure of the acquisition of the Mahrt Timberland, we did not meet the requirements to qualify as a REIT for the taxable year ending December 31, 2008. In addition, we are restricted from making distributions to our stockholders until the mezzanine loan we obtained to finance a portion of the acquisition has been repaid in full and until we have attained certain financial performance measures under the senior loan. See “Timberland Investments — Mahrt Timberland — Financing.”

We expect that our board of directors will elect for us to qualify as a REIT commencing with the taxable year ending December 31, 2009. However, our ability to qualify as a REIT is subject to the satisfaction of certain organizational and operational requirements that we have not yet met but expect to meet before the end of such year. As a result, we cannot give any assurances that we will qualify to be taxed as a REIT for the year ending December 31, 2009, or if we do so qualify, that we will continue to qualify in future years. See “Federal Income Tax Considerations — Requirements for Qualification.”

What will you do with the money raised in this offering?

We intend to use substantially all of the net proceeds from this offering and to acquire timberland properties in the timber-producing regions of the United States and to repay the senior loan and the mezzanine loan. Our portfolio also may include investments in timberland located in other countries. We will also use the net proceeds to pay fees to our advisor, including an asset management fee. Depending primarily upon the number of shares we sell in this offering and assuming a $9.55 per share price for shares sold under our distribution reinvestment plan, we estimate for each share sold in this offering that between $9.00 and $9.09 per share will be available for our intended use of proceeds. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer-manager fee. If in the future we pay cash distributions, we expect to use substantially all of the net offering proceeds from the sale of shares under our distribution reinvestment plan to repurchase our common stock pursuant to our share redemption plan.

Until we invest the proceeds of this offering in real estate assets, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate assets promptly.

What kind of offering is this?

We are offering up to $2,200,000,000 of shares of common stock on a “best efforts” basis. We are offering up to $2,000,000,000 of shares of our common stock in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution” below. We are also offering $200,000,000 of shares of common stock under our distribution reinvestment plan at $9.55 per share during the primary offering. We may reallocate the total number of shares we are offering between the primary offering and the distribution reinvestment plan.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker/dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

How long will this offering last?

This is a continuous offering that will end no later than [            ], 2011 (two years from the date of this prospectus) unless extended. If we extend this offering beyond [            ], 2011, we will supplement this prospectus. We may continue to offer shares under our distribution reinvestment plan beyond that date and until we have sold the shares allocated pursuant to this offering for purchase pursuant to the plan. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Who can buy shares?

Generally, you can buy shares only pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings or automobiles. These minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

For whom is an investment in our shares recommended?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate based investment, seek to preserve your capital contribution, seek to receive some current income through the payment of distributions, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. We cannot guarantee that we will achieve any of these objectives.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, unless exempted by our board of directors. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to transfer your shares to prospective stockholders unless the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution — Minimum Purchase Requirements.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, retirement plans, and other benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), or the Internal Revenue Code (Code). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan, individual retirement account, or other benefit plan should read this section of the prospectus very carefully.

In addition, governmental plans, foreign plans, and church plans generally are exempt from the requirements of ERISA and the Code. However, such plans may be subject to state, foreign, or other laws that impose fiduciary requirements similar to those of ERISA and the Code. Persons making an investment on behalf of a governmental, foreign or church plan should satisfy themselves that the investment is in accordance with the plan and applicable law.

Is there any minimum investment required?

Yes. For your initial purchase of our shares, you must generally invest at least $5,000. Once you have satisfied the minimum purchase requirement, any additional purchases of our shares must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan, which may be in lesser amounts.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

What are your exit strategies?

We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock within five to seven years from the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange. However, there can be no assurance that we will effect such a liquidity event within this period or at all. Our board of directors expects to make a preliminary determination regarding our liquidity event no later than five years after the completion of our offering stage. The board’s decision regarding when and if we effect a liquidity event may include, but is not limited to:

•	listing our common stock on a national securities exchange; or

•	our sale or merger in a transaction that provides our stockholders with cash and/or securities of a publicly traded company.

In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares on a national securities exchange. However, if we do not list our shares of common stock on a national securities exchange by August 11, 2018, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval to commence an orderly liquidation.

If our shares are not listed before August 11, 2018, we are under no obligation to actually sell our portfolio within a specified period of time since the precise timing of the sale will depend upon real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on a national securities exchange. In fact, there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”

Our board of directors has adopted a share redemption plan that enables stockholders to sell their shares to us under limited circumstances as determined by the board of directors. However, under the terms of the senior loan agreement and the mezzanine loan agreement entered into in connection with the acquisition of the Mahrt Timberland, we are prohibited from redeeming any shares until we achieve certain financial performance measures under the senior loan and until the mezzanine loan is repaid in full (except for redemptions sought within two years of the death or qualifying disability of a stockholder).

Under the terms of the share redemption plan and following repayment of the mezzanine loan, after you have held your shares for at least one year, you may be able to sell your shares to us pursuant to our share redemption plan. Initially, we will repurchase shares under the share redemption plan at $9.10 per share. The initial redemption price will remain fixed until one year after we complete our offering stage. Thereafter, we will redeem shares at a price equal to 95% of the estimated per share value of the shares, as estimated by our advisor or another firm chosen for that purpose. The terms of our share redemption plan are more generous for redemptions sought within two years of a stockholder’s death or qualifying disability. There are, however, numerous restrictions on your ability to sell your shares to us under the share redemption plan. For example, the dollar amount we pay in connection with all redemptions during any calendar year may not exceed the net proceeds from the sale of shares under the distribution reinvestment plan during the calendar year and any additional amounts reserved for such purpose by our board of directors. In addition, there are other limits on our ability to redeem shares if the redemption is not sought within two years of a stockholder’s death or qualifying disability. Our board of directors may amend, suspend or terminate our share redemption plan upon 30 days’ notice. See “Description of Shares — Share Redemption Plan.”

If I buy shares, will I receive distributions and how often?

As a traditional corporation, we are not required to make any minimum distributions to our stockholders. Notwithstanding the lack of any federal income tax requirement that we do so, we intend to make regular cash distributions to our stockholders typically on a quarterly basis. However, we are prohibited from making any payments or distributions (or setting aside funds for any payments or distributions) to our stockholders until the mezzanine loan that we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full and certain financial measures as required by the senior loan agreement are attained, (although we may seek to renegotiate the terms of the loan agreements prior to full repayment). See “Risk Factors — Risks Associated with

Debt Financing,” “Timberland Investments — Mahrt Timberland — Financing,” “Description of Shares — Distributions” and “Description of Shares — Share Redemption Plan.”

Pursuant to our charter, our board of directors has the authority to determine when and if it is in our best interest to elect for us to be taxed as a REIT. We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2009. However, because our ability to do so is subject to the satisfaction of certain organizational and operational requirements which we have not met as of the date of this prospectus, we cannot give any assurances regarding when we will qualify or elect to be taxed as a REIT. If we qualify and elect to be taxed as a REIT in the future, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the distributions paid deduction, excludes net capital gain, and does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States, or “GAAP”. It is possible that substantially all of the income we generate from harvesting timber will constitute capital gain for federal tax purposes. Unlike most existing REITs, therefore, we do not anticipate that the 90% distribution requirement applicable to REITs will require us to distribute substantial amounts of cash in order to remain qualified as a REIT. The actual amount and timing of distributions, if any, will be at the discretion of our board of directors and will depend upon a number of factors discussed in the section “Description of Shares — Distributions,” including:

•	our actual results of operations;

•	the timing of the investment of the net proceeds of this offering; and

•	whether the income from our harvesting activities is ordinary income or capital gains.

Upon our qualification as a REIT, our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

How will you calculate the payment of distributions to stockholders?

Once our board authorizes distributions to stockholders, we expect to calculate our quarterly distributions based upon daily record dates so that investors may be entitled to distributions immediately upon purchasing our shares.

May I reinvest my distributions in shares of Wells Timberland REIT?

Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on your subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under this plan will be equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and distributions will be reinvested at the price determined by the valuation process. This valuation may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated the portfolio. We will not pay any selling commissions or dealer-manager fees in connection with the sale of shares pursuant to our distribution reinvestment plan, and our advisor will not be entitled to any expense reimbursements from the proceeds of these sales.

We may terminate our distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. For more information regarding the distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan.”

As a result of the acquisition of the Mahrt Timberland, we are prohibited from making any payments or distributions (or setting aside funds for any payments or distributions) to any of our stockholders until the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full and certain financial performance measures under the senior loan are attained (although we may seek to renegotiate the terms of the loan agreements prior to their full repayment). See “Risk Factors — Risks Associated with Debt Financing,” “Description of Shares — Distributions” and “Description of Shares — Share Redemption Plan.”

Will the distributions I receive be taxable as ordinary income?

For periods during which we are not taxed as a REIT, a U.S. stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. Dividends distributed to a U.S. stockholder that is taxed as an individual generally should be treated as qualified dividend income, and thus taxed at capital gains rates, for taxable years beginning prior to 2011. To satisfy the holding period requirement, our common stock must be held for at least 61 days during the 121-day period beginning on the date that is 60 days before the ex-dividend date with respect to such dividend. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits will reduce the adjusted tax basis of a U.S. stockholder’s shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted tax basis will be treated as capital gain (long-term capital gain if the shares have been held for more than one year).

For periods during which we are taxed as a REIT, we expect that a significant portion of our distributions to our stockholders will be taxed at capital gains rates, which are currently lower for noncorporate U.S. taxpayers than the rates for ordinary income.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of our company and your investment in us, including:

•

Four quarterly investor statements, which will generally include a summary of the amount you have invested, the quarterly distributions declared (if any), and the amount of distributions reinvested under our distribution reinvestment plan, if applicable;

•	An annual report; and

•	An annual IRS Form 1099-DIV, if required.

We will provide this information to you via U.S. mail or courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our affiliated Web site, which is www.wellsref.com. We also will include on this Web site access to our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on our company’s performance and the performance of your investment.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer-manager:

Client Services Department

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: investor.services@wellsref.com

One of our affiliates also maintains an Internet site at www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock.

Risks Related to Investing in this Offering

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public trading market for our shares and we have no current plans to apply for listing on any public securities market. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. See “Description of Shares — Restriction on Ownership of Shares.” In addition, we have adopted a share redemption plan but we are not permitted to make any redemptions under the plan (except in cases of death or disability) until our mezzanine loan obtained in connection with the Mahrt Timberland acquisition has been repaid in full. Once we are able to allow share redemptions under our share redemption plan, the plan includes numerous restrictions that will limit your ability to sell your shares. Our board is also free to amend or terminate the plan upon 30 days’ notice after our offering is effective. We describe these restrictions in detail under “Description of Shares — Share Redemption Plan.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

While we are investing the proceeds of this offering, the continuing high demand for the type of properties we desire to acquire may cause any distributions and the long-term returns of our investors to be lower than they otherwise would. We believe the current market for timberland properties is extremely competitive. We will be competing for these timberland investments with other entities, including traditional corporations and REITs, forestry products companies, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, individuals and other entities. Many of our competitors have more experience, greater financial resources, and a greater ability to borrow funds to acquire properties than we do. The greater the number of entities and resources competing for timberland properties, the higher the acquisition prices of these properties will be, which could reduce our profitability and our ability to pay distributions to you. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. If we, through our advisor, are unable to find suitable investments in properties promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. Delays we encounter in the selection and acquisition of properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

We have completed only one timberland acquisition and have not yet identified any additional properties that we will purchase with the proceeds of this offering, which makes your investment more speculative.

We have completed only one timberland acquisition and have not yet identified any additional properties that we will make with the proceeds of this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

We are substantially dependent on our business relationships with MeadWestvaco Corporation and its affiliated entities, and our continued success will depend on their economic performance.

We have entered into two agreements in connection with our acquisition of the Mahrt Timberland: a master stumpage agreement with a subsidiary of MeadWestvaco Corporation and a fiber supply agreement with MeadWestvaco Corporation and a subsidiary. We refer to these agreements collectively as the timber agreements. See “Timberland Investments — Mahrt Timberland — Timber Agreements.” The timber agreements provide that we will sell specified amounts of timber to a subsidiary of MeadWestvaco Corporation, subject to market pricing adjustments. The timber agreements are intended to ensure a long-term source of supply of wood fiber products for MeadWestvaco Corporation in order to meet its paperboard and lumber production requirements at specified mills and provide us with a reliable consumer for the wood products from the Mahrt Timberland. Our financial performance is substantially dependent on the economic performance of MeadWestvaco Corporation and its affiliates as consumers of our wood products. Approximately 41% of our revenue in 2007 was derived from these timber agreements. Therefore, our business and financial condition may be negatively and adversely impacted if the financial performance of MeadWestvaco Corporation suffers.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified timberland property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located, and the species and age of the timber located on those properties. In that case, the likelihood of our profitability being affected by the performance of any one of our properties will increase. Additionally, we are not limited in the number or size of our properties or the percentage of net proceeds we may dedicate to a single property. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of timberland properties.

We have a very limited operating history, which makes our future performance and the performance of your investment difficult to predict.

We have a very limited operating history. We were incorporated in September 2005, and completed our first investment in timberland in October 2007. See “Timberland Investments — Mahrt Timberland.” You should not rely upon the past performance of other Wells-sponsored real estate programs. Such past performance was not related to the ownership of timberland property and would not predict our future results. Our lack of operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

We expect our real estate investments to be concentrated in timberland properties, making us more vulnerable economically than if our investments were diversified.

We expect to invest primarily in real estate. Within the real estate industry, we intend to acquire and own timberland properties. We are subject to risks inherent in concentrating investments in real estate. The risks resulting from a lack of diversification become even greater as a result of our current business strategy to invest primarily, if not exclusively, in timberland properties. A downturn in the real estate industry generally or the timber or forest products industries specifically could reduce the value of our properties. A downturn in the timber or forest products industries also could prevent our customers from making payments to us and, consequently, would prevent us from meeting debt service obligations or making distributions to our stockholders. The risks we face may be more pronounced than if we diversified our investments outside real estate or outside timberland properties.

We have not paid any cash distributions to date to our stockholders as a result of restrictions resulting from our credit agreements. Once we are able to make cash distributions, our cash distributions are not guaranteed and may fluctuate.

As of the date of this prospectus, we have not paid any cash distributions. If we do make distributions to our stockholders, the actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements, tax considerations and restrictive covenants imposed on us by our loan agreements. As a result, our distribution rate and payment frequency may vary from time to time, and we may not make any distributions until we attain certain financial performance measures under the senior loan, and until the mezzanine loan that we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full. See “Description of Shares — Share Redemption Plan.” Our long-term strategy is to fund the payment of quarterly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds to make cash distributions. In the event that we are unable to consistently fund quarterly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be reduced.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have fewer funds available for investment in timberland and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement.

The loss of or inability to obtain key personnel of our advisor or its manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Jess E. Jarratt, Brian M. Davis, Troy A. Harris, John C. Iverson and Don L. Warden, each of whom are key personnel of our advisor or Wells Capital, its manager, and would be difficult to replace. We do not have employment agreements with any of these key personnel, and we cannot guarantee that such persons will remain affiliated with us. Although Messrs. Wells, Williams and Fretz have entered into employment agreements with Wells Capital, these agreements are terminable at will by either party; thus, such persons may not remain affiliated with Wells Capital or us. If any of these key personnel were to cease their affiliation with our advisor or its manager, our operating results could suffer. We do not intend to maintain key-person life insurance on any person. We believe that our future success depends, in large part, upon the ability of our advisor and its manager to retain highly skilled managerial, operational and marketing personnel. Competition for retention of our advisor’s and its manager’s existing skilled personnel is intense, and our advisor and its manager may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to timberland properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If our advisor or its manager loses or is unable to obtain the services of highly skilled personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our operating performance could suffer if Wells Capital incurs significant losses, including those losses that may result from being the general partner of other entities.

Our advisor, Wells TIMO, is a newly formed entity that currently has only ten employees and will rely upon the employees of its manager, Wells Capital, to perform many of the services our advisor is required to perform for us. We are dependent on our advisor to select our investments and conduct our operations; thus, adverse changes in the financial health of Wells Capital could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments. As a general partner to many Wells-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital could provide on behalf of Wells TIMO, our operations and financial performance could suffer as well, which would limit our ability to make distributions and decrease the value of your investment.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides generally that no independent director will be liable to us or our stockholders for monetary damages and that we will indemnify them for losses unless they are grossly negligent or engage in willful misconduct. We will also indemnify our independent directors for losses related to alleged state or federal securities laws violations unless the allegations are not successfully adjudicated or dismissed with prejudice or unless a properly informed court of competent jurisdiction has not otherwise determined that indemnification should be made. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Risks Related to Conflicts of Interest

Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We rely on Wells TIMO, our advisor, for the day-to-day operation of our business. Wells TIMO is a newly formed entity. Until Wells TIMO hires sufficient personnel of its own, which it may never do, it will rely on the personnel of its manager, Wells Capital, to perform many of the services Wells TIMO is required to perform as our advisor. Wells Capital and its affiliates, including Leo F. Wells, III, our President and the President of Wells Capital, Douglas P. Williams, our Executive Vice President and the Executive Vice President of Wells Capital, and Randall D. Fretz, our Senior Vice President and the Senior Vice President of Wells Capital, have interests in other Wells programs and engage in other business activities, including providing advisory services to Wells

REIT II, Wells Total Return REIT and other Wells-sponsored real estate programs. As a result, they will have conflicts of interest in allocating their time among us and other Wells programs and activities in which they are involved. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital, its affiliates and other Wells-sponsored programs, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our executive officers and one of our directors, Jess E. Jarratt, are also officers and directors of Wells Capital, our dealer-manager and other affiliated entities and Wells-sponsored programs, and one of our independent directors, E. Nelson Mills, serves on the board of one other program advised by Wells Capital, the owner of our advisor. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and operational opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets. See “Management” for more information regarding our executive officers and directors.

Wells TIMO and its affiliates, including our officers and one of our directors, will face conflicts of interest caused by compensation arrangements with us and other programs advised by Wells Capital, which could result in actions that are not in the long-term best interest of our stockholders. The amounts payable to Wells TIMO upon termination of the advisory agreement may also influence decisions about terminating Wells TIMO or our acquisition or disposition of investments.

Under the advisory agreement between us, Wells Timberland OP and Wells TIMO and pursuant to the terms of the special units Wells TIMO owns in Wells Timberland OP, Wells TIMO is entitled to fees and other payments from us and Wells Timberland OP that are structured in a manner intended to provide incentives to Wells TIMO to perform in our best interest and in the best interest of our stockholders. However, because Wells TIMO does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, its interests are not wholly aligned with those of our stockholders. As a result, these compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells TIMO who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells TIMO and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer-manager fees and entitle Wells TIMO to increased asset management fees;

•	property sales, which entitle Wells TIMO to real estate commissions and possible success-based payments;

•	the valuation of our timberland properties, which determines the amount of the asset management fee payable to Wells TIMO and affects the likelihood of any success-based payments;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells TIMO;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Wells TIMO to a success-based payment but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•

whether and when we seek to sell the company or our assets, which sale could entitle Wells TIMO to a success-based payment from Wells Timberland OP but could also hinder its sales efforts for other programs if the sales price for the company or its assets results in proceeds less than the amount needed to preserve our stockholders’ capital.

Wells TIMO will have considerable discretion with respect to the terms and timing of acquisition and disposition transactions. Considerations relating to its affiliates’ compensation from other programs could result in decisions that are not in the best interest of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

The fees we pay Wells TIMO under the advisory agreement and the amounts payable to Wells TIMO under the Wells Timberland OP partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third party. Because the advisory agreement must be renewed annually, the fees and other amounts that we pay to Wells TIMO may increase in future renewals.

Our independent directors rely on information and recommendations provided by Wells TIMO to determine the fees and other amounts payable to Wells TIMO and its affiliates pursuant to the terms of the advisory agreement and the special units in Wells Timberland OP. As a result, these fees and payments cannot be viewed as having been determined on an arm’s-length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us similar services at a lower price. Please see “Management Compensation” for a description of the fees and other amounts payable to Wells TIMO and its affiliates. Because the advisory agreement must be renewed on an annual basis, our independent directors may increase the fees and other amounts payable to Wells TIMO in future renewals. If the fees and other amounts we pay Wells TIMO are increased, our ability to pay distributions to our stockholders and make investments will be reduced. See “Conflicts of Interest — Certain Conflict Resolution Procedures — Other Charter Provisions Relating to Conflicts of Interest” for more information regarding our advisor’s compensation.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors, upon our qualification as a REIT, to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares, or more than 9.8% (in value or in shares, whichever is more restrictive) of the aggregate of our outstanding common shares. This restriction may have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring our company in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate. If we are unable to invest a significant portion of the proceeds of this offering in properties, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and which would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder. For more information, see “Description of Shares — Meetings and Special Voting Requirements.”

You may not be able to sell your shares under the share redemption plan and, if you are able to sell your shares under the plan, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share redemption plan, but there are significant conditions and limitations that would limit your ability to sell your shares under the plan. In addition, our board of directors may amend, suspend or terminate our share redemption plan upon 30 days’ notice and without stockholder approval.

As a result of the acquisition of the Mahrt Timberland, we are prohibited from redeeming any shares under our share redemption plan until we achieve certain financial performance measures under the senior loan and until the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full (except for redemptions sought within two years of the death or qualifying disability of the stockholder). Once we are able to allow share redemptions under our share redemption plan, generally, you will have to have held your shares for at least one year in order to participate in our share redemption plan. We will limit the number of shares redeemed pursuant to our share redemption plan as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year; and (2) we may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for redemptions (other than those following an investor’s death or qualifying disability) since the beginning of the then-current calendar year to exceed the sum of (x) the net proceeds from the sale of shares under our distribution reinvestment plan during such period and (y) any additional amounts reserved for such purpose by our board of directors. These limits might prevent us from accommodating all redemption requests made in any year. Initially, we will repurchase shares under our share redemption plan at $9.10 per share. The initial redemption price will remain fixed until one year after we complete our offering stage. See “Description of Shares — Share Redemption Plan.” Thereafter, we will redeem shares at a price equal to 95% of the estimated per share value of the shares, as estimated by our advisor or another firm chosen for that purpose. These restrictions will severely limit your ability to sell your shares should you require liquidity and will limit your ability to recover the value you invested. See “Description of Shares — Share Redemption Plan” for more information about the share redemption plan.

The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The offering price of the shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the range of offering prices of comparable corporations, including unlisted REITs; and

•	the recommendation of our dealer-manager.

Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker/dealers.

Because the dealer-manager is one of our affiliates, you will not have the benefit of an independent review of our company or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer-manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of our company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by the dealer-manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker/dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue one billion shares of stock, of which 900 million shares are designated as common stock and 100 million are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to employees of Wells TIMO or Wells Capital; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells Timberland OP. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders also may experience a dilution in the book value of their investment in us.

Payment of fees to Wells TIMO and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Wells TIMO and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management of our properties and the administration of our other investments. We will pay Wells TIMO and its affiliates substantial fees for these services. Payment of these fees will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. As a result of these substantial fees, we expect that for each share sold in this offering, no more than $9.09 per share will be available for the purchase of properties, depending primarily upon the number of shares we sell and assuming all shares sold under our distribution reinvestment plan are sold for $9.55 per share. Wells TIMO, as the holder of the special units, also may be entitled to receive a distribution upon the sale of our properties and/or a payment in connection with the redemption of the special units upon the earlier to occur of specified events, including the listing of our shares on a national securities exchange or the termination of the advisory agreement. See “Management Compensation.” These payments to Wells TIMO increase the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange.

Our designation and issuance of preferred stock may limit proceeds payable to the holders of common stock in the event we are liquidated or dissolved prior to the redemption of the preferred stock.

We have issued, without stockholder approval, 32,128 shares of Series A preferred stock and 10,700 shares of Series B preferred stock. Dividends accrue on the shares of Series A preferred stock and Series B preferred stock daily at a rate of 8.5% per year. If we are liquidated or dissolved, the holders of the Series A and Series B preferred stock are each entitled to receive the issue price of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, before any payment may be made to the holders of our common stock. As a result, the amount of funds holders of our common stock would otherwise receive upon a liquidation or dissolution would be reduced in the event the Series A or Series B preferred shares had not been redeemed prior to such an event.

Risks Related to Investments in Timberland

We will be subject to the credit risk of our anticipated customers. The failure of any of our anticipated customers to make payments due to us under our supply agreements could reduce our distributions to our stockholders.

We anticipate that the customers who agree to purchase our timber under supply contracts will range in credit quality from high to low. We will assume the full credit risk of these parties, as we will have no payment guarantees under the contract or insurance if one of these parties fails to make payments to us. While we intend to acquire timberland properties in well-developed and active timber markets with access to numerous customers, we may not be successful in this endeavor. Depending upon the location of the timberland properties we acquire and the supply agreements we enter into, our supply agreements may be concentrated among a small number of customers. Even though we may have legal recourse under our contracts, we may not have any practical recourse to recover payments from some of our customers if they default on their obligations to us. Any bankruptcy or insolvency of our customers, or failure or delay by these parties to make payments to us under our agreements, would cause us to lose the revenue associated with these payments and could cause us to reduce the amount of distributions to our stockholders.

Changes in demand for “higher and better use” property may reduce our anticipated land sale revenues.

We anticipate that we will sell portions of our timberland property base from time to time in the event that we determine that certain properties have become more valuable for development, recreation, conservation and other uses than for growing timber, which we refer to as higher and better use, or HBU, property. A number of factors, including a slow-down in commercial or residential real estate development or a reduction in the availability of public funding for conservation projects, could reduce the demand for these properties and reduce any revenues that we could realize from our land sale program.

Large-scale increases in the supply of timber may affect timber prices and reduce our revenues.

Some governmental agencies, principally the U.S.D.A. Forest Service and the U.S. Department of the Interior’s Bureau of Land Management, own large amounts of timberland. If these agencies choose to sell more timber from their timberland holdings than they have been selling in recent years, timber prices could fall and our revenues could be reduced. Any large reduction in the revenues we expect to earn from our timberland investments may reduce the returns, if any, we are able to achieve for our stockholders.

The cyclical nature of the forest products industry could impair our ability to make distributions to our stockholders.

Our operating results will be affected by the cyclical nature of the forest products industry. Unlike other REITs that are parties to leases and other contracts providing for relatively stable payments over a period of years, our operating results will depend on prices for timber that can experience significant variation and have been historically volatile. Like other participants in the forest products industry, we have limited direct influence over the timing and extent of price changes for cellulose fiber, timber and wood products. Although some of the supply agreements we will enter into fix the price of our harvested timber for a period of time, these contracts may not protect us from the long-term effects of price declines and may restrict our ability to take advantage of price increases.

The demand for timber and wood products is affected primarily by the level of new residential construction activity, the supply of manufactured timber products, including imports of timber products, and, to a lesser extent, repair and remodeling activity and other commercial and industrial uses. The demand for timber also is affected by the demand for wood chips in the pulp and paper markets and for hardwood in the furniture and other hardwood industries. The demand for cellulose fiber is related to the demand for disposable products such as diapers and feminine hygiene products. These activities are, in turn, subject to fluctuations due to, among other factors:

•	changes in domestic and international economic conditions;

•	interest and currency rates;

•	population growth and changing demographics; and

•	seasonal weather cycles (for example, dry summers and wet winters).

Decreases in the level of residential construction activity generally reduce demand for logs and wood products. This can result in lower revenues, profits, and cash flows. In addition, increases in the supply of logs and wood products, at both the local and national level, during favorable price environments also can lead to downward pressure on prices. Timber owners generally increase production volumes for logs and wood products during favorable price environments. Such increased production, however, when coupled with even modest declines in demand for these products in general, could lead to oversupply and lower prices. For example, the federal government owns a large amount of timberland. If the federal government chooses to sell more timber than it has been selling in recent years, then timber prices could fall. Additionally, wood products are subject to increasing competition from a variety of substitute products, including nonwood and engineered wood products. Oversupply can result in lower revenues, profits, and cash flows to us and could impair our ability to make distributions to our stockholders.

Uninsured losses relating to the timberland properties we acquire may reduce our stockholders’ returns.

The volume and value of timber that can be harvested from the timberlands we acquire may be limited by natural disasters such as fire, hurricane, earthquake, insect infestation, drought, disease, ice storms, windstorms, flooding and other weather conditions and natural disasters, as well as other causes such as theft, trespass, condemnation or other casualty. We do not intend to maintain insurance for any loss to our standing timber from natural disasters or other causes. Any funds used for such losses may reduce cash available for distributions to our stockholders.

The forest products industry and the market for timberland properties are highly competitive, which could force us to pay higher prices for our properties or limit the amount of suitable timberland investments we are able to acquire and thereby reduce our profitability and the return on an investment in us.

The forest products industry is highly competitive in terms of price and quality. We have a limited operating history and own only a single timberland investment. Many of our competitors, both domestic and international, have substantially greater financial and operating resources and are better able to absorb the risks of timberland investing. In recent years, the timberland investment business has experienced increasing competition for the purchase of timberland properties from both commercial and residential real estate developers as a result of urban and suburban expansion. We expect this trend to continue. Many real estate developers have substantially greater financial resources than our company. In addition, many developers tend to use high relative amounts of leverage to acquire development parcels, which we may not be willing or able to incur. Purchases of timberland parcels for development not only reduce the amount of suitable timberland investment properties, but also tend to separate larger, existing timberland properties into smaller units, which have reduced economies of scale and are less desirable for harvesting and the future marketability of the property for timber harvesting or other uses. Competition from real estate developers and others limits the amount of suitable timberland investments available for us to acquire, and any increase in the prices we expect to pay for timberland may reduce the returns, if any, we are able to achieve for our stockholders.

Harvesting our timber may be subject to limitations which could impair our ability to receive income and make distributions to our stockholders.

Weather conditions, timber growth cycles, property access limitations and regulatory requirements associated with the protection of wildlife and water resources may restrict harvesting of timberlands as may other factors, including damage by fire, hurricane, earthquake, insect infestation, disease, prolonged drought and other natural disasters. Furthermore, we may choose to invest in timberlands that are intermingled with sections of federal land managed by the U.S.D.A. Forest Service or other private owners. In many cases, access might be achieved only through a road or roads built across adjacent federal or private land. In order to access these intermingled timberlands, we would need to obtain either temporary or permanent access rights to these lands from time to time. Our revenue, net income and cash flow from our operations will be dependent to a significant extent on the continued ability to harvest timber on our timberland at adequate levels and in a timely manner.

We face possible liability for environmental clean up costs and wildlife protection laws related to the timberland properties we acquire, which could increase our costs and reduce our profitability and cash distributions to our stockholders.

We will be subject to regulation under, among other laws, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the National Environmental Policy Act, and the Endangered Species Act, as well as comparable state laws and regulations. Violations of various statutory and regulatory programs that apply to our operations could result in civil penalties; damages, including natural resource damages; remediation expenses; potential injunctions; cease-and-desist orders; and criminal penalties.

We may engage in the following activities that are subject to regulation:

•	forestry activities, including harvesting, planting, and road building use and maintenance;

•	the generation of air emissions;

•	the discharge of industrial wastewater and storm water; and

•	the generation and disposal of both hazardous and nonhazardous wastes.

Laws and regulations protecting the environment have generally become more stringent in recent years and could become more stringent in the future. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to the person’s negligence or fault. While timberland properties do not generally carry as high a risk of environmental contamination as certain other real estate assets such as industrial properties, we may acquire timberlands subject to environmental liabilities, such as cleanup of hazardous substance contamination and other existing or potential liabilities of which we are not aware, even after investigations of the properties. We may not be able to recover any of these liabilities from the sellers of these properties. The cost of these cleanups could therefore increase our operating costs and reduce our profitability and cash available to make distributions to our stockholders. The existence of contamination or liability also may materially impair our ability to use or sell an affected timberland property.

The Endangered Species Act and comparable state laws protect species threatened with possible extinction. A number of species present on timberlands in the United States have been, and in the future may be, protected under these laws, including the northern spotted owl, marbled murrelet, bald eagle, several trout and salmon species in the Northwest; and the red-cockaded woodpecker, bald eagle, wood stork, red hill salamander and flatwoods salamander in the South. Protection of threatened and endangered species may include restrictions on timber harvesting, road building and other forest practices on private, federal and state land containing the affected species. The size of the area subject to restriction will vary depending on the protected species at issue, the time of year and other factors, but can range from less than one to several thousand acres.

We expect that environmental groups and interested individuals will intervene with increasing frequency in the regulatory processes in the states where we intend to seek to acquire timberland properties with the proceeds of this offering. For example, if we acquire timberland property in Washington State, we would be required to file a Forest Practice Application for each unit of timber to be harvested. These applications may be denied or restricted by the regulatory agency or appealed by other parties, including citizens groups. Environmental groups and interested individuals may also appeal individual forest practice applications or file petitions with the Forest Practices Board to challenge the regulations under which forest practices are approved. Appeals or actions of the regulatory agencies could delay or restrict timber harvest activities pursuant to these permits, and delays or harvest restrictions on a significant number of applications could result in increased costs. In addition to intervention in regulatory proceedings, interested groups and individuals may file or threaten to file lawsuits that seek to prevent us from implementing our operating plans. Any lawsuit or even a threatened lawsuit could delay harvesting on our timberlands. Among the remedies that could be enforced in a lawsuit is a judgment entirely preventing or restricting harvesting on a part of our targeted timberland properties.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and reduce distributions to our stockholders.

Because timberland investments are relatively illiquid, our ability to promptly sell one or more timberland properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors that are beyond our control, including:

•	changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances, and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	forestry costs associated with maintaining and managing timberland properties;

•	changes in operating expenses; and

•	fires, hurricanes, earthquakes, floods and other natural disasters as well as civil unrest, acts of war and terrorism, each of which may result in uninsured losses.

As part of our business plan and as necessary, we intend to sell portions of our timberland property holdings during opportunistic times. We plan on selling timberland to third parties who intend to put the timberland to a higher and better use and therefore may be willing to compensate us for the land in excess of prices we would typically receive if the land remained as timber-producing property. In acquiring a timberland property, however, and in entering into long-term supply agreements, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to market opportunities could result in lower distributions to our stockholders than would be available if we were able to quickly respond to such market opportunities.

If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to our stockholders.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or our reinvestment of such proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

We may be unable to obtain accurate data on the volume and quality of the standing timber on a property that we intend to acquire, which may impair our ability to derive the anticipated benefits from the timberland property.

The quality and reliability of data concerning timberland properties varies greatly. Professional foresters collect data on species, volumes and quantities of timber on a particular property by conducting “cruises” through the property. During these cruises, foresters sample timber stands at specified intervals and locations that have been pre-determined by forest statisticians. A cruise that is poorly designed or executed can result in misleading data. In addition, errors in compiling the data may lead to erroneous estimates of the volume and quality of the timber on a particular property. The latest inventory data available at the time of a timberland transaction may be based on cruises that are more than a year old. Timberland cruises are time-consuming and expensive, and, as a result, are not usually conducted on an annual basis. Consequently, timber inventories are often updated without a cruise by subtracting out the volume of timber that was harvested (usually an accurate number) and by adding in the volume of estimated tree growth (usually a less accurate number than the removal number). We may not be able to require an adjustment to the property purchase price from the seller if a post-acquisition cruise reveals a significant difference in timber volumes or quality from the pre-acquisition data. If we are unable to obtain or develop accurate and reliable data related to the timberland in which we invest, then our assumptions, forecasts and valuations relating to those timberlands will be incorrect. As a result, we may not be able to realize the anticipated returns from those timberlands or to sell the property for the price that we anticipated, which could negatively impact our financial condition and our ability to make distributions to stockholders.

Our estimates of the timber growth rates on our properties may be inaccurate, which would impair our ability to realize expected revenues from those properties.

We rely upon estimates of the timber growth rates and yield when acquiring and managing our timberland properties. These estimates are central to forecasting our anticipated timber revenues and expected cash flows. Growth rates and yield estimates are developed by forest statisticians using measurements of trees in research plots on a property. The growth equations predict the rate of height and diameter growth of trees so foresters can estimate the volume of timber that may be present in the tree stand at a given age. Tree growth varies by soil type, geographic area and climate. Inappropriate application of growth equations in forest management planning may lead to incorrect estimates of future volumes. If these estimates are incorrect, our ability to manage our timberland in a profitable manner will be diminished, which may interfere with our ability to make distributions to stockholders.

Changes in assessments, property tax rates and state property tax laws may reduce our net income and our ability to make distributions to our stockholders.

Our expenses may be increased by assessments of our timberland properties and changes in property tax laws. We generally intend to hold our timberland properties for a substantial amount of time. Property values tend to increase over time, and, as property values increase, the related property taxes generally also increase, which would increase the amount of taxes we pay. In addition, changes to state tax laws or local initiatives could also lead to higher tax rates on our timberland properties. Because each parcel of a large timberland property is independently assessed for property tax purposes, our timberland properties may receive a higher assessment and be subject to higher property taxes. In some cases, the cost of the property taxes may exceed the income that could be produced from that parcel of property if we continue to hold it as timberland. If our timberland properties become subject to higher tax rates, the revenues that we use to pay distributions could be diminished and our stockholders may receive a lower return on their investment.

Changes in land uses in the vicinity of our timberland properties may increase the amount of the property that we classify as HBU property, and property tax regulations may reduce our ability to realize the values of those HBU properties.

An increase in the value of other properties in the vicinity of our timberland properties may prompt us to sell parcels of our land as higher and better use, or HBU, properties. Local, county and state regulations may prohibit us from, or penalize us for, selling a parcel of timberland for real estate development. Some states regulate the number of times that a large timberland property may be subdivided within a specified time period, which would also limit our ability to sell our HBU property. In addition, in some states timberland is subject to certain property tax policies that are designed to encourage the owner of the timberland to keep the land undeveloped. These policies may result in lower taxes per acre for our timberland properties as long as they are used for timber purposes only. However, if we sell a parcel of timberland in such states as a HBU property, we may trigger tax penalties, which could require us to repay all of the tax benefits that we have received. Our inability to sell our HBU land on terms that are favorable to us could negatively affect our financial condition and our ability to make distributions to our stockholders.

We may be unable to properly estimate non-timber revenues from the properties that we acquire, which would impair our ability to acquire attractive properties, as well as our ability to derive the anticipated revenues from those properties.

When we acquire properties, we likely will expect to realize revenues from timber and non-timber related activities, such as the sale of conservation easements and recreation leases. Non-timber activities can contribute significantly to the revenues that we derive from a particular property. We will rely on estimates to forecast the amount and extent of revenues from non-timber related activities on our timberland properties. If our estimates concerning the revenue from non-timber related activities are incorrect, we will not be able to realize the projected revenues. If we are unable to realize the level of revenues that we expect from non-timber activities, our revenues from the underlying timberland would be less than expected and our ability to make distributions to our stockholders may be negatively impacted.

Our international investments will be subject to changes in global market trends that could adversely impact our ability to make distributions to our stockholders.

A portion of our timberland portfolio may consist of properties located in timber-producing regions outside of the U.S. These international investments could cause our business to be subject to unexpected, uncontrollable and rapidly changing events and circumstances in addition to those experienced in U.S. locations. Adverse changes in the following factors, among others, could have a negative impact on our business, results of operations and ability to make distributions to our stockholders:

•	effects of exposure to currency other than United States dollars, due to having non-U.S. customers and foreign operations;

•	regulatory, social, political, labor or economic conditions in a specific country or region; and

•

trade protection laws, policies and measures, and other regulatory requirements affecting trade and investment, including loss or modification of exemptions for taxes and tariffs, and import and export licensing requirements.

Risks Associated with Debt Financing

Continued disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets have been experiencing extreme volatility and disruption for more than 18 months. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We expect to finance our investments in part with debt. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Economic conditions may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and our financial condition. The credit crisis could have an impact on our interest rate swap agreements if our counterparties are forced to default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons. We may be materially and adversely affected in the event of a significant default by one of our counterparties. In addition, depressed economic conditions could influence the levels of consumer spending and have a material adverse effect on our financial condition. Our ability to make future principal and interest payments on our debt depends upon our future performance, which is subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control.

If we default on the terms of the mezzanine loan or the senior loan obtained by us in connection with the acquisition of the Mahrt Timberland, stockholders who invest in us prior to the repayment of the mezzanine loan or the senior loan could lose some or all of their investment.

We borrowed approximately $160 million to fund a portion of the purchase price of the Mahrt Timberland in the form of a mezzanine loan, of which $65.7 million was outstanding as of December 31, 2008 and which we must repay on or before September 30, 2009. Additionally, we borrowed $212 million in the form of a senior loan, of which $208.6 million was outstanding as of December 31, 2008, which we must repay on or before September 9, 2010. The mezzanine loan is secured by, among other things, a first priority security interest in the funds raised in this offering. The senior loan is secured by, among other things, a second priority security interest in the funds raised in this offering. Our ability to repay the mezzanine loan and the senior loan is dependent upon our success in raising substantial funds pursuant to this offering. If the amount of proceeds we raise in this offering is less than the amount that we need to repay the mezzanine loan and the senior loan, respectively, when due, then unless we are able to refinance the senior loan and the mezzanine loan or otherwise amend their terms, we will be in default under the mezzanine loan or the senior loan, as the case may be. If we default on the mezzanine loan, the lenders for such loan will be entitled to all of the proceeds of our offering up to the amount of the mezzanine loan. If we default on the senior loan, the lenders for such loan will be entitled to all of the proceeds of our offering, after repayment of the mezzanine loan, up to the amount of the senior loan. If the lenders under either loan foreclose upon their security interest in a substantial amount of proceeds of our offering, our existing stockholders could lose some or all of their investment and it would be unlikely that we would be able to meet our investment objectives or to raise additional capital in this offering or otherwise in order to continue our operations. We have guaranteed both the senior loan and the mezzanine loan, but on a limited basis that covers only losses incurred by CoBank, ACB or Wachovia Bank due to certain bad acts of the borrowers and related loan parties. The mezzanine loan is also fully guaranteed by Wells Real Estate Funds, Inc., which has represented to us that it intends to fund any unpaid debt that matures in 2009 to ensure that all our required repayments are made in accordance with the terms of the loan agreements and that the subsequent repayment by us of any amounts funded by Wells Real Estate Funds, Inc. or redemption of any equity owned by it would not become due or payable during 2009 or shortly thereafter.

The agreements for the senior loan and the mezzanine loan obtained by us in connection with the acquisition of the Mahrt Timberland prohibit us from paying distributions or redeeming shares (except in cases of death or disability) until we attain certain financial performance measures under the senior loan and until we repay the mezzanine loan in full.

The senior loan agreement and the mezzanine loan agreement contain restrictive covenants that prohibit us from declaring, setting aside funds for, or paying any dividend, distribution, or other payment to our stockholders while the loans are outstanding. As a result, we will be unable to make any payments or distributions (or set aside funds for any payments or distributions) to our stockholders until we have attained certain financial performance measures under the senior loan and until the mezzanine loan is repaid in full. The mezzanine loan has a maturity date of September 30, 2009. The senior loan has a maturity date of September 9, 2010. The senior loan requires us to attain a ratio of less than 40% of the amount of the senior loan to the value of the collateral at the time of determination in order for us to make distributions. Because distribution of at least 90% of REIT taxable income is one of the requirements for REIT qualification, we may not be able to qualify as a REIT until, among other things, we attain the required financial performance measures under the senior loan and until the mezzanine loan is repaid in full, or the terms of the senior loan and the mezzanine loan agreement are amended prior to their full repayment (although no assurance can be made that we may be able to renegotiate the terms of the senior loan agreement or the mezzanine loan agreement). Until the mezzanine loan has been repaid in full, we are permitted to redeem shares only if the redemption is sought within two years of the death or qualifying disability of a stockholder under the plan.

We are likely to incur indebtedness which may increase our business risks and may reduce the value of your investment.

We have acquired, and in the future may acquire, real properties by borrowing funds. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties. If we become qualified as a REIT, we may also borrow funds if needed to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

Significant borrowings by us increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages or other indebtedness contains cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue any insurance coverage that we may have, or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We have incurred significant indebtedness which accrues interest at a variable rate under the terms of the senior loan obtained in connection with the acquisition of the Mahrt Timberland, and we may incur additional debt in the future. Interest we pay under the senior loan and any other debt we incur will reduce our cash available for distributions. Additionally, if we incur additional variable-rate debt, increases in interest rates would increase our interest cost, which would reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of high interest rates, we could be required to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter does not limit us from incurring debt until our aggregate debt would exceed 300% of our net assets (generally expected to approximate 75% of the cost of our timber assets before noncash reserves and depreciation), unless the excess borrowing over such level is approved by a majority of the independent directors and the excess borrowing is disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess.

Our board (including the independent directors) unanimously approved our borrowing in excess of the 300% net assets limitation in order to obtain the mezzanine loan and the senior loan in connection with the acquisition of the Mahrt Timberland. This borrowing significantly increased our debt levels. Our debt obligations may cause us to incur higher interest charges on any additional debt incurred in the future and will result in higher debt service payments in order to service the higher debt levels. In addition, the terms of our current loan agreements include restrictive covenants such as the prohibition on paying distributions or redeeming shares until we achieve certain financial performance measures under the senior loan and until the mezzanine loan is repaid in full (except for those redemptions allowed in cases of death or qualifying disability), and until certain financial performance measures are met under the senior loan. These factors limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. While we intend to comply with the provisions of our charter, which require our independent directors to approve any borrowings in excess of 300% of our net assets, we have not established any fixed percentage of leverage that we will not exceed in the near-term, and we cannot assure you that our independent directors will not approve any borrowings in excess of 300% of our net assets in the future.

Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return.

We may enter into joint ventures with third parties to acquire properties. We may also purchase properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

Federal Income Tax Risks

Our inability to qualify to be taxed as a REIT from our inception could result in adverse tax consequences to us and our stockholders.

We acquired the Mahrt Timberland on October 9, 2007, and as of such date had not yet qualified as a REIT. We did not qualify to be taxed as a REIT for our taxable year ending December 31, 2008. We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2009. However, because our ability to do so is subject to the satisfaction of certain organizational and operational requirements, we cannot give any assurances regarding when we will qualify or elect to be taxed as a REIT. We refer to the first day of the first taxable year for which we qualify and elect to be taxed as a REIT as our REIT commencement date. If we have a net built-in gain in our assets as of the REIT commencement date, do not elect to take such net built-in gain into income immediately prior to our REIT commencement date and subsequently recognize gain on the disposition of any assets we hold at the REIT commencement date, we will be subject to tax at the highest regular corporate rate during the ten-year period beginning on the REIT commencement date on the lesser of (A) the excess of the fair market value of the asset disposed of as of the REIT commencement date over our basis in the asset as of the REIT commencement date (the built-in gain with respect to that asset as of the REIT commencement date), (B) the amount of gain we would otherwise recognize on the disposition, or (C) the amount of net built-in gain in our assets as of the REIT commencement date not already recognized during the ten-year period. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. Any recognized built-in gain will retain its character as ordinary income or capital gain and will be taken into account in determining REIT taxable income and our distribution requirement. Any tax on the recognized built-in gain will reduce REIT taxable income. If we elect REIT status in the future, we will have to determine whether we have a net built-in gain as of the REIT commencement date. We have not yet determined whether we have a net built-in gain in our assets as of January 1, 2009. If we do, we may choose not to sell assets we might otherwise sell during the ten-year period in which the built-in gain tax applies in order to avoid the built-in gain tax. The IRS has issued a private letter ruling to another REIT indicating that the built-in gain tax would not apply to sales of timber sold during the ten-year period following its conversion to a REIT. We are not entitled to rely on that ruling and have not requested our own IRS ruling.

In addition, to qualify as a REIT, we cannot have at the end of any REIT taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We will monitor our earnings and profits position to allow us to be in a position to satisfy this requirement if our board of directors determines that we should elect to be taxed as a REIT.

We have not qualified as a REIT and may fail to meet the requirements to qualify as a REIT, which will require us to pay additional taxes and which could reduce our funds available to make distributions to our stockholders.

We are not qualified as a REIT currently and are subject to federal and state and local taxes on our taxable income. We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2009. However, because our ability to do so is subject to the satisfaction of certain organizational and operational requirements which we have not met as of the date of this prospectus, we cannot give any assurances regarding when we will qualify or elect to be taxed as a REIT. Our qualification as a REIT will depend upon our ability to meet, on an ongoing basis, these requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. We have no assurances that we will satisfy the requirements for REIT qualification now or in the future. Alston & Bird LLP, our legal counsel, will not review our compliance with the REIT qualification standards on an ongoing basis. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we do qualify as a REIT in the future and subsequently fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.

Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we become qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•	Our taxable REIT subsidiaries will be subject to tax on their taxable income.

Upon qualification as a REIT, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

Once we become qualified as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (2) the effect of nondeductible capital expenditures, or (3) the creation of reserves. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To qualify and maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The extent of our use of taxable REIT subsidiaries may affect the value of our common stock relative to the share price of other REITs.

We intend to conduct a portion of our business activities through one or more taxable REIT subsidiaries, or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us. Our use of TRSs will enable us to engage in non-REIT qualifying business activities, such as the sale of higher and better use properties. However, under the Internal Revenue Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to increase the size of our non-REIT qualifying operations. Furthermore, because the income earned by our TRSs will be subject to corporate income tax and will not be subject to the requirement to distribute annually at least 90% of our REIT taxable income to our stockholders, our use of TRSs may cause our common stock to be valued differently than the shares of other REITs that do not use TRSs as extensively as we expect to use them.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Upon qualification as a REIT, we would be subject to a 100% tax on any net income from “prohibited transactions.” In general, prohibited transactions are sales or other dispositions of property to customers in the ordinary course of business. Sales by us of higher and better use property at the REIT level could, in certain circumstances, constitute prohibited transactions.

We intend to avoid the 100% prohibited transaction tax upon qualification as a REIT by conducting activities that would be prohibited transactions through one or more TRSs. We may not, however, always be able to identify properties that will become part of our “dealer” land sales business. Therefore, if we sell any higher and better use properties at the REIT level that we incorrectly identify as property not held for sale to customers in the ordinary course of business or that subsequently become properties held for sale to customers in the ordinary course of business, we may be subject to the 100% prohibited transactions tax.

Retirement and Employee Benefit Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension and employee benefit plans investing in our shares. If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan, the assets of an IRA, or the assets of any other plan that is subject to ERISA and/or the Code in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•

your investment satisfies the applicable prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciaries may be held personally liable under ERISA for losses suffered by a plan as a result of a breach of fiduciary duty. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

Governmental plans, foreign plans and church plans that are not subject to ERISA or the Code should make sure that the investment in our shares is in accordance with the plan and applicable law.

Governmental plans, foreign plans and church plans generally are exempt from the requirements of ERISA and the Code. However, such plans may be subject to state, foreign, or other laws that impose fiduciary requirements similar to those of ERISA and the Code. Persons making an investment on behalf of a governmental, foreign, or church plan should satisfy themselves that the investment is in accordance with the plan and applicable law.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.

The annual statement of value will report the estimated value of each share of common stock as of the close of our fiscal year. Our advisor or another firm we choose for this purpose will prepare this annual estimated value of our shares based on the estimated amount that would be received if our assets were sold as of the close of the fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. For 12 months after the completion of our last public equity offering prior to the listing of our shares on a national securities exchange, our advisor will use the most recent price paid to acquire a share in that offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. After that time, we would publish a per share valuation determined by our advisor or another firm chosen for that purpose. No independent appraisals of our assets will be required during the initial period or at any time thereafter. You should be aware that:

•	a value included in the annual statement may not actually be realized by us or by our stockholders upon liquidation;

•	stockholders may not realize that value if they attempted to sell their shares; and

•

using the estimated statement of value, or the method used to establish the value, may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange. See “ERISA Considerations — Annual Valuation” for additional discussion regarding the annual statement of value.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the estimated proceeds raised in this offering assuming that we sell a midrange point of $1,000,000,000 of shares of common stock, at $10.00 per share, and the maximum of $2,000,000,000 of shares of common stock, at $10.00 per share, in our primary offering. We also disclose information below regarding the estimated use of proceeds assuming we sell the maximum number of shares, including $200,000,000 of shares of common stock at $9.55 per share, pursuant to our distribution reinvestment plan. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares we sell in the primary offering and the distribution reinvestment plan, we estimate that approximately 90.8% to 91.7% of our gross offering proceeds, or $9.08 to $9.17 per share, respectively, after mandatory repayment of our indebtedness under our mezzanine loan and the attainment of certain financial performance measures under the senior loan, will be used for investments in additional timberland properties, the payment of fees to our advisor and the repurchase of shares under our share redemption plan, while the remainder will be used to pay offering expenses, including selling commissions and the dealer-manager fee. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds. The allocation of shares sold pursuant to the primary offering and pursuant to the distribution reinvestment plan will affect our gross proceeds and the amount available for investment. We have not given effect to any special sales or volume discounts that could reduce the amount of selling commissions shown below. The figures below reflect that we will not pay commissions or dealer-manager fees in connection with shares issued through our distribution reinvestment plan.

	$2,200,000,000 of Shares of Common Stock
	Primary Offering				Distribution Reinvestment Plan		Total
	$1,000,000,000 ($10.00/share)		$2,000,000,000 ($10.00/share)		$200,000,000 ($9.55/share)		$2,200,000,000 shares
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	1,000,000,000	100.0	2,000,000,000	100.00	200,000,000	100.00	2,200,000,000	100.0
Less Offering Expenses Selling Commissions	70,000,000	7.0	140,000,000	7.0	—	—	140,000,000	6.39
Dealer-Manager Fee	18,000,000	1.8	36,000,000	1.8	—	—	36,000,000	1.64
Organization and Other Offering Expenses(1)	7,200,000	0.72	7,300,000	0.37	—	—	7,300,000	0.33
Estimated Amount to be Invested(2)(3)	904,800,000	90.5	1,816,700,000	90.8	200,000,000	100.00	2,016,700,000	91.7

(1)	Includes all expenses (other than selling commissions and the dealer-manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees and amounts to reimburse Wells TIMO for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker/dealers. Wells TIMO has agreed to reimburse us to the extent organizational and offering expenses incurred by us, other than selling commissions and the dealer-manager fee, exceed 1.2% of the aggregate gross offering proceeds. We will only reimburse organizational and offering expenses from the proceeds of our distribution reinvestment plan to the extent that our primary offering has terminated and our advisor has incurred organization and offering expenses in excess of 1.2% of the gross proceeds from our primary offering. In this case, we will only reimburse our advisor for organizational and offering expenses incurred prior to the termination of the primary offering.

(2)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs will average 0.5% of the contract purchase prices of property acquisitions.

(3)

Our mezzanine loan bears interest at 11% per year and has a maturity date of September 30, 2009. The mezzanine loan agreement prohibits us from paying distributions until we repay the loan in full. In addition, the mezzanine loan agreement prohibits us from redeeming shares until we repay the mezzanine loan in full, except for redemptions sought within two years of the death or qualifying disability of a stockholder under the plan. In addition, our senior loan agreement prohibits us from paying distributions until we attain a ratio of less than 40%

of the amount of the senior loan to the value of the collateral at the time of determination. To the extent that we are able to pay any distributions in the future, it is possible that the net proceeds from the sale of shares under our distribution reinvestment plan will be available for investment. However, it is possible that all of these proceeds will instead be used to repurchase shares of our common stock under the share redemption plan to the extent permitted under the terms of our loan agreements. See “Description of Shares — Share Redemption Plan.” Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells TIMO to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells TIMO and various affiliates, many of the actions taken by the board require the approval of a majority of our independent directors. See “Conflicts of Interest.”

We have a five-member board of directors, one of whom, Jess E, Jarratt, is affiliated with Wells Capital and its affiliates, and the four remaining directors qualify as “independent directors.” Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be “independent directors,” which is defined in our charter pursuant to the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells TIMO or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent director status. One of our independent directors, E. Nelson Mills, may face conflicts of interest because of his affiliations with another program advised by Wells Capital and its affiliates.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as required by their fiduciary duties to us and as necessary to respond to relevant business conditions. In addition to meetings of the various committees of the board described below, we expect to hold regular board meetings at least quarterly. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties to us. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and nonaudit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our audit committee currently consists of Michael P. McCollum, E. Nelson Mills, Donald S. Moss and Willis J. Potts, Jr.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are: (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors. Currently, all of the members of the nominating and corporate governance committee are our independent directors Michael P. McCollum, E. Nelson Mills, Donald S. Moss and Willis J. Potts, Jr.

Operations Committee

The primary functions of the operations committee are: (1) maintaining and developing each of the operations committee member’s understanding of the complexities of timberland management and timber harvesting, (2) maintaining and developing each of the operations committee member’s experience in supervising our operations related to timberland management and timber harvesting and developing procedures designed to promote the accountability of the officers regarding results of operations, (3) preparing and developing materials designed to inform and educate those members of our board of directors who do not have the experience and understanding of timberland management and timber harvesting of the issues and complexities involved and (4) performing such other duties as our board of directors may determine are necessary and appropriate and may delegate to the operations committee. Our operations committee currently consists of E. Nelson Mills, Donald S. Moss, Willis J. Potts, Jr., Michael P. McCollum and Jess E. Jarratt.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position
Leo F. Wells, III	65	President
Douglas P. Williams	58	Executive Vice President, Secretary and Treasurer
Randall D. Fretz	56	Senior Vice President
Jess E. Jarratt	52	Director
Michael P. McCollum	52	Independent Director
E. Nelson Mills	48	Independent Director
Donald S. Moss	72	Independent Director
Willis J. Potts, Jr.	62	Independent Director

Leo F. Wells, III.    Since our inception in September 2005, Mr. Wells has been our President. He served as one of our directors from inception until June 22, 2007. He served as the President of Piedmont Office Realty Trust, Inc. (formerly Wells Real Estate Investment Trust, Inc.), which we refer to as Piedmont REIT, from 1997 to February 2007. He also served as a director of Piedmont REIT until May 2007, the President and a director of Wells REIT II since 2003 and the President and Chairman of Wells Total Return REIT since March 2007. Prior to its dissolution in March 2008, he served as an independent director of Institutional REIT. He has also been the sole stockholder, sole director, President and Treasurer of Wells REF since 1997, which directly or indirectly owns Wells Capital, Wells Management Company, Inc., Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation, Wells Asset Management, Inc., Wells Real Estate Advisory Services, Inc. and Wells TIMO. He has also been the President, Treasurer and sole director of Wells Capital since 1984; Wells Management Company, Inc. since 1983; Wells Development Corporation since it was organized in 1997 to develop real estate properties; and Wells Asset Management, Inc. since it was organized in 1997 to serve as an investment advisor to the Wells Family of Real Estate Funds. Since 1997, Mr. Wells has been a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. Since 2004, he has been President and sole director of Wells Real Estate Advisory Services, Inc. He has been the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company, since it was incorporated in 1978. Mr. Wells serves as the principal broker for Wells & Associates, Inc.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and Wells Investment Securities entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD (now FINRA) relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD that are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810 and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking made in March 2001 not to engage in the conduct described above, and thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity with Wells Investment Securities ended on October 6, 2004.

Douglas P. Williams.    Since our inception in September 2005, Mr. Williams has been our Executive Vice President, Secretary and Treasurer. He served as one of our directors from inception until June 22, 2007. From 1999 to 2007, he has also served as Executive Vice President, Secretary and Treasurer and a director of Piedmont

REIT. Since 2003, he has served as Executive Vice President, Secretary and Treasurer and a director of Wells REIT II. Prior to its dissolution in March 2008, he served as Executive Vice President, Secretary, Treasurer and a director of Institutional REIT. Since March 2007, he has served as Executive Vice President, Secretary, Treasurer and a director of Wells Total Return REIT. Since 1999, Mr. Williams has also been a Senior Vice President of Wells Capital and a Vice President, Chief Financial Officer, Treasurer and a director of Wells Investment Securities, our dealer-manager. He has also been a Vice President of Wells REF and Wells Asset Management, Inc. since 1999.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/ Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz.    Since our inception in September 2005, Mr. Fretz has been our Senior Vice President. He has also been a Senior Vice President of Wells Capital since 2002. He has also been the Chief of Staff and a Vice President of Wells REF since 2002, a Senior Vice President of Piedmont REIT from 2002 to 2007, a Senior Vice President of Wells REIT II since 2003, a Senior Vice President at Wells Total Return REIT since March 2007 and a director of Wells Investment Securities since 2002. Mr. Fretz is primarily responsible for corporate strategy and planning, advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to its dissolution in March 2008, he served as a Senior Vice President of Institutional REIT. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a Bachelor of Arts degree in Sociology and Bachelor of Physical Education from McMaster University in Hamilton, Ontario. He also earned a Master’s of Business Administration degree from the Ivey School of Business in London, Ontario.

Jess E. Jarratt.    Mr. Jarratt has served as one of our directors since June 22, 2007. He also has served as Senior Vice President of Wells Capital and President of Wells TIMO since March 2007. Mr. Jarratt is responsible for directing and managing all aspects of timberland operations for Wells including timberland acquisitions and dispositions, portfolio and property management, and timberland financing. From February 2006 through February 2007, Mr. Jarratt served as Managing Director of SunTrust Robinson Humphrey’s Structured Real Estate Group where he was responsible for structuring and purchasing net leased real estate for SunTrust’s dedicated equity account and originating financing vehicles for agricultural and timberland properties. From July 2001 through January 2006, Mr. Jarratt was Managing Director for SunTrust Robinson Humphrey’s Capital Markets Origination group where he originated and structured large, multi-capital transactions across SunTrust’s Corporate Banking unit. From July 1995 through July 2001, Mr. Jarratt was Group Vice President of SunTrust’s AgriFood Group which he founded and grew into a group of 20 professionals and over $1 billion in assets. From 1988 through July 1995, Mr. Jarratt was Vice President of Rabobank International, a multinational Dutch bank where he led corporate lending activities to U.S. agribusiness companies and timberland and forest products companies. From April 1985 through May 1988, Mr. Jarratt served as one of the original foresters for a predecessor entity to Hancock Timber Resource Group, one of the largest institutional managers of timber in the world. In his role as Timberland Investment Officer,

Mr. Jarratt purchased and managed one of the fund’s first investments in timberland, including the merchandising of the property’s timber. Mr. Jarratt was also instrumental in the development of the financial analysis used to analyze the purchase of timberland by the company. From April 1983 through April 1985, Mr. Jarratt served as a Procurement Forester with the Kirby Lumber Company. His responsibilities in this role included the purchase of enough raw timber to supply a plywood mill, management of various relationships with dealers and suppliers, cruising prospective timber acquisitions and negotiating purchase prices with landowners. Prior to joining Kirby Lumber Company, Mr. Jarratt worked as a Timberland Purchase Forester responsible for building a land base for Nekoosa’s Ashdown Arkansas paper mill by originating, cruising, negotiating and closing on timberland purchases. Mr. Jarratt began his career as a Forester with the Texas Forest Service in August 1979 where he worked with private landowners to develop and implement forest management plans. Mr. Jarratt received a Bachelor of Science degree in Forestry from Texas A&M University and a Master of Business Administration degree from the University of North Texas. In addition, Mr. Jarratt is a Certified Management Accountant (CMA) and has completed the Harvard Business School Executive Agribusiness Program. Mr. Jarratt is a member of the Institute of Management Accounting.

Michael P. McCollum, Ph.D.    Dr. McCollum is one of our independent directors. He has worked in the forest products industry for the past 25 years. From June 1996 until his retirement in December 2005, Dr. McCollum led the Wood and Fiber Supply Division of Georgia-Pacific Corporation, one of the world’s leading manufacturers and distributors of tissue, pulp, paper, packaging, building products and related chemicals, and in January 2001 he became President of the Division. From July 1992 to June 1996, Dr. McCollum served in positions of increasing responsibility at Georgia-Pacific in the areas of forest management, wood and fiber supply, technical support and strategic planning. From February 1984 to July 1992, Dr. McCollum served in various positions at Temple-Inland Inc., a major forest products corporation. From January 1981 to February 1984, Dr. McCollum worked in the Wood Products Division of Manville Forest Products Corporation, a subsidiary of Johns Manville, a Berkshire Hathaway company and a leading manufacturer and marketer of premium-quality building and specialty products. Dr. McCollum received his Bachelor of Science degree in Forestry from the University of Arkansas and received a Ph.D. in Forest Science from Texas A&M University. Dr. McCollum is a member of the Society of American Foresters and has served on the boards of several industry and conservation associations.

E. Nelson Mills.    Mr. Mills is one of our independent directors. Since 2007, Mr. Mills has served as a director of Wells REIT II. Prior to its dissolution in March 2008, Mr. Mills served as a director of Institutional REIT. Since December 2004, Mr. Mills has served as the chief financial officer and chief operations officer of Williams Realty Advisors, where he is responsible for financial strategy, design, formation and operation of real estate investment funds. From April 2004 to December 2004, Mr. Mills was a consultant to and the chief financial officer of Timbervest, LLC, an investment manager specializing in timberland investment planning. From September 2000 to April 2004, Mr. Mills served as chief financial officer of Lend Lease Real Estate Investments, Inc. and from August 1998 to August 2000 served as a senior vice president of Lend Lease with responsibility for tax and acquisition planning and administration. Mr. Mills was a tax partner with KPMG LLP from January 1987 to August 1998. Mr. Mills received a Bachelor of Science degree in Business Administration from the University of Tennessee and a Master of Business Administration degree from the University of Georgia. Mr. Mills is also a Certified Public Accountant.

Donald S. Moss.    Mr. Moss is one of our independent directors. He is also an independent director of Piedmont REIT and a trustee of the Wells Family of Real Estate Funds. Mr. Moss was also an independent director of Wells REIT II from 2003 until 2007. He was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations — Worldwide from 1976 to 1979, Group Vice President of Sales — Worldwide from 1979 to 1980, Senior Vice President — International from 1980 to 1983 and Group Vice President — Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980 to 1983. Mr. Moss is a past president and former director of The Atlanta Athletic Club, a former director of the Highlands Country Club in Highlands North Carolina and the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss attended the University of Illinois where he majored in Business.

Willis J. Potts, Jr.    Mr. Potts is one of our independent directors. From June 1999 until his retirement in June 2004, Mr. Potts served as vice president and general manager of Temple-Inland Inc., a major forest products corporation, where he was responsible for all aspects of the management of a major production facility, including timber acquisition, community relations and governmental affairs. From November 1994 to June 1999, Mr. Potts was senior vice president of Union Camp Corporation, where he was responsible for all activities of an international business unit, with revenues of approximately $1 billion per year including supervision of acquisitions and dispositions of timber and timberland, controllership functions and manufacturing. Mr. Potts is a past chairman of the board of directors of the Technical Association of the Pulp and Paper Industry (TAPPI), the largest technical association serving the pulp, paper and converting industry. In 2006, Mr. Potts was appointed to the Board of Regents of The University System of Georgia. Mr. Potts received a Bachelor of Science degree in Industrial Engineering from the Georgia Institute of Technology. He also completed the Executive Program at the University of Virginia. Mr. Potts also serves as director of J&J Industries, a privately-held carpet manufacturing company.

Compensation of Directors

We do not provide compensation for service on our board of directors to any member of our board who is not an independent director. Our independent directors receive an annual retainer of $18,000. Directors have the ability to elect to receive their annual retainer in an equivalent value of shares of stock, to be issued at $9.12 per share (which represents the purchase price per share that we would receive in our public offering after deducting the selling commission and dealer manager fee). In addition, independent directors receive fees for attending board and committee meetings as follows:

•	$2,000 per in-person board meeting;

•	$1,500 per in-person committee meeting;

•	$250 per telephonic board or committee meeting; and

•	an additional $500 to a committee chair for each in-person committee meeting.

When a committee meeting occurs on the same day as a board meeting, an additional fee is not paid for attending the committee meeting.

All directors receive reimbursement of reasonable travel expenses incurred in connection with attendance at meetings of the board of directors.

In addition to cash compensation, upon his or her initial election or appointment to our board, each independent director receives a grant of options to purchase 2,500 shares of our common stock. One-third of the options are immediately exercisable on the date of grant, one-third become exercisable on the first anniversary of the date of grant, and the remaining one-third will become exercisable on the second anniversary of the date of grant. The initial grant of options was anti-dilutive with an exercise price of $10.00 per share.

Upon each subsequent re-election of the independent director to the board, he or she will receive a subsequent grant of options to purchase 1,000 shares of our common stock. The exercise price for the subsequent options will be the fair market value of the shares on the date of grant. One-third of the subsequent grant of options are immediately exercisable on the date of grant, one-third become exercisable on the first anniversary of the date of grant, and the remaining one-third will become exercisable on the second anniversary of the date of grant.

All stock options granted to our independent directors are granted pursuant to our long-term incentive plan and our independent directors compensation plan (which operates as a sub-plan of our long-term incentive plan), and are governed by the terms and conditions of such plans. Upon the occurrence of a change in control, or upon termination of the director’s service by reason of his or her death, disability or termination without cause, the options will become fully vested and exercisable. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.

The following table sets forth the compensation paid to all directors during 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Leo F. Wells, III(1)	—		—	—	—	—	—
Douglas P. Williams(1)	—		—	—	—	—	—
Jess E. Jarratt	—		—	—	—	—	—
Michael P. McCollum	$35,750		—	—	—	—	$35,750
E. Nelson Mills	$54,500		—	—	—	—	$54,500
Donald S. Moss	$53,000		—	—	—	—	$53,000
Willis J. Potts, Jr.	$53,250		—	—	—	—	$53,250

(1)	Messrs. Wells and Williams resigned from our board effective June 22, 2007.

(2)	Reflects the dollar amounts recognized for financial statement reporting purposes, computed in accordance with Statement of Financial Accounting Standards No. 123(R) Share-Based Payment (FAS 123R). See Note 9 — Stockholders’ Equity in our 2007 Form 10-K for an explanation of the valuation model assumptions used. As of December 31, 2007, options to purchase a total of 14,000 of our shares of common stock were outstanding. The weighted-average exercise price of all outstanding options is $10.00 per share.

Our directors do not hold any stock awards. The aggregate number of option awards held by each of our directors as of December 31, 2007 was 14,000.

The following table shows options awarded to each director during 2007, and the aggregate grant date fair value for each award, computed in accordance with Financial Accounting Standards 123R.

Name	Grant Date	Option Awards (#)(1)	Grant Date Fair Value of Option Award(2)
Leo F. Wells, III	—	—	—
Douglas P. Williams	—	—	—
Jess E. Jarratt	—	—	—
Michael P. McCollum	March 26, 2007	1,000	—
E. Nelson Mills	March 26, 2007	1,000	—
Donald S. Moss	March 26, 2007	1,000	—
Willis J. Potts, Jr.	March 26, 2007	1,000	—

(1)	Amounts reflect the options granted during 2007. As of December 31, 2007, each director held 4,500 options, 3,500 of which were exercisable.

(2)	On March 26, 2007, we granted options to purchase 1,000 shares of our common stock at $10.00 per share to each of our independent directors pursuant to our incentive plan. In accordance with FAS 123R, we estimated the fair value of each stock option granted as of the date of the grant using the Black-Scholes-Merton model and determined that the fair value of the options granted during the year ended December 31, 2007 was insignificant. As of December 31, 2007, options to purchase a total of 14,000 of our shares of common stock were outstanding. The weighted-average exercise price of all outstanding options is $10.00 per share.

2005 Long-Term Incentive Plan

We have adopted a long-term incentive plan, which we refer to as the incentive plan. The incentive plan is intended to attract and retain qualified independent directors, advisors and consultants considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive plan. The incentive plan authorizes the granting of awards to participants in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the board of directors, or a committee of its independent directors;

•

restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the board of directors or a committee of its independent directors, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the board of directors or a committee of its independent directors. The maximum number of shares of common stock that may be issued upon the exercise or grant of an award shall not exceed in the aggregate an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such award. The exercise price of any award shall not be less than the fair market value of our common stock on the date of the grant.

Our board of directors, or a committee of its independent directors, administers the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, the board of directors has also adopted a sub-plan to provide for regular grants of stock options to our independent directors. Awards will not be granted under either plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, or a committee of its independent directors, no award granted under the incentive plan will be transferable except through the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.

We have reserved an aggregate number of 500,000 shares for issuance pursuant to awards granted under the incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the incentive plan will be adjusted proportionately, and our board of directors, or a committee of its independent directors, must make such adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the incentive plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the participant’s death or disability, all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse, and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a prorata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control (as defined in the incentive plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the board or the committee, all outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a prorata basis, based on the time elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the incentive plan), then, all of that participant’s outstanding options and SARs will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a prorata basis, based on the time elapsed prior to the date of termination.

Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the board or committee may, in its sole discretion, at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the board or committee may, in its sole discretion, declare. The board or committee may discriminate among participants or among awards in exercising such discretion.

The incentive plan will automatically expire on February 23, 2016, the tenth anniversary of the date on which it was approved by our initial stockholder, unless extended or earlier terminated by the board of directors. The board of directors or the committee may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the committee may amend the incentive plan at any time, but no amendment to the incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the incentive plan. No termination or amendment of the incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The board or the committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by the stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the incentive plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by the stockholders.

Compensation of Executive Officers

Our executive officers do not receive compensation from us for services rendered to us. Our executive officers also are officers of Wells TIMO, our advisor, and its affiliates and are compensated by these entities, in part, for their services to us. As a result, our board of directors has determined that it is not necessary to establish a Compensation Committee. See “Certain Relationships and Related Party Transactions” for a discussion of the fees paid to Wells Capital and its affiliates.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Subject to the limitations described below, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, our officers, Wells TIMO and its affiliates for losses they may incur by reason of their service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. However, we may not indemnify our directors, Wells TIMO or its affiliates for any loss or liability suffered by them or hold them harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

•	in the case of a nonindependent director, Wells TIMO or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

Our charter further provides that the advancement of funds to our directors and to Wells TIMO and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	such person provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•

the person seeking the advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

In addition, our charter provides that our limitation of director and officer liability and indemnification of and advance of expenses to directors and officers are subject to certain limitations set forth under Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may not (a) limit the liability of its directors and officers if such liability results from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as material to the cause of action and (b) indemnify its directors and officers if it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law provides that a corporation mat not advance reasonable expenses to a director or officer unless the corporation has received a written affirmation by the director or officer of his or her good faith belief that he or she met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The SEC and some state securities regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells TIMO or its affiliates or broker/dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Sponsor

Our sponsor is Wells Capital, which was incorporated in Georgia on April 20, 1984. As of December 31, 2008, Wells Capital had sponsored or advised public real estate programs on an unspecified property, or “blind pool” basis, that have raised approximately $11.2 billion of equity from approximately 271,000 investors. Our advisor is a wholly-owned subsidiary of Wells Capital and Wells Capital is the manager of our advisor. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	65	President, Treasurer and sole Director
Douglas P. Williams	58	Senior Vice President and Assistant Secretary
Stephen G. Franklin	61	Senior Vice President
Randall D. Fretz	56	Senior Vice President
Jess E. Jarratt	52	Senior Vice President

The backgrounds of Messrs. Wells, Williams, Fretz and Jarratt are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D.    Since 1999, Mr. Franklin has served as a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker/dealer relations. Mr. Franklin also serves as Vice President of Wells REF Prior to joining Wells Capital Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Master and Bachelor of Information Technology International M.B.A. and Adult Evening B.B.A. programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive M.B.A. faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He also is co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

From 1984 to 1986, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker/dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

In addition to the directors and executive officers listed above, Wells Capital employs personnel who have extensive experience in the types of services that our advisor will be providing to us, including arranging financing for the acquisition of properties, negotiating contracts, and preparing and overseeing budgets. Our advisor will rely on employees of Wells Capital, its manager, to perform services on its behalf for us to the extent that our advisor does not employ personnel with the relevant experience necessary for such services.

Legal Proceedings

On March 12, 2007, a stockholder of Piedmont REIT filed a putative class action and derivative complaint, presently styled In re Wells Real Estate Investment Trust, Inc. Securities Litigation, in the United States District Court for the District of Maryland against, among others, Piedmont REIT, Wells Capital, the owner of our advisor, certain affiliates of Wells REF, and certain of our officers and directors who formerly served as officers or directors of Piedmont REIT prior to the closing of an internalization transaction by Piedmont REIT on April 16, 2007. The complaint alleges, among other things, violations of the federal proxy rules and breaches of fiduciary duty arising from the Piedmont REIT internalization transaction and the related proxy statement filed with the SEC on February 26, 2007, as amended. The complaint seeks, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction. On April 9, 2007, the District Court denied the plaintiff’s motion for an order enjoining the internalization transaction. On April 17, 2007, the Court granted the defendants’ motion to transfer venue to the United States District Court for the Northern District of Georgia, and the case was docketed in the Northern District of Georgia on April 24, 2007. On June 7, 2007, the court granted a motion to designate the class lead plaintiff and class co-lead counsel. On June 27, 2007, the plaintiff filed an amended complaint, which attempts to assert class action claims on behalf of those persons who received and were entitled to vote on the Piedmont REIT proxy statement filed with the SEC on February 26, 2007, and derivative claims on behalf of Piedmont REIT. On July 9, 2007, the court denied the plaintiff’s motion for expedited discovery related to an anticipated motion for a preliminary injunction. On August 13, 2007, the defendants filed a motion to dismiss the amended complaint. On March 31, 2008, the court granted in part the defendants’ motion to dismiss the amended complaint. The court dismissed five of the seven counts of the amended complaint in their entirety. The court dismissed the remaining two counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify-and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised defenses to the second amended compliant. On June 23, 2008, the plaintiff filed a motion for class certification. As of the date of this filing, the time for the defendants to respond to the plaintiff’s motion for class certification has not yet passed. The parties are presently engaged in discovery. Wells Capital and our officers and directors who are named in the complaint intend to vigorously defend this action. Any financial loss incurred by Wells Capital or its affiliates, including our advisor, could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

On August 24, 2007, two stockholders of Piedmont REIT filed a derivative complaint styled Donald and Donna Goldstein, Derivatively on behalf of Defendant Wells Real Estate Investment Trust, Inc. v. Leo F. Wells, III, et al., in the Superior Court of Fulton County, Georgia, on behalf of Piedmont REIT against, among others, Wells Capital, certain affiliates of Wells REF, and certain of our officers and directors who formerly served as officers and directors of Piedmont REIT prior to the closing of the Piedmont REIT internalization transaction on April 16, 2007. The complaint alleges, among other things, that the consideration paid by Piedmont REIT as part of its internalization transaction was excessive; that the defendants breached their fiduciary duties to Piedmont REIT; and that the internalization transaction unjustly enriched the defendants. The complaint seeks, among other things, a judgment declaring that the defendants have committed breaches of their fiduciary duties and were unjustly enriched at the expense of Piedmont REIT; monetary damages equal to the amount by which Piedmont REIT has been damaged by the defendants; an order awarding Piedmont REIT restitution from the defendants and ordering disgorgement of all profits and benefits obtained by the defendants from their wrongful conduct and fiduciary breaches; an order rescinding the internalization transaction; and the establishment of a constructive trust upon any benefits improperly received by the defendants as a result of their wrongful conduct. On October 19, 2007, the court verbally granted the defendants’ motion for a protective order (and entered a written order on October 24, 2007) staying discovery until the court rules on the defendants’ motion to dismiss the complaint. On October 31, 2007, the defendants filed their motion to dismiss the plaintiffs’ derivative complaint. On December 19, 2007, the court entered an order allowing the plaintiffs to take limited written discovery on the issue of derivative demand, but the discovery stay entered in October 2007 otherwise remains in effect. The defendants responded to the limited discovery requested by the plaintiffs. On January 10, 2008, the plaintiffs filed an amended complaint, which contains substantially the same counts against the same defendants as the original complaint with certain additional factual allegations based primarily on events occurring after the original complaint was filed. In addition, the plaintiffs have responded to a motion to dismiss this lawsuit. A hearing on the motion to dismiss was held on February 22, 2008, and on March 13, 2008, the Court granted the motion to dismiss. On April 11, 2008, the plaintiffs filed a notice to appeal the Court’s judgment granting the defendants’ motion to dismiss. The appeal is currently pending in the Georgia Court of Appeals.

Our Advisor

Our advisor, Wells Timberland Management Organization, LLC or Wells TIMO, was formed in 2006 as a Georgia limited liability company and a wholly-owned subsidiary of Wells Capital. Wells TIMO has contractual and fiduciary responsibilities to us and our stockholders. Wells TIMO’s sole manager is Wells Capital, and Wells Capital has appointed officers of Wells TIMO to manage its day-to-day operations. The officers of Wells TIMO are as follows:

Name	Age	Position
Jess E. Jarratt	52	President
Brian M. Davis	39	Vice President, Finance and Administration
Troy A. Harris	38	Vice President, Timberland Acquisitions
John C. Iverson	66	Vice President and Controller
Don L. Warden	39	Director of Operations

The background of Mr. Jarratt is described in the “Management — Executive Officers and Directors” section of this prospectus.

Brian M. Davis.    Brian M. Davis joined Wells TIMO as Vice President, Finance and Administration, in October, 2007. He is responsible for all day-to-day financial and accounting management and the overall coordination of the company’s financial systems and functions for Wells Timberland REIT. Prior to joining Wells, Mr. Davis was a Client Manager for the Asset Based Lending Group at Atlanta-based SunTrust Bank, responsible for the origination and structuring of asset-based lending relationships developed from SunTrust’s existing client base and prospects. Mr. Davis previously held positions with CoBank, ACB, of Denver, Colorado, as Capital Markets Officer, and with SunTrust as Client Manager for the AgriFoods Specialty Lending Group. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

Troy A. Harris.    Troy A. Harris joined Wells TIMO as Vice President, Timberland Acquisitions, in June 2007. In this capacity, he is responsible for directing property acquisitions for us. Prior to joining Wells, Mr. Harris was Director of Land Acquisitions for Pennsylvania-based Danzer Forestland Inc., responsible for that group’s timberland acquisition activities, identifying and evaluating significant high quality hardwood timberland properties with potential for long-term sustainable management. Mr. Harris previously held positions with Timbervest, LLC, as Director of Portfolio Analysis and Investment Manager, and with Union Camp and International Paper, as a Land Manager, Procurement Forester and Senior Timberland Auditor. Mr. Harris holds a bachelor’s degree in Forestry from Auburn University and a Master of Business Administration degree from the University of Georgia. He serves on the Board of Directors of the Forest Landowners Association and chairs its TIMO/REIT Task Force. He is a Registered Forester, a Certified Forester and a member of the Society of American Foresters, where he recently served as the president of the Chattahoochee Chapter.

John C. Iverson.    Since January 2007, Mr. Iverson has served as the Vice President and Controller of Wells TIMO. Mr. Iverson is responsible for timber and general accounting, all period financial reporting, SEC reporting, internal controls and compliance, and is the principal contact for internal and external auditors. From 1972 until joining Wells TIMO in 2007, Mr. Iverson was the Controller of Financial Reporting for Georgia-Pacific Corporation’s Wood & Fiber Procurement Division. At Georgia-Pacific, Mr. Iverson was responsible for establishing and tracking the financial, tax and real estate bases for Georgia-Pacific’s nearly 6 million acres of timberland assets. Mr. Iverson also served as Chairman of the Board of Directors of Georgia-Pacific’s newly chartered GPC Credit Association. During his tenure, the GPC Credit Association grew to more than $30 million in assets. From 1966 to 1970, Mr. Iverson served in the submarine service of the U.S. Navy. Mr. Iverson received a Bachelor of Business Administration degree in Accounting from Augusta State University.

Don L. Warden.    Don L. Warden joined the Wells TIMO as Director of Operations in July 2007. Mr. Warden is responsible for the operations of the Wells TIMO, including directing the closings for acquisition, disposition, and finance transactions; coordinating board and corporate reporting efforts; and managing Higher and Better Use (HBU) initiatives and transactions. Prior to joining the Wells Timberland Management Organization, Mr. Warden served as Director of Operations for the Capital Markets Department of Wells Real Estate Funds. In this capacity, Mr. Warden directed the closings for approximately $2 billion in commercial real estate transactions. Mr. Warden previously held positions with Mirant, as Senior Business Analyst, and with Accenture as a Consultant. From 1989 to 1994, Mr. Warden served as an Infantry and Signal Officer in the U.S. Army. Mr. Warden holds a bachelor’s degree in Political Science from Southern Illinois University.

The Advisory Agreement

As a newly formed entity, we do not believe our asset base or the income generated by these assets will initially be large enough to support a fully integrated staff of employees. As a result, we are required to either (1) hire our own personnel and incur operating losses until our assets and income grow to the size needed to support a fully integrated staff, (2) do without certain services or (3) retain a third party to provide management services. Our board of directors has elected the third option. We have entered into an advisory agreement with Wells TIMO to serve as our advisor with responsibility to oversee and manage our day-to-day operations and to perform other duties including the following:

•	find, present and recommend to our board of directors timberland investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our timberland acquisitions, sales or joint ventures;

•	at the direction of our management, prepare all reports and regulatory filings, including those required by federal and state securities laws;

•	arrange for financing and refinancing of properties;

•	enter into supply agreements, service contracts and leases for our properties;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	if a transaction requires approval by the board of directors, deliver to the board of directors all documents requested by the board in its evaluation of the proposed transaction;

•	actively oversee the management of our properties for purposes of meeting our investment objectives;

•	perform cash management services;

•	assist and oversee the transfer agent in performing transfer agent functions; and

•	engage our agents.

The fees payable to Wells TIMO under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section (1) our obligation to reimburse Wells TIMO for organization and offering expenses, administrative and management services and payments made by Wells TIMO to third parties in connection with potential acquisitions, and (2) Wells TIMO’s obligation to reimburse us for any operating expenses incurred in excess of certain limitations set forth in our charter. The advisory agreement also provides for the reimbursement of expenses to our advisor by us in connection with offerings of our common stock that are exempt from the registration provisions of the Securities Act.

The term of the current advisory agreement ends on July 11, 2009 and may be renewed for an unlimited number of successive one-year periods upon mutual consent of Wells TIMO and us. As a result, the amount of compensation and other fees payable to the advisor may be increased or decreased in future renewals of the advisory agreement. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

The advisory agreement may be terminated without cause by a majority of our independent directors or by Wells TIMO upon 60 days’ written notice. In the event that the advisory agreement between us and Wells TIMO is terminated, Wells TIMO will be required to cooperate with us and take all reasonable steps requested by our board of directors to provide for the orderly transition of advisory services to a successor advisor. Upon a termination of the advisory agreement with Wells TIMO, our board of directors will select a successor advisor that the board of directors has determined possesses sufficient qualifications to perform the advisory services and will be required to determine that the compensation that we will pay the successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and within the limits prescribed in our charter. In the event of a termination of the advisory agreement (other than for “cause” as defined in the advisory agreement), the holder of the special units will receive a one-time payment in the amount that would have been distributed with respect to the special units if Wells Timberland OP sold all of its real property assets for their then fair market values as determined by an appraisal and distributed the proceeds in accordance with the limited partnership agreement of Wells Timberland OP.

Wells TIMO and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells TIMO must devote sufficient resources to our administration to discharge its obligations. Wells TIMO may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Investments by Our Sponsor and its Affiliates

Wells Capital purchased 20,000 shares of our common stock for $200,000, constituting 100% of our outstanding capital stock prior to the sale of any shares in this offering, and subsequently transferred all of its shares to Wells TIMO. Wells TIMO may not sell any of these shares during the period it serves as our advisor. In the event that our advisor ceases to be our advisor, it will sell its initial investment in us to the successor advisor. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares of our common stock, neither Wells Capital nor its affiliates currently has any options or warrants to acquire any shares. Wells Capital also purchased 200 common units in Wells Timberland OP at a purchase price of $10.00 per unit, which it subsequently transferred to Wells TIMO. As a result, Wells TIMO holds a 1% limited partner interest in Wells Timberland OP prior to the sale of any shares in this offering. Wells Capital also acquired 100 special units for which it paid $10.00 per unit and which it subsequently transferred to Wells TIMO. Wells TIMO may not vote any shares it owns in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells TIMO or any of its affiliates.

On October 9, 2007, Wells REF purchased 32,128 shares of our Series A preferred stock for a purchase price of $32,128,000. On August 29, 2008, Wells REF purchased 10,700 shares of Series B preferred stock for a purchase price of $10,700,000. On October 15, 2008, we entered into an amendment to the terms of the mezzanine loan we obtained in connection with our acquisition of the Mahrt Timberland, for which Wachovia Bank is the administrative agent. Pursuant to the amendment entered into on October 15, 2008, Wells REF, the mezzanine loan’s guarantor, agreed to pay an amendment fee to Wachovia Bank consisting of $127,500 in cash, 450 in shares of Series A preferred stock and 150 shares of Series B preferred stock held by Wells REF to Wachovia Bank as security for Wells REF’s guaranty of the mezzanine loan. As a result of the transfers of preferred stock to Wachovia Bank, Wells REF currently owns 31,678 of Series A preferred stock and 10,550 shares of the Series B preferred stock.

Dealer-Manager

Wells Investment Securities, Inc., our dealer-manager, is a member firm of FINRA. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells REF is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions
Thomas E. Larkin	50	Chief Executive Officer and Director
John F. Kleinstuber	44	President
Douglas P. Williams	57	Vice President, CFO, Treasurer and Director
Randall D. Fretz	56	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Investment Securities.

Thomas E. Larkin.    Mr. Larkin is Chief Executive Officer and a director of Wells Investment Securities, Inc. Mr. Larkin joined Wells in 2003 and directs the national sales effort. Prior to joining Wells, Mr. Larkin was an Executive Vice President of Ronald Blue & Co., where he was responsible for supervising approximately 80 financial professionals. In this capacity, he significantly increased both corporate revenue and assets under management. Mr. Larkin began his career at Ronald Blue in 1994 as a Branch Manager and Recruiter and progressively held positions of greater responsibility in sales management during his tenure with the company. From 1986 to 1994, Mr. Larkin was with Advanced Cardiovascular Systems Inc., where he served as Sales Representative, Southeastern Sales Manager, and eventually Director of Sales. Mr. Larkin received his Bachelor of Science degree in Biology from Valparaiso University.

John F. Kleinsteuber.    Mr. Kleinsteuber is President for Wells Investment Securities, Inc. and Vice President of Compliance for Wells Capital, Inc. In these roles Mr. Kleinsteuber directs the efforts of the Wells’ Compliance team to develop, implement, monitor and test policies and procedures in line with regulatory and corporate guidelines. Prior to joining Wells Capital in 2003, Mr. Kleinsteuber worked in compliance at one of the largest independent broker-dealers with responsibility for reviewing sales practice complaints, regulatory reporting, and business trades. Mr. Kleinsteuber began his professional career in 2000 as a registered representative with Morgan Stanley Dean Witter, Inc. His leadership and management skills were developed during his ten year tenure as manager of an Atlanta area country club as well as during his five years in the United States Army and the Georgia National Guard. Mr. Kleinsteuber received his Bachelor of Science degree in Mathematics from Georgia State University.

In connection with our public offerings, from January 1, 2007 through June 30, 2008, Wells Investment Securities earned selling commissions of $81.2 million, of which approximately 100% was reallowed to participating broker-dealers. During this period, Wells Investment Securities also earned dealer manager fees of approximately $30.1 million, of which approximately $5.2 million was reallowed to participating broker-dealers. For a description of the fees and expenses payable to our dealer manager, see “Management Compensation” and “Plan of Distribution.”

Regulatory Investigation

In August 2003, Wells Investment Securities, Inc. and Leo F. Wells, III submitted a Letter of Acceptance, Waiver and Consent to the NASD (now FINRA) in which the company was censured and fined $150,000, jointly and severally with Mr. Wells. Mr. Wells was also suspended in his NASD principal association capacity for one year. Without admitting or denying the allegations, Wells Investment Securities and Mr. Wells consented to the sanctions and findings that they provided noncash compensation worth more than $100 to registered representatives and failed to adhere to previous undertakings made not to engage in noncash compensation activities. Mr. Wells’ submission began October 6, 2003, and concluded at the close of business October 5, 2004. See also “Management — Executive Officers and Directors.”

Management Decisions

The primary responsibility for the management decisions of Wells TIMO and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, asset-management decisions and property dispositions, will reside in Jess E. Jarratt, Brian M. Davis, Troy A. Harris and John C. Iverson. Our board of directors, including a majority of the independent directors, must approve all real property acquisitions and dispositions, as well as the financing of any such acquisitions. We expect that the board of directors will form an investment committee to which it will delegate the authority to approve all real property acquisitions and dispositions with a purchase or sale price below a certain amount, including the financing of any such acquisitions, other than any transaction with an affiliate of our advisor. Any such investment committee will be comprised of at least a majority of independent directors.

MANAGEMENT COMPENSATION

We have no paid employees. Wells TIMO, our advisor, and its affiliates are responsible for the management of our day-to-day affairs. The following table summarizes all of the compensation and fees payable to Wells TIMO and its affiliates in this offering, including amounts to reimburse their costs in providing services, as well as the compensation payable to our independent directors. The compensation payable to any timber manager our advisor may engage is not included in this table, since it would be paid by our advisor and not by us. The selling commissions and dealer-manager fee may vary for different categories of purchasers. See “Plan of Distribution.” The compensation and fees payable to Wells TIMO are subject to the terms and conditions of our advisory agreement, which must be renewed on an annual basis. As a result, the compensation and fees payable to Wells TIMO may be increased or decreased in future renewals of the advisory agreement. Our board of directors, including a majority of the independent directors, must approve of any new fees or any charges to the existing compensation arrangements described below. Our board is required to exercise its fiduciary duties to ensure that the proposed fee structure is fair and reasonable. See “Conflicts of Interest — Certain Conflict Resolution Procedures — Other Charter Provisions Relating to Conflicts of Interest.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer-manager fees and a $9.55 purchase price for shares sold under our distribution reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

	Organization and Offering Stage

Selling Commissions — Wells Investment Securities(2)	7% of gross offering proceeds from the primary offering, before reallowance of commissions earned by participating broker/dealers. Wells Investment Securities, our dealer-manager, will reallow 100% of commissions earned to participating broker/dealers.	$140,000,000

Dealer-Manager Fee — Wells Investment Securities(2)	1.8% of gross offering proceeds from the primary offering, before reallowance to participating broker/dealers. Wells Investment Securities will reallow a portion of its dealer-manager fee to participating broker/dealers. See “Plan of Distribution.”	$36,000,000

Reimbursement of Organization and Offering Expenses — Wells TIMO(3)	Up to 1.2% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.33% of our gross offering proceeds, or $7,300,000. Wells TIMO will incur or pay our organization and offering expenses (excluding selling commissions and the dealer-manager fee). We will then reimburse Wells TIMO for these amounts up to 1.2% gross offering proceeds from the primary offering. We will also reimburse Wells TIMO for certain expenses incurred by it in connection with offerings of our common stock that are exempt from securities registration.	$7,300,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

Acquisition and Operations Stage

Asset Management Fee — Wells TIMO(4)	Monthly fee equal to one-twelfth of 1% of the greater of cost or value of investments.	Actual amounts are dependent upon the total equity capital we raise, the amount of debt we incur and results of operations and therefore cannot be determined at this time.

Other Operating Expenses(5)	We will reimburse the expenses incurred by Wells TIMO in connection with its provision of services, including related personnel, rent, utilities and information technology costs. We will not reimburse for personnel costs in connection with services for which Wells TIMO receives real estate disposition fees. Our operating expenses will not exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Independent Director Compensation(6)	In addition to an annual $18,000 retainer, we pay our independent directors: (1) $2,000 for each in-person board meeting, (2) $1,500 for each in-person committee meeting, (3) $250 for each telephonic board or committee meeting and (4) an additional $500 to each committee chair for each in-person committee meeting. When committee meetings occur on the same day as board meetings, no additional committee meeting attendance fee is payable. The independent directors may elect to receive meeting fees in an equivalent value of our common stock at $9.12 per share. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings. Each independent director also receives: (1) an initial grant of options to purchase 2,500 shares of our common stock upon joining the board and (2) an additional grant of options upon each subsequent re-election to purchase 1,000 shares of our common stock. Option grants will be exercisable at the fair market value of the shares on the date of grant.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the future value of our common stock upon the exercise of options granted.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

Liquidity Stage

Real Estate Disposition Fees — Wells TIMO or its Affiliates(7)	For substantial assistance in connection with the sale of properties, we will pay Wells TIMO or its affiliates an amount as determined by our board of directors to be appropriate based on market norms and not to exceed (1) for any property sold for $20 million or less, 2% of the contract price of the property sold and (2) for any property sold for more than $20 million, 1% of the contract price of the property sold; provided, however, in no event may the real estate commissions paid to Wells TIMO, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Special Units — Wells TIMO(8)(9)

So long as the special units remain outstanding, the holder of the special units will receive 15% of the net sales proceeds received by Wells Timberland OP on dispositions of its assets after the holders of common units, including us, have received in the aggregate, cumulative distributions with respect to their common units equal to their capital contributions (less any amounts received in redemption of their common units) plus a 7% cumulative non-compounded annual pre-tax return on their net capital contributions.

In addition, the special units will be redeemed by Wells Timberland OP, resulting in a one-time payment to the holder of the special units upon the earliest to occur of the following events:

(1)    The listing of our common stock on a national securities exchange, which we refer to as a “listing event.”

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

(2)    The termination or non-renewal of the advisory agreement which we refer to as a “termination event,” (a) not for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement or (d) by us or Wells Timberland OP other than for “cause.”

Upon a listing event, the one-time payment to the holder of the special units will be paid in the form of shares of our common stock with a market value equal to the amount that would have been distributed with respect to the special units as described above if Wells Timberland OP had distributed to the holders of units upon liquidation an amount equal to the market value of the listed shares. The market value of the listed shares shall be equal to the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30-day period beginning 150 days after such listing event.

Upon a termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above if Wells Timberland OP sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of units in

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

liquidation of Wells Timberland OP. Upon a termination event for “cause,” the one-time payment to the holder of the special units will be $1.

Upon a termination event (other than for “cause”), the one-time payment to the holder of the special units will be made in the form of a non-interest-bearing promissory note that will be repaid using the entire net proceeds from each sale of Wells Timberland OP’s assets in connection with or following the occurrence of the particular event. Payments may not be made under the promissory note issued in connection with a termination event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of our common units (solely with respect to their common units), including us, in an amount equal to their capital contributions (less amounts paid to redeem their common units) plus a 7% cumulative non-compounded annual pre- tax return on their net capital contributions or (b) a listing event, each of which we refer to as a “subsequent liquidity event.” In addition, the amount of the promissory note issued in connection with a termination event will be subject to reduction as of the date of the subsequent liquidity event by an amount that will ensure that, in connection with the subsequent liquidity event, the holder of the promissory note does not receive in excess of 15% of the distributions of net sales proceeds that are made or are deemed to be made after holders of our common units (solely with respect to their common units), including us, have received or are deemed to have received aggregate, cumulative distributions equal to their capital contributions (less amounts paid to redeem their common units) plus a 7% cumulative non-compounded annual pre- tax return on their net capital contributions.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering(1)

Upon a listing event after a termination event the promissory note would be cancelled in exchange for shares of common stock equal in market value to the outstanding balance of the promissory note.

Except as described above, the holder of the special units shall not be entitled to receive any redemption or other payment from us or Wells Timberland OP with respect to the special units, including any participation in the quarterly distributions we may make in the future to our stockholders. In addition, it is possible that certain of our stockholders would receive more or less than the 7% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the special units or the redemption of the special units.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $2,200,000,000 of shares to the public, including $200,000,000 of shares sold through our distribution reinvestment plan.

(2)	Selling commissions and, in some cases, all or a portion of the dealer-manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer-manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker-dealers and amounts to reimburse Wells TIMO for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including travel, meal and lodging costs of registered representatives of broker/dealers) and certain of the attendance fees and cost reimbursements for representatives of our dealer-manager and our advisor to attend retail seminars conducted by broker/dealers. The portion of these organization and offering expenses for which we (as opposed to Wells TIMO) would be responsible could not be increased above 1.2% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors.

(4)

The asset management fee is based on the actual amount invested on our behalf in properties, including any incurred or assumed indebtedness related to the properties, plus, with respect to joint ventures, the actual amount invested on our behalf in the joint venture plus our share of capital improvements, if applicable, made by the joint venture from cash flows generated by the joint venture, until such time as our advisor has estimated the value of all interests we hold in properties or joint ventures for ERISA reporting purposes. After such time, our asset management fee will be based on the greater of the amount as calculated above or the aggregate value of our interest in properties and joint ventures as established in connection with the most recent estimated valuation for ERISA fiduciaries. In performing the valuation, our advisor, or an unaffiliated appraiser chosen by our advisor, will consider the volume of timber on the timberland when it was originally acquired, subsequent biological growth of the timber, any timber losses from harvesting or otherwise, and the market value of timber then current at the time of the valuation. The asset management fee is payable, at the election of our advisor, either in cash or, subject to the ownership limitations in our charter, in shares of our common stock. If the fee is paid in shares, the shares will be valued at a price equal to the average closing price of the shares over the ten trading days immediately preceding the date of such election, if the shares are then listed on a national securities exchange at such time. If the shares are not listed on a national securities exchange at such time, then the shares will be valued at a price equal to the fair market value for the shares on the date of the advisor’s election to receive the fee in the form of shares as determined in good faith by our board of directors, including a majority of our independent directors.

(5)	Wells TIMO must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and nonrecurring factors. “Average invested assets” means the average monthly book value of our assets for a specified period before deducting depreciation, bad debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) noncash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate disposition fees on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceeded the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

(6)	Although we anticipate that we will pay most of the compensation payable to independent directors during our acquisition and operations stage, we will also compensate our independent directors for their service during our organization and offering stage and our liquidity stage.

(7)	Although we are most likely to pay real estate disposition fees to Wells TIMO or an affiliate in the event of our liquidation, these fees also may be earned during our acquisition and operations stage.

(8)	If at any time our shares become listed on a national securities exchange, we will negotiate in good faith with Wells TIMO a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with Wells TIMO. In negotiating a new fee structure, our independent directors must consider all of the factors these directors deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells TIMO in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells TIMO through its relationship with us;

•	the quality and extent of service and advice furnished by Wells TIMO;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells TIMO for the account of other clients.

(9)	Under our charter, we could not amend Wells Timberland OP’s partnership agreement to increase these success-based payments without the approval of a majority of our independent directors, and any increase would have to be reasonable. Our charter provides that such payments are “presumptively reasonable” if the amount does not exceed 15% of the balance of such net proceeds after investors have received a return on their net capital contributions and a 6% per year cumulative, noncompounded return.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock, Series A preferred stock and Series B preferred stock as of December 31, 2008 by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned
Names of Beneficial Owners	Shares	Percentage
Common Stock
Wells Timberland Management Organization, LLC(1)	20,000	*
Leo F. Wells, III, President(1)	102,237	0.76%
Douglas P. Williams, Executive Vice President, Secretary, and Treasurer	1,096	*
Randall D. Fretz, Senior Vice President	548	*
Jess E. Jarratt	2,741	*
Michael P. McCollum(2)	3,500	*
E. Nelson Mills(2)	3,500	*
Donald S. Moss(2)	3,500	*
Willis J. Potts, Jr.(2)	3,500	*
All directors and executive officers as a group (8 persons)	140,622	1.05%

Series A Preferred Stock
Wells Real Estate Funds, Inc.(1)(3)	31,678	98.6%
Leo F. Wells, III(1)(3)	31,678	98.6%

Series B Preferred Stock
Wells Real Estate Funds, Inc.(1)(3)	10,550	98.6%
Leo F. Wells, III(1)(3)	10,550	98.6%

*	Less than 1%

(1)	As the sole stockholder of Wells Real Estate Funds, Inc., which directly or indirectly owns Wells Capital, Inc., the sole owner of Wells Timberland Management Organization, LLC, Mr. Wells may be deemed the beneficial owner of the shares held by Wells Timberland Management Organization, LLC. Wells Timberland Management Organization, LLC also holds 200 common units in Wells Timberland OP and 100 special units in Wells Timberland OP. Mr. Wells is also deemed to be the beneficial owner of 32,128 shares of Series A preferred stock and 10,700 shares of Series B preferred stock held by Wells Real Estate Funds, Inc.

(2)	Includes shares issuable upon the exercise of options which are immediately exercisable.

(3)	Pursuant to the terms of the third amendment to the mezzanine loan agreement dated October 15, 2008, Wells REF, as guarantor of the mezzanine loan, agreed to transfer 450 shares of Series A preferred stock and 150 shares of Series B preferred stock to Wachovia Bank, N.A., administrative agent to the mezzanine loan agreement.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells TIMO and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Wells Real Estate Programs

General

Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. None of these programs, however, have invested in timberland. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to the obligations that our advisor and its affiliates have to us.

Wells Capital and its affiliates have sponsored the following 17 public real estate programs with substantially identical investment objectives as ours:

1. Wells Real Estate Fund I

2. Wells Real Estate Fund II

3. Wells Real Estate Fund II-OW

4. Wells Real Estate Fund III, L.P.

5. Wells Real Estate Fund IV, L.P.

6. Wells Real Estate Fund V, L.P.

7. Wells Real Estate Fund VI, L.P.

8. Wells Real Estate Fund VII, L.P.

9. Wells Real Estate Fund VIII, L.P.

10. Wells Real Estate Fund IX, L.P.

11. Wells Real Estate Fund X, L.P.

12. Wells Real Estate Fund XI, L.P.

13. Wells Real Estate Fund XII, L.P.

14. Wells Real Estate Fund XIII, L.P.

15. Wells Real Estate Fund XIV, L.P.

16. Piedmont Office Realty Trust, Inc. (f/k/a Wells Real Estate Investment Trust, Inc.)

17. Wells Real Estate Investment Trust II, Inc.

Allocation of Time of our Sponsor’s Personnel

We rely on Wells TIMO, our advisor, for the day-to-day operation of our business pursuant to an advisory agreement. Wells TIMO was formed in 2006 for the purpose of serving as our advisor. As of the date of this prospectus, Wells TIMO has only ten employees. As a result, Wells TIMO will rely on employees of its manager and parent company, Wells Capital, to perform its advisory services for us, until such time, if ever, as Wells TIMO has sufficient personnel of its own. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the services to be performed for us on behalf of Wells TIMO and the other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to allow Wells TIMO to discharge fully its responsibilities to us, while at the same time to fulfill their responsibilities to all of the other Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells TIMO and its Affiliates

Wells TIMO and its affiliates will receive substantial fees and other payments from us. During the offering stage, a significant portion of the fees and payments will be payable directly out of offering proceeds or in the reimbursement of certain expenses. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells TIMO who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells TIMO and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer-manager fees and entitle Wells TIMO to increased asset management fees;

•	the valuation of our timberland properties, which determines the amount of the asset management fee payable to Wells TIMO and affects the likelihood of any success-based payments;

•	property sales, which entitle Wells TIMO to real estate disposition fees and possible success-based sale payments;

•

property acquisitions from other Wells-sponsored programs, which might entitle Wells TIMO to real estate disposition fees and possible success-based sale fees in connection with its services for the seller;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells TIMO;

•

whether and when we apply to list our common shares on a national securities exchange, which listing could entitle Wells TIMO to a success-based payment upon the redemption of the special units of Wells Timberland OP that it holds, which is due upon listing, but also could adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•

whether and when we seek to sell our company or our assets, which sale could entitle Wells TIMO to a success-based payment on the special units of Wells Timberland OP that it holds, but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.

Wells TIMO, however, has a fiduciary duty to us. If Wells TIMO fails to act in our best interest, it will have violated its fiduciary duty to us.

The advisory fees paid to Wells TIMO will be paid irrespective of the quality or performance of the investments acquired or the services provided during the term of the advisory agreement. See “Certain Conflict Resolution Procedures.”

Fiduciary Duties Owed by Affiliates of Our Advisor to Other Entities

Our executive officers also are officers and/or directors of:

•	Wells REIT II and Wells Total Return REIT;

•	Wells Capital, our sponsor and the general partner of the various real estate programs sponsored by Wells Capital (described above); and

•	Wells Investment Securities, our dealer-manager.

Donald S. Moss, one of our independent directors, is a trustee of Wells Family of Real Estate Funds, a mutual fund registered under the Investment Company Act of 1940, as amended. E. Nelson Mills, one of our independent directors, is a director of Wells REIT II.

As a result, these persons owe fiduciary duties to these various entities and their stockholders, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us. See “Management — Executive Officers and Directors.”

Affiliated Dealer-Manager

Since Wells Investment Securities, our dealer-manager, is an affiliate of Wells TIMO, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Procedures

Independent Directors

Our independent directors are empowered to resolve potential conflicts of interest. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a person from being named an independent director. The independent directors, who are authorized to retain their own legal advisor and financial advisor, are empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells TIMO affiliates could reasonably be compromised. Those conflict-of-interest matters that the board cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. Among the matters we expect our independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with Wells TIMO and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we apply to list our shares of common stock on a national securities exchange; and

•	whether and when we seek to sell our company or our assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to providing for our independent directors to act together to resolve potential conflicts, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.    The independent directors evaluate at least annually whether the compensation that we contract to pay to Wells TIMO and its affiliates is reasonable in relation to the nature and quality of services performed and whether that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of Wells TIMO and its affiliates to determine that the provisions of our compensation arrangements are being carried out, and whether or not to increase or decrease the amount of compensation payable to Wells TIMO. The independent directors base their evaluation of Wells TIMO on the factors set forth below as well as any other factors that they deem relevant:

•	the amount of the fees paid to Wells TIMO and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells TIMO in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells TIMO and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells TIMO and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells TIMO for its own account and for its other clients.

We can pay Wells TIMO a real estate disposition fee in connection with the sale of a property only if it provides a substantial amount of the services in the effort to sell the property. If Wells TIMO does provide substantial assistance, we will pay it or its affiliates an amount as determined by our board of directors, including a majority of our independent directors, to be appropriate based on market norms and not to exceed (1) for any property sold at a price of $20 million or less, 2% of the contract price of the property sold and (2) for any property sold at a price greater than $20 million, 1% of the contract price of the property sold. However, in no event may the aggregate real estate disposition fees paid to Wells TIMO, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.

Term of Advisory Agreement.    Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that the contract with a particular advisor may be renewed. Either a majority of our independent directors or our advisor may terminate our advisory agreement with Wells TIMO without cause or penalty on 60 days’ written notice. In the event our advisory agreement with Wells TIMO is terminated and a successor advisor is appointed, our board of directors must determine that the successor advisor possesses sufficient qualifications to perform the services described in the advisory agreement and that the compensation we will pay to the successor advisor will be reasonable in relation to the services provided. For information regarding the redemption payment that may be payable by Wells Timberland OP to our advisor upon termination of the advisory agreement in connection with the redemption of special units held by our advisor, see “Management Compensation.”

Our Acquisitions, Dispositions and Leases.    We will not purchase or lease properties in which Wells TIMO, our directors or any of their affiliates have an interest without a determination by a majority of our directors, including a majority of our independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. In addition, we will not sell or lease properties to Wells TIMO, our directors or any of their affiliates unless a majority of our directors, including a majority of our independent directors, determine that the transaction is fair and reasonable to us.

Other Transactions Involving Affiliates.    A majority of our directors, including a majority of our independent directors, must conclude that all other transactions, including joint ventures, between us and Wells TIMO, our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

No Limitation on Other Business Activities.    Our charter does not prohibit Wells TIMO, our directors or officers or any of their affiliates from engaging, directly or indirectly, in any other business or from owning interests in any other business ventures, including business ventures involved in the acquisition, ownership, management or sale of timberland or other types of properties.

Limitation on Operating Expenses.    Wells TIMO must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless our independent directors have determined that such excess expenses were justified based on unusual and nonrecurring factors. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceeded the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means the average monthly book value of our assets for a specified period before deducting depreciation, bad debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) noncash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate disposition fees on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.    Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells TIMO, our directors or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares.    Our charter prohibits us from paying a fee to Wells TIMO or our directors or any of their affiliates in connection with our repurchase of our capital stock.

Loans.    We will not make any loans to Wells TIMO, our directors or any of their affiliates. In addition, we will not borrow from any of these persons unless a majority of our directors, including a majority of our independent directors, approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will apply only to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells TIMO or its affiliates.

Reports to Stockholders.    Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year commencing with the fiscal year ended December 31, 2007. Among the matters that must be included in the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells TIMO and any affiliate of Wells TIMO by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including commentary by our independent directors following the independent directors’ examination of these matters regarding the fairness of the transactions.

Voting of Shares Owned by Affiliates.    Wells TIMO, our non-independent directors and their affiliates who acquire shares of our common stock may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest in shares necessary to approve any matter on which Wells TIMO, our non-independent directors and their affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.    Our board of directors, including a majority of our independent directors, has reviewed and ratified our charter.

Allocation of Investment Opportunities

Since our company is the only Wells program to date formed for the purpose of investing primarily in timberland, we do not expect that Wells TIMO or the Wells Capital personnel who perform services for us on behalf of Wells TIMO will face substantial conflicts in allocating, among us and other Wells programs, investment opportunities that are suitable for us, at least until such time, if ever, as another Wells program is formed for the purpose of investing in timberland.

In the event that Wells TIMO manages another program in the future for which timberland investments are suitable, Wells TIMO will be required to present each investment opportunity it identifies to the program for which the investment opportunity is most suitable. This determination is made by Wells TIMO. However, our advisory agreement with Wells TIMO requires that Wells TIMO make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells TIMO will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and, if applicable, on diversification of the lessees of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that Wells TIMO serves as the sponsor, manager or advisor to another Wells timberland program and an investment opportunity becomes available that is equally suitable for us and one or more such other programs, then Wells TIMO will offer the investment opportunity to the entity that has had the longest period of time elapsed since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells TIMO, to be more appropriate for another Wells program, Wells TIMO may offer the investment to another Wells program.

Our advisory agreement with Wells TIMO requires that Wells TIMO periodically inform our independent directors of the investment opportunities it has offered to other Wells programs so that the independent directors can evaluate whether we are receiving our fair share of opportunities. Wells TIMO is to inform our independent directors of such investment opportunities quarterly. Wells TIMO’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in our independent directors’ determination to continue or renew our arrangements with Wells TIMO and its affiliates. Our independent directors have a duty to ensure that Wells TIMO fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.

INDUSTRY OVERVIEW

General

Prior to 1986, most privately-owned timberland in the United States was held by forest products companies, families and individuals. Since the passage in 1986 of regulations under the Employee Retirement Income Security Act of 1974 (ERISA), much of the corporate-owned timberland in the country has been sold to public and private (non-corporate) investors through timberland investment management organizations, called TIMOs, or through REITs. This shift has been driven by two primary factors: (1) forest products companies responding to pressure from the investment community to better utilize their capital by selling their timberlands and reinvesting in their manufacturing facilities, and (2) investors’ demand for investment alternatives to stocks and bonds.

Investor demand for interests in timberland enterprises is attributable to the associated benefits such investments can provide to a diversified investment portfolio. Returns on timberland investments have historically had a low correlation with the returns on many other investment assets, such as stocks and bonds. This means that timberland returns generally have not moved in a manner consistent with the returns realized by the rest of the market, and therefore may be an effective tool in diversifying exposure to the market as a whole. Timberland returns also generally are less volatile than the returns from many other investments that produce similar levels of return. The National Counsel of Real Estate Investment Fiduciaries, or NCREIF, publishes the NCREIF Timberland Index, which reports returns for institutional timberland investments. The NCREIF Timberland Index has been positively correlated with inflation, which means that an investment in timberland enterprises may be effective in reducing the negative effects of inflation, as timberland investments tend to maintain their value even during inflationary periods. Further, when allocating funds among investment asset classes, the addition of timberland to a given portfolio generally will increase the returns from that portfolio for a given level of risk.

In a timberland investment, the timberland owner generally realizes two types of returns — income returns and appreciation returns. Most income returns from timberland investments are directly attributable to revenues from timber harvests. Trees are sold as a variety of products. Smaller trees are sold as “pulpwood,” larger trees are sold as “sawtimber” — also referred to as “sawlogs,” and the largest trees might be sold as veneer logs or as poles — for use as telephone poles, for example.

The minimum size for pulpwood trees and logs depends on local markets. The markets usually specify a minimum diameter for the small end of the pulpwood log — often three or four inches. Standing trees, however, are measured at a point 4.5 feet off the ground, called diameter at breast height, or DBH, where the tree will be larger than at the small end. In order for the small end of a log to meet the minimum size, the minimum DBH of a tree used for pulpwood would need to be about four or five inches.

As with pulpwood, the specifications for sawtimber vary by species and local markets, but the minimum size of the small end of the log may be six to eleven inches. In some markets, smaller sawlogs, called “chip-n-saw logs,” are processed on special equipment that creates chips from the rounded outsides of the logs and lumber from the core.

Timberland owners have some control over the timing of timber harvests, and may be able to reduce harvests during periods of low timber prices, and to increase harvests during periods of high timber prices — in each case, to take advantage of then prevailing market prices. Timberland owners also can apply “silvicultural” treatments to increase the growth rates of the trees and the quality of the wood that those trees produce. Silviculture is the science of manipulating timber stands to improve tree growth. Silviculture treatments may include preparing the land for planting trees, controlling weeds and undesirable tree species, and applying fertilizer. Foresters balance the cost of applying such treatments with the benefits received in the form of higher timber volumes on the tree stand. The proper application of silviculture treatments can increase the percentage of sawtimber-sized trees found in a given tree stand at harvest time, and can reduce the number of years between harvests.

A good forest manager can also increase income returns from timberland properties through careful marketing and selling of the harvested timber to ensure that it is sold for its highest and best use. For example, managers can endeavor to make sure that all trees that can be sold as sawtimber, actually are sold as sawtimber rather than sending some of these higher quality trees to pulp mills, where they will receive a lower price. Many markets contain specialty mills that require logs of particular sizes, species and qualities, and these specialty mills may be willing to pay a higher price for logs meeting the prescribed criteria. Timberland owners whose forest managers provide significant, dependable volumes of wood to a mill usually receive a premium for their wood.

Many timberland parcels can provide additional income returns from non-timber revenue sources, such as recreation leases or conservation easements. In much of the United States, the most common and profitable form of recreation lease is the hunting rights lease. Hunting clubs may lease thousands of acres of a single timberland property that has little other recreational value. In other areas, the demand for recreation land may be so high that the land is more valuable as camp lots or resorts (for example, hotels and golf courses), and the forest owner might classify the land as HBU property. In such a case, the forest owner may realize greater returns by selling the land for development, or by selling the development rights to a conservation organization or a state agency via a conservation easement. There are a myriad of other sources of non-timber income that may be available to a timberland owner. In the South, for example, timberland owners often can sell “pine straw” (pine needles) to be used as landscaping mulch. Cattle grazing leases, maple syrup leases and minerals are some other possible income sources.

In addition to income returns, timberland owners can realize appreciation in the value of land and the related timber inventory, and from the sale of individual parcels of HBU land that have a higher and better use than growing timber. HBU land sales generally provide cash to the seller at the time of sale.

There is some tradeoff between income and appreciation returns, and it is important that a timberland owner work to strike a delicate and deliberate balance between these returns in order to maximize the overall returns from its portfolio of properties. For example, if timber is not harvested on a particular property because then prevailing timber prices are low, current income returns are reduced. However, the potential for appreciation returns from that property will increase as the value of the property and the timber on that property increase (due to growth in the size and volume of the trees). Conversely, when timber prices are high, the pace of timber harvesting may be accelerated, which provides greater income returns in the current period, but, because the timber inventory is being reduced, reduces the value of the timberland, and thus the potential for appreciation returns.

Supply and Demand Dynamics

Investment returns from a timberland investment are derived largely from the revenue obtained from harvesting timber on the property. The remainder of the return is based on appreciation in land value and non-timber revenues. The demand for timber is derived from the demand for products made from that timber.

For example, according to the U.S. Forest Service, 60% of the softwood lumber produced in the United States is used in new housing construction. As a result, the market for softwood sawlogs is highly influenced by housing starts. Housing starts are generally considered to be a leading indicator of the general United States economy, so softwood lumber demand, and, therefore, demand for softwood sawlogs, is usually higher during periods of strong economic growth. Structural panels, such as softwood plywood and oriented strand board, or OSB (made from a variety of species), are used in the same construction markets as softwood lumber and the demand for these products also is highly influenced by housing starts. Plywood mills use large, higher-value veneer logs, while OSB plants provide alternative outlets for pulpwood material. Hardwood lumber is used in a variety of end products, including flooring, furniture and cabinets. The markets for these products also are related to the general housing markets, but usually lag housing starts, as these products are installed after the exterior of the house has been completed.

Pulpwood is used to produce paper, such as writing paper, newsprint, magazine paper and tissue; paperboard, such as boxes and shipping containers; and non-woven products, such as diapers and other absorbent products. Demand for newsprint and paper for magazines is usually stronger during good economic times, reflecting the demand for advertising space in publications. Paperboard demand generally is stronger during good economic times, as well, because more products are being shipped during stronger economic periods.

Demand for paper and forest products — and, therefore, timber — generally is higher during periods of strong economic growth. However, while demand for these products is usually weaker during periods of slow economic growth, some segments of the timber industry and paper and forest products industries are less affected by economic downturns than are some other industries.

Another important use of softwood lumber and structural panels is in repair and remodeling, the market for which is somewhat counter-cyclical, as demand for repair and remodeling products often increases as new construction slows. These alternative uses of softwood lumber and panels help to reduce the decline in lumber and log demand when housing starts drop. The demand for tissues and non-woven products generally does not fluctuate with economic conditions as much as other paper and paperboard products. In addition, export markets are available for most products, including logs themselves, which provide other outlets when domestic markets are poor.

For pulp-based products that are more closely tied to the general economy — for example, newsprint and shipping containers — the demand for the final product often is more volatile than the demand for the pulpwood used to make the product. Many of the mills producing these products keep consuming wood and producing pulp even when the markets for their end products are unfavorable. Because of the complexities of the production process, and the high fixed costs involved in building and operating pulp and paper mills, these mills usually run 24 hours a day, year-round. These mills can decrease the speed of their paper machines and adjust their production and utilization rates only within a limited range. They will curtail production and stop buying wood only when markets are extremely poor. In contrast, sawmills and panel plants can add or eliminate shifts or vacations as markets expand and contract, and, as a result, the demand for wood by such facilities tends to fluctuate more as the demand for their products changes.

There are times when demand for sawlogs remains high even when lumber prices are low. In some areas, particularly the U.S. Pacific Northwest and areas in the South and Canada, pulp mills use “sawmill chips” as their primary source of fiber. In producing square lumber from round logs, sawmills are left with the rounded “slabs” from the outside of the log. These slabs are chipped into small pieces and sold to local pulp mills as sawmill chips. There are times when poor lumber markets reduce lumber production enough that the pulp mills face a shortage of sawmill chips, and the price of sawmill chips increases in response. At such times, the revenue that sawmills receive from chip sales may offset any losses they incur from producing lumber, and, as a result, some sawmills keep operating even though lumber markets are poor. This results in the creation and maintenance of a level of demand for sawlogs that is not otherwise related to the demand for lumber.

Ideally, timberland owners would have access to a variety of mills producing different products and using both pulpwood and sawtimber — thus providing demand for logs of a variety of different species, sizes and qualities — located in the immediate vicinity of the timberland property, thus reducing transportation and other costs. If the mills serve different markets with their products, the risk of all of those mills curtailing production at the same time is reduced, and there should be a market for some timber at all times.

From a supply perspective, weather is an important factor. Most regions of the country, and the world, have a season where logging is difficult or impossible. Logging operations in the Northeast are usually suspended for four to six weeks in the spring when the snow melts and the ground is saturated with water. Most of the South sees rainy conditions in the winter, which halts logging in some areas. Timber harvesting is usually halted in western mountain areas due to heavy winter snows. Fire danger can halt logging during the summer in the West, and sometimes in the South. These factors can limit the supply of logs available to mills at particular times of the year. Timberland owners who can deliver logs when mills are running short can command a premium price for their wood. These owners will manage and hold in reserve certain tracts that are accessible in bad weather so they can continue to harvest and transport wood when others cannot.

The availability of loggers to harvest timber is becoming a concern in some parts of the United States. This may limit the ability of a timberland owner to have timber harvested as and when the owner desires.

The demand for HBU parcels is based on factors unrelated to demand for paper and forest products. The volume and value of timber on an HBU property and the demand for timber in the neighborhood is irrelevant to the market for HBU property. The size and location of the parcels is critical, and the location of those parcels ultimately will determine their appropriate use. Some parcels near urban areas may be suitable for suburban residential development, while those in recreation areas may be suitable for recreational developments, including resorts and vacation homes. The value of these parcels depends upon these types of local markets.

Stages of Biological Growth

One of the principal factors to consider in evaluating and operating timberland is the age, or biological growth stage, of the trees that comprise the timber on the timberland. While any single stand of planted trees will contain trees of the same age, it is important to understand that not all trees in a stand are exactly the same size. As with any biological organism, there is a natural variation in size among trees of the same age.

Young forests contain trees that have no commercial or “merchantable” value and devote most of their growth effort into achieving greater height rather than width. Width is a very important trait in the merchantability of a harvested tree. These forests contain stands of trees that range in size from seedlings — trees that have been just planted or are one to two years old — to trees that are nearly large enough to be used as pulpwood. Stands comprised of young trees tend to be more susceptible to fire damage, but are less susceptible to wind, insect and disease damage than are mature stands. Depending on the investment region and the species of tree, young stands are generally defined as those that range from zero to 15 years old in the South, or from zero to 30 years old in the Northeast. An investment in timberland that is comprised mostly of young forests will provide little short-term income return, but generally is less expensive to purchase than timberlands comprised of trees that are more mature. If held long enough, timberland comprised of young forests should provide significant long-term appreciation returns.

Adolescent forests contain trees that range from those that have just crossed the threshold into merchantability, to those that are approaching “sawtimber” size. Trees in this age group have slowed in adding height, but they continue to grow rapidly in diameter. While many of the stands comprised of adolescent trees could be harvested to provide short-term income returns, the overall income returns generally will be greater if a timber owner waits until the trees are bigger. These stands range in age from 15 to 20 years old in the South to 30 to 50 years old in the Northeast. An investment in timberland that is comprised of adolescent forests will provide some short-term and long-term income returns, depending upon when the trees are harvested, and also should provide the potential for appreciation returns as the trees continue to grow and increase in value.

Mature forests contain many trees that generally have ceased growing in terms of height, and instead concentrate their growth efforts on adding girth. Many such trees in a stand will meet the specifications to be considered sawtimber. For example, a southern pine stand might be considered mature at age 20 or 25, but not all the trees in such a stand will be of sawtimber size. In fact, 20 percent to 50 percent of the trees in such a stand might be pulpwood trees. Timberland comprised of mature trees can provide significant short-term income returns, but offer little future appreciation returns, as the value of the timberland may actually decline as the trees are cut and the tree stands are replanted or naturally regenerated. Mature trees are less susceptible to damage from fires than are younger trees, but are more susceptible to insects and disease, as well as severe winds and other natural forces.

Forests in the United States contain a mix of softwoods, including trees with needles, such as spruce or pine, and hardwoods, including trees with leaves, such as oak or maple. Most softwood forests in the United States owned by institutional investors (i.e., TIMOs or REITs) are managed as plantations, where the trees within a stand are all planted in rows and harvested at the same time, and then the stand is replanted. The trees within the resulting tree stand therefore will be of the same age and roughly the same size. Conversely, most United States hardwood forests are managed as non-plantation forests, meaning that not all of the trees within a stand are harvested at once. These are all-aged stands that contain trees from each age group. As a result, the trees within any particular stand tend to be of varying sizes. Harvests are conducted at intervals of ten to 20 years. Hardwood forest harvests remove mature and poor-quality trees and leave behind a stand that will be ready for another harvest in ten to 20 years. The harvested trees are usually replaced through natural regeneration.

Large tracts of timberland rarely contain stands that are comprised of trees that are of a uniform age or size. Most large timberland properties historically have been managed so that some trees are harvested each year to provide wood or create steady annual cash flows. Stands of different ages are scattered across those properties. It may be impractical to extract all of the stands of a single age group from a large timberland property to create a timberland investment property of uniformly aged stands, because this approach would result in a property comprised of small, widely dispersed parcels, which is difficult and inefficient to manage.

Biological Growth Compared to Value Growth

Each year, trees grow both in terms of height and width. As a result, assuming that timber prices remain constant and that no trees are harvested, a timberland property will become more valuable each year simply because the trees within that property have become larger. However, during certain growth stages in the life of a tree stand, the value of the timber may increase significantly during a very short period of time. One such period of time is when the young trees begin to achieve pulpwood size, and suddenly transition from having no merchantable value to becoming potentially worth $4.00 to $8.00 per ton. Another such period of time occurs when pulpwood trees reach chip-n-saw size. Southern pine chip-n-saw prices may be two to four times those for pulpwood trees. Another value increase occurs when trees can be sold as larger sawlogs, which might be worth twice as much as chip-n-saw material. The growth in the value of a tree stand is directly tied to the age and size of the trees within that tree stand, and thus it is important for timberland owners to understand the effects that biological stages of tree growth have on the value of the underlying timberland.

Market Opportunity

While timberland owners which historically have comprised the United States forest products industry have sold much of their timberland holdings, many opportunities for investments in U.S. timberland still remain. In recent years, a large portion of institutional investment in timberland has come in the form of pooled funds, which have a finite term and generally sell their timberland holdings at the end of the investment period. Generally, several of these funds terminate each year, creating an opportunity for other investors to purchase the timberlands that the funds sell. These properties can be particularly attractive to timberland investors because most of the TIMOs which historically have operated these properties have rigorously sold any HBU parcels over the course of their investments, meaning that these timberlands will contain relatively fewer HBU acres than other properties. In addition to institutional timberland ownership, there are many older family-owned timberlands comprised of hundreds or thousands of acres. These older family-owned properties represent another potential source of attractive timberland for acquisition.

Institutional investors which have invested in timberland through separate accounts generally are not under any imposed time constraints to sell their timberland investments, but frequently analyze and rebalance their portfolios. These rebalancing efforts often include decisions to sell some or all of their timberland holdings, which creates another potential opportunity for the acquisition of timberland on favorable terms.

BUSINESS AND POLICIES

Our Business

The focus of our business is to invest in timberland, and to manage that investment in order to provide attractive short- and long-term returns to our investors. We intend to generate income returns in the form of cash flows from harvesting and selling timber, and from pursuing non-timber related revenue sources. When and where we believe that it is appropriate, we also will seek to generate cash flow from the sale of HBU lands. We expect to realize additional long-term returns from the appreciation in the value of our timberland and the standing timber on that land upon the ultimate disposition of our properties. We may also invest in other entities that own timberland or form joint ventures with entities that have complementary investment objectives.

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to provide current income to you through the payment of cash distributions; and

•	to realize capital appreciation upon the ultimate sale of our assets.

However, we will not be able to pay any cash distributions until we repay the mezzanine loan or renegotiate its terms, and upon the attainment of certain financial performance measures under the senior loan. See “Timberland Investments — Mahrt Timberland — Financing” for a description of the terms of our senior and mezzanine loans.

Investment Strategy

Our strategy is to acquire and manage a diversified portfolio of timberland properties that are:

•	comprised of trees from different age classes;

•	located in a variety of different geographic regions; and

•	comprised of a variety of species of trees.

Age Class Diversification.    Age class diversification allows us to make adjustments to our short- and long-term income returns by investing in forests of an age group that will provide cash flows for distribution to stockholders.

The market for younger forests is less competitive than the market for older forests. Forests comprised of younger trees tend to generate less cash flow in the near-term than do mature forests, and are generally less expensive to purchase because there is less merchantable timber on them. Generally, there also are fewer timberland investors focused on long-term strategies that are interested in acquiring properties comprised of younger trees. Timberland owners in need of high short-term revenues often are anxious to sell their properties comprised of younger trees, and to reinvest the proceeds from those sales to purchase properties comprised of older trees that offer greater short-term income returns. While forests comprised of older trees can generate greater income returns in the near-term, the competition to purchase such forests is stronger, and the prices are generally higher.

Rather than focusing on properties comprised of trees of any particular age class, we will focus our property acquisition efforts on properties that are comprised of forests of a variety of different age classes, thus enabling us to better manage our short- and long-term income and appreciation returns. Our initial property acquisitions likely will be focused on forests comprised of older trees, in an effort to generate some income for initial distributions to investors. We also will seek to acquire forests comprised of younger and adolescent forests that can provide long-term income returns after our forests comprised of older trees have been harvested. At all times, we will seek to acquire properties on terms that are favorable to us, and to seek a balance between short- and long-term returns.

Geographic Diversification.    By pursuing a property acquisition approach that includes the goal of geographic diversification, we will seek to mitigate the risk of our operations being dependent on one particular market. Geographic diversification will expose our operations to the risks of a number of different markets, both because of the geographic distance between the timberland properties and because different regions are home to different forest types and species mixes.

We intend to apply our geographic diversification approach on both a micro and a macro level. On a micro level, we believe that our timberland properties should not be located in a single mill procurement basket. This distance is based upon the average distance over which harvested trees must be hauled. While the average log haul varies somewhat by region, in most areas of the United States, logs usually are transported no more than 60 to 90 miles. Our geographic “spacing” on a micro basis will enable us to participate in different wood markets, which will help to protect our portfolio from the risk of a single mill closure. This geographic spacing also reduces the risk that a large percentage of the portfolio will be damaged by a single hurricane, ice storm, fire, or insect or disease outbreak.

On a macro level, locating investment properties in different regions of the United States lessens our dependence on regional economic and other conditions. This approach also provides exposure to different species of trees and to different export markets. For example, Texas and South Carolina are hundreds of miles apart, but the primary species of tree in which timberland owners invest in both States is southern pine. While local markets may be different in these states, the difference between those markets does not provide as much diversification as would be offered by investments in Texas and Washington. The Pacific Northwest’s primary investment species are Douglas-fir and western hemlock, and its export market is stronger than the export market existing in Texas. We may also invest, to a lesser extent, in properties located in international timber-producing regions such as Canada and certain South American countries. We will strive to diversify our portfolio so that following the investment of the net proceeds raised during our offering stage, no more than 30% of the fair market value of the assets in our portfolio will be represented by investments outside the United States. We currently anticipate that the actual amount invested outside the United States will not exceed 20% of the fair market value of the portfolio we acquire with the net proceeds raised during our offering stage.

Species Diversification.    By owning properties comprised of different species of trees, we also will mitigate the risks of being dependent on the overall market for any particular species of tree. Some of our investments will be in hardwood forests. Hardwood product (and timber) markets differ greatly from softwood product (and timber) markets and may provide attractive income returns when softwood markets are poor, and vice-versa.

Operational Strategy

We believe that the fundamental basis for a successful timberland investment is the successful acquisition of timberland on favorable terms. An acquisition price that is too high can reduce returns, and, in extreme cases, no level of good forest and investment management can offset the initial costs. As a result, we intend to conduct a thorough due diligence evaluation of each timberland investment opportunity we consider, including evaluating and verifying the inventory data and developing an understanding of the timber markets in the vicinity of the property.

After we acquire a timberland property and identify and retain qualified forest managers, we will focus on operating the property to produce attractive short- and long-term income and appreciation returns, in light of our overall portfolio of properties. One component of this management approach entails growing and harvesting as much wood as possible in the context of supply and demand for wood in the local wood markets. However, a competing component of this approach entails managing the timber inventory on each property, so that each property will be attractive to a potential buyer. We will seek to balance these two strategies in a manner that optimizes the returns to stockholders consistent with our investment objectives.

Joint Venture Investments

In order to diversify our portfolio of assets, we may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with other timberland investors for the purpose of owning and managing timberland. In determining whether to invest in a particular joint venture, Wells TIMO will evaluate the timberland property that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We may enter into joint ventures with other Wells programs only if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us and our investment is on substantially the same terms and conditions as those received by the other joint ventures.

Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. However, in the event that the co-venturer elects to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy our co-venturer’s interest in the property held by the joint venture. In addition, in the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Borrowing Policies

We have borrowed, and in the future may, borrow funds to make investments and we intend to do so as necessary to facilitate their purchase, subject to certain limitations described below. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular property. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

We have employed greater amounts of leverage during our initial phase of operations in order to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner. In the future, we intend to use subsequent proceeds raised in this offering to significantly reduce our overall leverage. Our policies do not limit the amount we may borrow with respect to any individual property.

Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets, which we refer to as our “net assets limitation.” Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other noncash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied. Our net assets limitation is generally expected to limit our borrowing to approximately 75% of the cost of our properties before noncash reserves and depreciation. However, we may temporarily borrow in excess of our net assets limitation if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess.

In order to enable us to acquire the Mahrt Timberland, our board of directors authorized us to enter into financing arrangements that allowed us to borrow, in the aggregate, up to 100% of the purchase price of the Mahrt Timberland. In accordance with our charter, our board of directors, including a majority of our independent directors, determined that borrowing in excess of our general leverage limitation of 300% of our net assets was justified in connection with the Mahrt Timberland transaction because of the significance of the portfolio acquired and our expectation that subsequent proceeds raised in this offering will enable us to significantly reduce our overall leverage over time. While the senior loan and the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland has increased our overall leverage ratio, the issuance and sale of $32,128,000 of Series A preferred stock and $10,700,000 of Series B preferred stock to Wells REF, the indirect parent company of Wells TIMO, is not a borrowing for the purposes of calculating our leverage ratio. As a result of this transaction and the possibility that our board of directors may determine that it is in our best interest to pursue similarly leveraged timberland acquisitions in order to enable us to more quickly acquire a diversified portfolio of timberland properties, we are not able to anticipate with any degree of certainty what our leverage ratio will be for the foreseeable future. In accordance with our charter, if our board of directors, including a majority of our independent directors, approves any borrowing in excess of our leverage limitation, we will disclose such approval to our stockholders in our next quarterly report, along with a justification for such excess.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Disposition Policies

While we expect to hold each property for an extended period, we will periodically analyze each property to determine whether it should be held or sold based on our expectations for timber and land markets in the vicinity. We may determine to sell a timberland property based upon a variety of factors, including the following:

•	a change in the best use of the property, such that it becomes classified as HBU property;

•	an opportunity to reinvest in a more attractive timberland investment; or

•	a need to rebalance our investment portfolio among age classes, species or geographic regions.

We may reinvest the proceeds of property sales in investments that we believe are consistent with our investment objectives. See “Investment Objectives” above.

Our Higher and Better Use Land Sales

Large tracts of timberland often contain areas that can provide a greater economic value if they are used for purposes other than growing trees. These areas may include lakefront and riverfront acreage, acreage in proximity to urban areas and acreage that is attractive to developers. We intend to implement a program designed to regularly identify and sell such areas. Some of these areas, especially those that include waterfront acreage, often have restrictions and limitations on timber harvesting, making them relatively unattractive to us as timberland parcels. The sale of these parcels will generate short-term income returns, which we may distribute to our stockholders or reinvest in replacement timberland acres. Distributions to stockholders would provide greater cash to those investors on a short-term basis, but would reduce the level of returns in future years, as we would have fewer acres to harvest and fewer acres from which we could expect to receive appreciation returns. Conversely, our reinvestment in replacement timberland acres would reduce the level of short-term returns, but provide the potential for greater long-term returns from timber harvests and sales of the properties.

As of December 31, 2008, we owned interests in approximately 317,700 acres of the Mahrt Timberland. Since our acquisition of the Mahrt Timberland in October 2007, we have sold approximately 1,800 acres of HBU timberland and our leasehold interests in approximately 3,400 acres of timberland have expired.

We also may pursue, if and as available to us, opportunities to “swap” our HBU parcels for other timberland in like-kind exchange programs that provide favorable tax treatment. Depending on the relative values of timberland and HBU land in the area, we would expect to receive several timberland acres for each HBU acre that we are able to exchange.

Several large timberland owners have found that, on average, HBU lands comprise 10-20% of their total timberland holdings. Many of these large landowners have been selling their HBU lands, which should reduce the risk that we acquire timberland that includes a high percentage of HBU lands. As a result, we will seek to pay timberland prices, rather than HBU land prices, for the land that we acquire, and to simultaneously reduce the volume of HBU lands that we will need to dispose of in the future.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Until our shares are listed, unless our charter is amended, we will not:

•

borrow in excess of our net assets limitation (described in “Borrowing Policies” above), which is generally expected to approximate 75% of the cost of our properties before noncash reserves and depreciation, unless approved by a majority of our independent directors;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of Wells TIMO, our directors, our sponsor or any of our affiliates;

•	invest in equity securities unless a majority of our directors, including a majority of our independent directors, approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption plan or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to Wells TIMO, our directors, our sponsor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public;

•

pay acquisition fees and acquisition expenses which aggregate in excess of 6% of the contract purchase price of any investment in real property, or, in the case of a mortgage, 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit following a determination that the transaction is commercially competitive, fair and reasonable to us; or

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT, unless our board of directors determines that REIT qualification is not in our best interest.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Changes in Investment Objectives and Limitations

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the minutes of the meetings of our directors and in an annual report delivered to our stockholders. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our charter, however, may only be amended if approved by the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Issuing Securities for Property

Subject to limitations contained in our charter and other organizational documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Wells Timberland OP in any manner (and on such terms and for such consideration) in exchange for property. We do not intend that any shares issued in exchange for property will be registered as part of this offering, but any such shares may be registered at a future date. Existing stockholders have no preemptive rights to purchase shares or limited partnership units in any future offering, including securities we may offer in exchange for property, and any such offering might cause a dilution of a stockholder’s initial investment.

Acquisitions of Our Common Stock

We have authority to purchase or otherwise reacquire our shares of our common stock and any of our other securities. We have no present intention of repurchasing any of our shares except pursuant to our share redemption plan, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Liquidity Event

We presently intend to effect a transaction that will provide liquidity to all of our holders of common stock within five to seven years from the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange.

However, there can be no assurance that we will effect such a liquidity event within this period or at all. Our board of directors expects to make a preliminary determination regarding when to pursue our liquidity event and the type of transaction to pursue no later than five years after the termination of our offering stage. We expect that our liquidity event will be, but it is not limited to, one of the following types of transactions:

•	listing our common stock on a national securities exchange; or

•	a sale or merger of our company in a transaction that provides our stockholders with cash or securities of a publicly traded company.

In making the decision as to which exit strategy to pursue, our board of directors will try to determine which transaction would result in greater long-term value for our stockholders. We cannot determine at this time the circumstances, if any, under which our board of directors will determine to list our shares. However, if we do not list our shares of common stock on a national securities exchange by August 11, 2018, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval to commence an orderly liquidation.

If our shares are not listed before August 11, 2018, we are under no obligation to actually sell our portfolio within a specified time period since the precise timing will depend upon real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders, which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated.

TIMBERLAND INVESTMENTS

Mahrt Timberland

On August 3, 2007, our subsidiary, Wells Timberland Acquisition, LLC entered into a contract with MeadWestvaco Coated Board, Inc., which we refer to as MeadWestvaco Subsidiary. MeadWestvaco Subsidiary is an unaffiliated third party and subsidiary of MeadWestvaco Corporation. Pursuant to the contract, we agreed to acquire all of the ownership interests in Timberlands II, LLC, a newly formed entity wholly owned by MeadWestvaco Subsidiary, which owned the Mahrt Timberland.

On October 9, 2007, MWV SPE, LLC, a newly formed and wholly-owned subsidiary of Wells Timberland Acquisition, which we refer to as MWV SPE, LLC, acquired 100% of the outstanding membership interests in Timberlands II, LLC, thereby acquiring the Mahrt Timberland, for a purchase price of $400,000,000, exclusive of customary closing costs. The purchase price was paid by the delivery by MWV SPE, LLC of a promissory note in the amount of $397,979,000 and with a maturity date of October 9, 2027, or the MWV promissory note, and the remaining portion of the purchase price was paid by delivery of cash. We previously deposited a non-refundable amount of $5,000,000 into an escrow account that was applied to the purchase price and closing costs.

Description of the Property

The Mahrt Timberland originally consisted of approximately 228,108 acres of timberland owned in fee simple and long-term leasehold interests with varying remaining terms relating to the use and occupancy of another approximately 94,730 acres of timberland, all located on the Lower Piedmont and Upper Coastal Plains of East Central Alabama and West Central Georgia. Since our acquisition of the Mahrt Timberland, we have sold approximately 2,000 acres of HBU timberland and our leasehold interests in approximately 1,800 acres of timberland have expired. As of September 30, 2008, the Mahrt Timberland consisted of an estimated 11.0 million tons of merchantable timber inventory with age classes ranging from one to 75 years. Of the estimated 11.0 million tons of merchantable timber, approximately 6.3 million tons, or 57%, is pine. The Mahrt Timberland’s remaining merchantable timber consists of various hardwood species. Since our acquisition, we also have increased production levels and harvesting plans to fully capture the value of the Mahrt Timberland. In 2008, we planted approximately 2.5 million trees and expect to plant another 3.5 million trees in 2009. On average, we harvest and deliver more than 1,000 truckloads of timber each week from the Mahrt Timberland. The Mahrt Timberland contains plantations of different age classes ranging from one to 75 years. No significant mineral rights have been identified on the Mahrt Timberland. We intend to enter into a higher-and-better use program for a portion of the Mahrt Timberland in the future; however, we have not yet identified which portion of the Mahrt Timberland will be included in this program. Based on the current condition of the Mahrt Timberland, we do not anticipate significant capital expenditures for improvement or development of the Mahrt Timberland at this time.

Timber Agreements

Our purchase of the Mahrt Timberland was subject to the following two agreements, which we collectively refer to as the timber agreements: (1) a master stumpage agreement by and among Timberlands II, LLC, MeadWestvaco Subsidiary and Wells TRS Harvesting Operations, LLC, which we refer to as Wells TRS Harvesting, a wholly-owned subsidiary of Wells Timberland TRS, Inc., and (2) a fiber supply agreement by and among MeadWestvaco Subsidiary, MeadWestvaco Corporation and Wells TRS Harvesting. The master stumpage agreement provides that Timberlands II, LLC will sell specified amounts of timber and make available certain portions of the Mahrt Timberland to Wells TRS Harvesting for harvesting at $0.10 per ton of qualifying timber purchased by MeadWestvaco Subsidiary plus a portion of the gross proceeds received from MeadWestvaco Subsidiary under the fiber supply agreement. The fiber supply agreement provides that MeadWestvaco Subsidiary will purchase specified amounts of timber, including pine pulpwood, hardwood pulpwood, chip-n-saw and pine sawlogs, from Wells TRS Harvesting at an initial price of $25.00 to $63.00 per ton of timber, depending upon the type of timber. The fiber supply agreement is subject to pricing adjustments after August 14, 2008. The initial term of the timber agreements is October 9, 2007 through December 31, 2032, subject to extension and early termination provisions. The timber agreements ensure a long-term source of supply of wood fiber products for MeadWestvaco Subsidiary in order to meet its paperboard and lumber production requirements at specified mills and provide Timberlands II, LLC with a reliable consumer for the wood products from the Mahrt Timberland.

In connection with the timber agreements, on October 9, 2007, Timberlands II, LLC and Wells TRS Harvesting entered into a timberland operating agreement with Forest Resource Consultants, Inc., an unaffiliated third party, which we refer to as FRC. Pursuant to the terms of the operating agreement, Timberlands II, LLC retained FRC as a consultant to manage and operate the Mahrt Timberland and the related timber operations including ensuring delivery of timber to MeadWestvaco Subsidiary in compliance with the timber agreements. Wells TRS Harvesting retained FRC to act as its manager. In consideration for rendering the services described in the operating agreement, Timberlands II, LLC and Wells TRS Harvesting will pay FRC an annual base fee and an incentive fee equal to five percent of net revenues generated by the Mahrt Timberland calculated before payment of fees to Wells TIMO, our external advisor, reimbursement fees, depletion or income taxes. Such fees may be reasonably allocated between Timberlands II, LLC and Wells TRS Harvesting based on the services rendered to each entity.

Special Purpose Entity Sale

On October 15, 2008, MWV SPE, LLC transferred to Wells Timberland Acquisition 100% of the outstanding membership interests in Timberlands II, LLC, which resulted in Timberlands II, LLC being a direct wholly owned subsidiary of Wells Timberland Acquisition.

On December 18, 2008, Wells Timberland OP entered into an assignment and assumption agreement with Wells Timberland Acquisition, pursuant to which Wells Timberland Acquisition transferred 100% of the outstanding membership interests of Timberlands II, LLC to Wells Timberland OP, except for the security interests granted to Wachovia Bank, as administrative agent for various lending institutions pursuant to a pledge agreement dated October 9, 2007. On December 18, 2008, and in connection with the transfer of 100% of the outstanding membership interests of Timberlands II, LLC to Wells Timberland OP, Wells Timberland OP entered into a purchase and sale agreement between it and Wells REF, which we refer to as the purchase and sale agreement. Pursuant to the terms of this purchase and sale agreement, Wells Timberland OP sold 100% of the outstanding membership interests in Wells Timberland Acquisition owned by Wells Timberland OP for the purchase price of approximately $2 million. We refer to this sale as the special purpose entity sale.

Financing

Wells Timberland Acquisition paid a portion of the purchase price for the Mahrt Timberland by delivery of the MWV promissory note. Interest on the purchase note is payable quarterly and accrues at LIBOR plus .05%. The MWV promissory note is supported by a standby letter of credit issued by Wachovia Bank in the amount of $407,928,475. A reimbursement obligation owed by Wells Timberland Acquisition to Wachovia Bank with respect to such letter of credit is fully secured by a pledge of a deposit account at Wachovia Bank, which we refer to as the deposit account. The interest on the deposit account is intended to be sufficient to pay interest on the MWV promissory note. As a result of the special purpose entity sale, neither we nor any of our subsidiaries is an obligor on the MWV promissory note, and neither we nor any of our subsidiaries holds the deposit account. The disposition of Wells Timberland Acquisition and, indirectly, MWV SPE, LLC and the deposit account, removes certain impediments to our ability to qualify to be taxed as a REIT in future years.

Wells Timberland Acquisition obtained funds to fund the deposit account and to pay transaction costs through a combination of (1) $372,000,000 of debt financing arranged by Wachovia Bank, (2) $32,128,000 from the issuance and sale of 32,128 shares of our Series A preferred stock to Wells REF, and (3) $18,027,751 of funds raised through our initial public offering.

Wells Timberland Acquisition and Timberlands II, LLC, which we collectively refer to as the borrowers, entered into a debt financing arrangement with CoBank, ACB and Wachovia Bank on October 9, 2007. The debt financing includes two loans: the senior loan and the mezzanine loan. The senior loan was provided for pursuant to a credit agreement, dated as of October 9, 2007, by and among Wells Timberland Acquisition, Timberlands II, LLC, CoBank, ACB, as administrative agent, and the various financial institutions party thereto as lenders, which we refer to as the senior loan agreement. The mezzanine loan was provided for pursuant to a subordinated credit agreement, dated as of October 9, 2007, by and among Wells Timberland Acquisition, Timberlands II, LLC, Wachovia Bank, as administrative agent, and the financial institutions party thereto as lenders, which we refer to as the mezzanine loan agreement.

The senior loan is a first mortgage loan in the amount of $212,000,000 for which CoBank, ACB is the administrative agent and collateral agent. The senior loan has a maturity date of September 9, 2010 and is secured by a first mortgage on the Mahrt Timberland, a senior security interest in a revenue account controlled by CoBank, ACB, which will hold all revenue generated by the Mahrt Timberland, and a second security interest in all funds raised through this offering. The senior loan is also secured by a first priority lien on all other assets of the borrowers and Wells TRS Harvesting, including rights under the timber agreements. Finally, the senior loan is secured by the ownership interests in Wells TRS Harvesting.

The senior loan accrues interest at an adjustable rate based upon a one, two or three month LIBOR plus a margin that varies based upon the ratio of the amount of the senior loan to the value of collateral at the time of determination. Such rate would increase by 2% per year during the existence of an event of default. The senior loan may be voluntarily prepaid at any time, and is subject to mandatory prepayment from the proceeds of sales or other dispositions of timber and the Mahrt Timberland and, after repayment of the mezzanine loan, from proceeds of this offering. The senior loan agreement contains various affirmative and negative covenants customary for loans of this type, including a minimum debt service coverage ratio. The terms of the senior loan permit us to make distributions upon the attainment of a ratio of less than 40% of the amount of the senior loan to the value of the collateral at the time of determination. On December 18, 2008, in connection with the special purpose entity sale, we entered into an amendment to the senior loan agreement to remove Wells Timberland Acquisition as a borrower and to add Wells Timberland OP as a borrower. As of December 31, 2008, the outstanding principal balance on the senior loan was $208.6 million.

The mezzanine loan is a second mortgage loan in the original principal amount of $160,000,000 for which Wachovia Bank is the administrative agent and collateral agent. The mezzanine loan has a maturity date of September 30, 2009, at which time all outstanding principal, interest and any fees or other obligations on the mezzanine loan shall be due and payable in full, and is secured by a second mortgage in the Mahrt Timberland, a second security interest in the revenue account, and a first security interest in all funds raised through our initial public offering and this offering prior to the repayment of the mezzanine loan. The mezzanine loan is also secured by a second priority lien on all other assets of the borrowers and Wells TRS Harvesting, including rights under the timber agreements. Finally, the mezzanine loan is secured by the ownership interests in the borrowers as well as by a lien and security interest in collateral pledged by Wells REF, the guarantor of the mezzanine loan. On December 18, 2008, in connection with the special purpose entity sale, we entered into an amendment to the terms of the mezzanine loan agreement, whereby Wells Timberland Acquisition was removed as a borrower under the mezzanine loan agreement, and Wells Timberland OP was added as a borrower. Also in connection with this amendment, Wells Timberland OP agreed to pledge 100% of the membership interests in Timberlands II, LLC owned by it to Wachovia Bank. As of December 31, 2008, the outstanding principal balance on the mezzanine loan was $65.7 million.

The mezzanine loan, as amended, accrues interest at a fixed rate of 11% per year. Such rate would increase by 2% per year during the existence of an event of default. The mezzanine loan may be voluntarily prepaid at any time. Additionally, the mezzanine loan is subject to mandatory prepayment from the proceeds of this offering and, after reduction of the senior loan to a 40% senior loan to collateral value ratio, from the proceeds of sales or other dispositions of timber and the Mahrt Timberland. The mezzanine loan is subject to mandatory principal reduction payments on each of March 31, 2009 and June 30, 2009, reducing the outstanding principal balance to an amount not greater than $45,000,000 and $25,000,000, respectively.

In connection with an amendment to the mezzanine loan agreement, and as an inducement to Wachovia Bank amending the terms of the mezzanine loan agreement, Wells REF, the mezzanine loan’s guarantor, agreed to (1) amend a separate outstanding loan from Wachovia Bank to Wells REF to, among other things, extend the maturity date, (2) pay an amendment fee to Wachovia Bank consisting of $127,500 in cash and 600 shares of our preferred stock held by Wells REF and (3) pledge the remaining 42,228 shares of our preferred stock held by Wells REF to Wachovia Bank as security for Wells REF’s guaranty of the mezzanine loan. Wells REF had previously acquired the shares of our preferred stock, which accrue an 8.5% per annum dividend, for $1,000 per share.

Because Wells REF agreed to the foregoing in connection with and as an inducement to Wachovia Bank amending the terms of the mezzanine loan agreement, we have agreed that, after the mezzanine loan has been repaid in full, we will repay to Wells REF an amount in cash equal to the amendment fee, subject to the availability of proceeds from an equity offering by us. Under the terms of our senior loan, we cannot make such repayment until we have achieved certain financial performance measures, including the reduction of the outstanding principal amount of the senior loan to an amount that is less than 40% of the value of our assets securing the senior loan.

Because the repayment of the amendment fee to Wells REF is a related party transaction, our board of directors, including a majority of our independent directors, determined that the repayment of the amendment fee to Wells REF was fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As a result of our loan agreements obtained in connection with our acquisition of the Mahrt Timberland, we are exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, we have entered into interest rate swap agreements, and we may enter into other interest rate swaps, caps, or other arrangements in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes. All of our debt was entered into for other than trading purposes. We manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate in light of anticipated changes in interest rates. We closely monitor interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods. The weighted-average interest rate of our fixed and variable rate debt at October 31, 2007 was 6.36%.

As discussed above, the interest on the deposit account is intended to be sufficient to pay interest on the MWV promissory note; however, the variable rates on the deposit account and the MWV promissory note reset five days apart. Therefore, in order to hedge our exposure to changing interest rates during these five days, we entered into an interest rate swap agreement with JP Morgan Chase Bank, N.A., which we refer to as JP Morgan. In connection with the special purpose entity sale, we transferred this swap agreement to Wells REF and therefore have no further obligations under it.

The terms of the senior loan agreement required us to enter into an interest rate protection agreement. As such, we entered into an interest rate swap agreement with Wachovia Bank to hedge exposure to changing interest rates. The interest rate swap agreement has an effective date of October 16, 2007 and runs through the senior loan maturity date. From October 16, 2007 through October 24, 2008, the notional amount covered by the interest rate swap agreement equals $212.0 million. From October 25, 2008 through the senior loan maturity date, the notional amount covered by the interest rate swap agreement equals $106.0 million. Under the terms of the interest rate swap agreement, from October 16, 2007 to October 24, 2008, we will pay interest at a fixed rate of 4.905% per annum and receive LIBOR-based interest payments based on $212.0 million of the senior loan.

From October 25, 2008 through the senior loan maturity date, we will pay interest at a fixed rate of 4.905% per annum and receive LIBOR-based interest payments based on $106.0 million of the senior loan. The interest rate swap effectively fixes our interest rate on the senior loan at 6.405% through October 24, 2008. From October 25, 2008 through the senior loan maturity date, the interest rate swap effectively fixes our interest rate on $106.0 million of the senior loan at 6.405%. The remaining amount outstanding under the senior loan will bear interest at LIBOR plus margin.

We have guaranteed both the senior loan and the mezzanine loan, but on a limited basis that covers only losses incurred by CoBank, ACB or Wachovia Bank due to certain bad acts of the borrowers and related loan parties. The mezzanine loan is also fully guaranteed by Wells REF.

SELECTED FINANCIAL DATA

The following selected financial data for the nine months ended September 30, 2008 and 2007, and for the years ended December 31, 2007, 2006, and the period from the filing of our initial Registration Statement on Form S-11 with the SEC on November 10, 2005 (date of inception) through December 31, 2005, should be read in conjunction with the accompanying consolidated financial statements and related notes.

	As of September 30,		As of December 31,
	2008	2007	2007	2006	2005
Total assets	$803,039,076	$17,688,642	$828,567,130	$328,907	$203,000

Total liabilities	$710,168,235	$2,519,112	$775,523,302	$776,918	—

Total stockholders’ equity (deficit)	$92,870,841	$15,169,530	$53,043,828	$(448,011)	$203,000

	For the Nine Months Ended September 30,		For the Year Ended December 31,		From the period from November 10, 2005 (date of Inception) through December 31, 2005
	2008	2007	2007	2006
Total revenues	$36,952,411	—	$8,273,933	—	—

Net loss	$(36,314,942)	$1,326,245	$(17,346,062)	$(669,011)	—

Net loss available to common stockholders	$(38,441,600)	$1,326,245	$(17,975,682)	$(669,011)	—

EBITDA(1)	$6,507,561	—	$4,903,788	$(669,011)

Cash flows used in operating activities	$(3,587,329)	$(1,544,222)	$(3,434,342)	$(777,089)	—

Cash flows used in investing activities	$1,593,113	$(5,000,000)	$(419,106,990)	—	—

Cash flows provided by financing activities	$5,759,816	$18,573,203	$423,813,283	$776,918	$203,000

Per-share data:

Net loss available to common stockholders —basic and diluted	$(4.98)	$(4.22)	$(17.73)	$(33.45)	—

Weighted-average common shares outstanding	7,724,274	314,221	1,014,108	20,000	20,000

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — EBITDA,” incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2007, for the definition and information regarding why we present EBITDA and for a reconciliation of this non-GAAP financial measure to net loss.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our sponsor and the parent company and manager of our advisor, and its affiliates in the last ten years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

The Prior Performance Tables contained in this prospectus, beginning on page F-2 set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

Prior Public Programs

Overview

Our sponsor, Wells Capital, has served as a general partner of a total of 15 completed publicly offered real estate limited partnerships, four of which completed their public offerings in the last ten years. These four limited partnerships and the year in which each of their offerings was completed are:

1. Wells Real Estate Fund XI, L.P. (1998)

2. Wells Real Estate Fund XII, L.P. (2001)

3. Wells Real Estate Fund XIII, L.P. (2003)

4. Wells Real Estate Fund XIV, L.P. (2005)

Our sponsor and its affiliates have also sponsored three real estate investment trusts prior to this offering. Piedmont REIT has completed four public offerings of shares of its common stock. Wells REIT II has completed one public offering of shares of its common stock and is currently offering shares of its common stock pursuant to a second public offering which commenced on November 10, 2005. Institutional REIT offered shares of its common stock pursuant to a registration statement which was declared effective by the SEC on January 11, 2007. On March 25, 2008, Institutional REIT deregistered the shares of its common stock in the registration statement, none of which were sold pursuant to such registration statement, and subsequently dissolved. As such, data for Institutional REIT is not included in the information presented on prior public programs sponsored by our sponsor.

Wells Capital and its affiliates have previously sponsored each of the above-described limited partnerships and REITs on an unspecified property or “blind-pool” basis. As of December 31, 2007, the total amount of funds raised from investors in these above-described completed or ongoing public offerings was approximately $9.2 billion, and the total number of investors in such programs was approximately 222,900. The investment objectives of each of these Wells programs are substantially identical to our investment objectives of (1) providing current income through the payment of cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing capital appreciation upon the ultimate sale of our assets. We cannot assure you that any of the Wells public programs will ultimately be successful in meeting their investment objectives. For more information regarding the operating results of Wells-sponsored public programs, see Table III beginning on page F-7 of this prospectus.

Office and Industrial Property Public Programs

As of December 31, 2007, the four real estate limited partnerships and two office and industrial property real estate investment trusts sponsored by Wells had acquired 188 properties. The table below gives further information about these properties by region.

Location	Properties Purchased
	Number	As a Percentage of Aggregate Purchase Price
Southeast	29	10.1%
Mideast	30	18.1
Northeast	30	21.3
Mountain	17	3.6
Southwest	23	9.9
West North Central	6	3.5
East North Central	30	22.6
Pacific	23	10.9

Total	188	100.0%

As of December 31, 2007, the aggregate dollar amount of the acquisition and development costs of the 188 properties purchased by these six Wells-sponsored public programs was approximately $9.3 billion. Of the aggregate amount, 100% was spent on commercial property, with 99.5% spent on acquiring or developing office or industrial buildings and 0.5% spent on acquiring or developing hotels. Of the aggregate amount, 97.3% was spent on acquired properties and 2.7% on properties under construction or constructed by the programs. Of the aggregate amount, 38.9% were single-tenant office or industrial buildings and 61.1% were multi-tenant office or industrial buildings.

Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these six Wells public programs as of December 31, 2007:

Type of Property	Existing	Construction
Office Buildings	94.8%	2.9%
Industrial Buildings	1.9	0.0
Hotels	0.4	0.0

From the inception of the first Wells public program through December 31, 2007, the Wells public programs had sold 47 properties and two outparcels of land.

All of the properties purchased by a Wells-sponsored public limited partnership were purchased without borrowing any additional funds. However, certain properties acquired by Piedmont REIT and Wells REIT II were subject to existing mortgages, and in connection with each of these acquisitions Piedmont REIT and Wells REIT II, respectively, assumed its share of the debt. Table VI contained in Part II of the registration statement, of which this prospectus is a part, gives additional information relating to certain properties acquired within the last three years ended December 31, 2007 by certain Wells public programs, including applicable mortgage financing on properties purchased.

Timberland Property Public Program

As of December 31, 2007, Wells Timberland REIT has acquired the Mahrt Timberland, consisting of interests in 322,800 acres of timberland located on the Lower Piedmont and Upper Coastal Plains of East Central Alabama and West Central Georgia that contained an estimated 11.6 million tons of merchantable timber inventory with age classes ranging from one to 75 years. Wells Timberland REIT acquired the Mahrt Timberland on October 9, 2007, for a purchase price of approximately $400.0 million, exclusive of closing costs. Wells Timberland REIT financed the purchase of the Mahrt Timberland with a combination of cash and debt. As of December 31, 2007, Wells Timberland REIT had made no dispositions of parcels of the Mahrt Timberland.

Mutual Fund Public Programs

In addition to the real estate programs sponsored by Wells Capital discussed above, our sponsor is also sponsoring two index mutual funds that invest in various stocks. The Wells Dow Jones Wilshire U.S. REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the Dow Jones Wilshire REIT Index by investing in the REIT stocks included in the Dow Jones Wilshire REIT Index. The Wells Dow Jones Wilshire U.S. REIT Index Fund (formerly known as the Wells S&P REIT Index Fund) began its offering on March 2, 1998, and as of December 31, 2007, the fund had raised approximately $687.7 million in offering proceeds from approximately 20,000 investors. The Wells Dow Jones Wilshire Global RESI Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the Dow Jones Wilshire Global Real Estate Securities Index by investing in stocks included in the Dow Jones Wilshire Global Real Estate Securities Index. The Wells Dow Jones Wilshire Global RESI Index Fund began its offering on December 29, 2006, and as of December 31, 2007, had raised approximately $38.4 million in offering proceeds from approximately 2,500 investors.

Prior Private Programs

In addition to the public real estate programs sponsored by Wells Capital and its affiliates described above, Wells has sponsored a total of 13 private real estate programs.

Wells Management Company, Inc., an affiliate of our sponsor, sponsors private placements for a series of limited liability companies pursuant to a Section 1031 exchange program. As of December 31, 2007, there have been 12 such offerings, which raised a total of $192.6 million from 318 investors. The investment objectives of each of these Wells-sponsored Section 1031 exchange programs are substantially identical to our investment objectives.

Wells Management Company, Inc. is also sponsoring a private placement of limited liability company interests in Wells Mid-Horizon Value-Added Fund I, LLC, which we refer to as the “Wells Mid-Horizon Fund.” On September 15, 2005, an offering of up to 150,000 shares of investor member interests in Wells Mid-Horizon Fund commenced under a private placement to accredited investors. Wells Mid-Horizon Fund was formed to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. As of December 31, 2007, Wells Mid-Horizon Fund had received approximately $41.4 million in proceeds from 492 investors. As of December 31, 2007, Wells Mid-Horizon Fund had acquired three properties.

As of December 31, 2007, these 13 Wells-sponsored private programs had acquired an aggregate of 16 properties. The table below gives further information about these properties.

Location	Properties Purchased
	Number	As a Percentage of Aggregate Purchase Price
Southeast	4	23.3%
Mideast	0	0.0
Northeast	1	4.3
Mountain	1	7.7
Southwest	2	13.6
West North Central	2	16.7
East North Central	5	27.5
Pacific	1	6.9

Total	16	100.0%

As of December 31, 2007, the aggregate dollar amount of the acquisition and development costs of the 16 properties purchased by these Wells-sponsored private programs was $277.0 million. Of the aggregate amount, 100% was spent on commercial property, all of which was spent on acquiring or developing office or industrial buildings. Of the aggregate amount, 100% was spent on acquired properties. Of the aggregate amount, approximately 62.1% were single-tenant office or industrial buildings and 37.9% were multi-tenant office or industrial buildings.

From the inception of the first Wells private program through December 31, 2007, the Wells private programs have sold one property. We cannot assure you that any of the Wells private programs will ultimately be successful in meeting their investment objectives.

Adverse Business Developments or Conditions

Wells-sponsored programs have occasionally been adversely affected by the cyclical nature of the real estate market. Some Wells programs invested funds in properties at the high end of a real estate cycle, resulting in sales of such properties for less than their purchase price. In the past, Wells programs have only sold properties for less than their purchase price in order to maximize the overall return to investors when one or more of the following factors was present:

•	market conditions caused an ongoing deterioration of a property’s value and the sale price of the property, though lower than the purchase price, was the highest price reasonably expected;

•	costs required to re-lease a property to levels that would allow for a sales price greater than the original purchase price would exceed the benefit of the higher sales price; and

•

the costs savings at the liquidation of a portfolio by selling a property as a part of a portfolio sale at lower than the property’s purchase price outweighs costs that would be incurred in order to sell that property individually at greater than purchase price.

The following six properties have been sold by the Wells programs for less than their original purchase prices:

Date of Sale	Property Name	Purchase Price	Gross Sale Price	Wells Program Owners
October 1, 2001	Cherokee Commons	$8,907,596	$8,660,000	Wells Real Estate Fund I Wells Real Estate Fund II Wells Real Estate Fund II-OW Wells Real Estate Fund VI, L.P. Wells Real Estate Fund VII, L.P.

September 30, 2002	Greenville Center	$3,820,520	$2,400,000	Wells Real Estate Fund III, L.P.

September 11, 2003	Cort Furniture	$6,566,430	$5,770,000	Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.

April 29, 2004	Stockbridge Village II	$2,945,262	$2,740,385	Wells Real Estate Fund V, L.P. Wells Real Estate Fund VI, L.P.

January 25, 2007	Black Oak Plaza	$4,562,689	$3,554,971	Wells Real Estate Fund I, L.P.

January 31, 2007	Iomega Building	$5,934,250	$4,685,151	Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P. Piedmont Office Realty Trust, Inc.

Sales of properties at less than the purchase price could adversely affect the value of an investment in a Wells program. In addition, some Wells public programs have owned properties that have experienced long periods of time when no tenants were paying rent. This reduction in revenues resulted in less cash from operations available for distribution to investors. However, such occurrences have been sporadic. For more information regarding the operating results of Wells-sponsored public programs, see Table III beginning on page F-7 of this prospectus.

Summary of Recent Acquisitions by Wells Prior Programs

Office and Industrial Property Programs

During 2005, 2006 and 2007, Wells-sponsored office and industrial property programs acquired 49 properties, for which the property type, location and method of financing are summarized below. Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides additional information relating to these acquisitions.

Property Type
Office	47
Distribution	0
Warehouse	1
Hotel	1
Mixed Use	0

Total	49

Method of Financing
All cash	37
All debt	0
Combination of cash and debt	12

Total	49

Location
Southeast	5
Mideast	6
Northeast	13
Mountain	4
Southwest	5
West North Central	1
East North Central	9
Pacific	6

Total	49

Timberland Property Public Program

During 2007, Wells Timberland REIT acquired interests in 322,800 acres of timberland located on the Lower Piedmont and Upper Coastal Plains of East Central Alabama and West Central Georgia that contained an estimated 11.6 million tons of merchantable timber inventory with age classes ranging from one to 75 years.

Prior Program Liquidity Events

Our sponsor, Wells Capital, or one of its affiliates, has previously sponsored 17 public programs, including two REITs. Each of these programs stated in its prospectus filed with the SEC a date by which the program might be liquidated. Of these 17 prior programs, four liquidated ahead of their expected liquidity date, 12 have not yet reached their respective liquidity dates, and one has delayed its liquidity date, as described below.

The four programs that liquidated prior to their anticipated liquidity date did so after the disposition of all their interests in real property and other assets and after a distribution to the holders of their securities of the proceeds of the liquidation, pursuant to the agreements governing each program.

The earliest liquidation date for the 12 offerings that have not yet reached their anticipated liquidity date is December 31, 2014, and none of these 12 offerings have determined to extend its liquidation date.

Piedmont REIT sought and has received stockholder approval to extend the date by which it must commence an orderly process of liquidation if its shares were not listed on a securities exchange from January 30, 2008 to July 30, 2009. Piedmont REIT also received stockholder approval to grant to its board of directors the sole discretion to further extend the liquidation date to January 30, 2011. Piedmont REIT has reported that its board of directors made the recommendation to its stockholders to extend its liquidity date based on its assessment of volatility in the public real estate securities market, fundamentals of the office real estate market, the prices that could be obtained in a sales transaction for Piedmont REIT and discussions with its financial advisor regarding the long-term potential values of Piedmont REIT.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus beginning on page F-2 for more detailed information regarding the prior experience of our sponsor and its affiliates. In addition, upon request, prospective investors may obtain from Wells Capital without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to Wells Capital. Additionally, Table VI contained in Part II of our registration statement, of which this prospectus is a part, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to our business and investments in our shares. This summary describes taxation of us and our stockholders based on our current status as a taxable C corporation and describes the taxation of REITs and their stockholders in the event that we qualify, and elect to be taxed, as a REIT in the future. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker/dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with stockholders who hold our common stock as “capital assets” within the meaning of Section 1221 of the Code.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations of the Internal Revenue Service (IRS), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.

Taxation of Our Company as a C Corporation

We will be taxable as a “C corporation” until we qualify and elect to be taxed as a REIT. We have not elected to be taxed as a REIT and did not qualify to be taxed, as a REIT for the taxable year ending December 31, 2008. We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2009. However, because our ability to do so is subject to the satisfaction of certain organizational and operational requirements which we have not met as of the date of this prospectus, we cannot give any assurances regarding when, if ever, we will qualify or elect to be taxed as a REIT. The tax rules that will apply to us for any periods in which we qualify and elect to be taxed as a REIT are described below in “Federal Income Taxation of Our Company as a REIT.”

As a C corporation, we are subject to federal income tax (and alternative minimum tax and state and local income taxes) on our taxable income, including our distributive share of income, gains, and losses from Wells Timberland OP. We will not be entitled to deduct any dividends we distribute for federal or state and local income tax purposes. Thus, while we are a C corporation, our income is subject to double taxation, at the corporate level as we pay tax on our taxable income and at the shareholder level on dividends we distribute.

Taxation of Wells Timberland OP

An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return. Under current Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under U.S. federal or state law will generally be classified as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation. The general partner will not elect to have Wells Timberland OP classified as a corporation for U.S. federal income tax purposes. An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (as defined in the Code) that fails to meet certain gross income tests. As general partner of Wells Timberland OP, we intend to use reasonable commercial efforts to avoid having Wells Timberland OP become a publicly traded partnership that is taxed as a corporation. Thus, we expect that Wells Timberland OP will be treated as a partnership for U.S. federal income tax purposes. The balance of this summary assumes that Wells Timberland OP will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Taxable U.S. Stockholders

This section describes the taxation of Taxable U.S. Stockholders for periods in which we are not taxed as a REIT. The taxation of Taxable U.S. Stockholders for any periods in which we are taxed as a REIT are described below in “— Taxation of Taxable U.S. Stockholders if We Qualify and Elect To Be Taxed as a REIT.”

When we use the term “U.S. Stockholder,” we mean a beneficial owner of our common stock that for federal income tax purposes:

(1) is a citizen or resident of the United States;

(2) is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3) is an estate, the income of which is subject to federal income taxation regardless of its source; or

(4) is a trust, provided that (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust properly elects to be taxed as a U.S. trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

Dividends

A U.S. Stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. A U.S. Stockholder that is a taxable corporation generally should qualify for the dividends received deduction if our common stock is held for at least 46 days during the 90-day period beginning on the date that is 45 days before the stock becomes ex-dividend with regard to such dividend.

Dividends paid to a U.S. Stockholder that is taxed as an individual generally should be treated as qualified dividend income, and thus taxed at capital gains rates, for taxable years beginning prior to 2011 if the holding period requirement is satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations. To satisfy the holding period requirement, our common stock must be held for at least 61 days during the 121-day period beginning on the date that is 60 days before the ex-dividend date with respect to such dividend.

Distributions in excess of our current and accumulated earnings and profits will reduce the adjusted tax basis of a U.S. Stockholder’s shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted tax basis will be treated as capital gain (long-term capital gain if the shares have been held for more than one year).

Taxable distributions and gain from the disposition of common stock will not be treated as passive activity income; U.S. Stockholders generally will not be able to apply any “passive activity losses” against such income. In addition, gain from the disposition of common stock generally will be treated as investment income for purposes of the investment interest limitations. Dividends also will be treated as investment income for the purpose of electing stockholders who elect not to have capital gains treatment apply to such dividends.

Disposition of Common Stock

In general, a U.S. Stockholder’s gain or loss realized upon a taxable disposition of our common stock will be a long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year, and otherwise a short-term capital gain or loss. The maximum federal income tax rate on long-term capital gains recognized by individuals is generally 15% for taxable years beginning prior to 2011. For federal income tax purposes, short-term capital gains of individuals are taxed at ordinary income rates. All capital gains of C corporations are generally taxed at regular corporate income tax rates.

In general, a U.S. Stockholder will realize gain or loss upon a disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Stockholder’s adjusted tax basis in the disposed stock. A U.S. Stockholder’s adjusted tax basis in his or her common stock generally will equal the U.S. Stockholder’s acquisition cost, less any distributions in excess of our current and accumulated earnings and profits. Additionally, any loss realized on a sale, exchange or redemption of common shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other common shares during a period beginning 30 days before, and ending 30 days after, the date of disposition.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities that are subject to taxation on their “unrelated business taxable income” will not be taxed on distributions with respect to our common stock or gains from disposition of our common stock if the tax-exempt entity does not otherwise use our common stock in an unrelated trade or business or borrow (or be deemed to borrow) to acquire or carry such stock. If a tax-exempt stockholder were to finance the acquisition of our common stock with debt, a portion of the dividends the stockholder received with respect to our common stock and gain on the sale of our common stock, could constitute unrelated business taxable income.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, and other non-U.S. Stockholders are complex. This section is only a summary of some of such rules applicable during periods in which we are taxed as a REIT. The taxation of Taxable U.S. Stockholders for any periods in which we are taxed as a REIT are described below in “— Special Tax Considerations for Non-U.S. Stockholders if We Qualify and Elect To Be Taxed as a REIT.” We urge non-U.S. Stockholders to consult their own tax advisors to determine the impact of federal, state and local, and non-U.S. tax laws on ownership of our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to any dividends and gains that are “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under an applicable tax treaty. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in our stock is not effectively connected with the conduct of a U.S. trade or business (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

We will withhold 30% of the gross amount of any distribution to a non-U.S. Stockholder out of our current or accumulated earnings and profits unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock. In addition, we are required to withhold 10% of distributions in excess of our current and accumulated earnings and profits at any time that we are a “United States real property holding corporation” (which we expect to be). If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s U.S. tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•

the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required.

Gain from a disposition of our common stock by a non-U.S. Stockholder generally will be subject to federal income taxation unless our common stock does not constitute a “U.S. real property interest” within the meaning of FIRPTA. We expect our common stock to be a U.S. real property interest at all times that we are not a REIT and our stock is not publicly traded. Gain on the sale of common stock that is subject to taxation under FIRPTA must be reported by the non-U.S. Stockholder on a U.S. federal income tax return and is subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Our shares are not currently publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will qualify for an exception for gains from dispositions of shares of a REIT that is a domestically controlled qualified investment entity. Even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of our common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock that is not publicly traded from a non-U.S. Stockholder will be required to withhold 10% of the purchase price and remit this amount to the IRS.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

A non-U.S. Stockholder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Federal Income Taxation of Our Company as a REIT

We intend to elect to be taxed as a REIT under the Internal Revenue Code effective for the taxable year ending December 31, 2009 if we otherwise qualify to be taxed as a REIT. However, because our ability to do so is subject to the satisfaction of certain organizational and operational requirements which we have not met as of the date of this prospectus, there is no assurance, however, that we will operate in such a manner so as to qualify and elect to be taxed, as a REIT. The balance of this summary describes the rules for qualifying to be taxed as a REIT and the tax consequences to us and our stockholders if we qualify and elect to be taxed as a REIT.

The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Internal Revenue Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations, and administrative and judicial interpretations of Code provisions and regulations.

If we qualify and elect to be taxed as a REIT, we generally would not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we would avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we would be subject to federal tax in the following circumstances:

•	We would be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•

We could elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gains to our stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We could be subject to the “alternative minimum tax” on our items of tax preference.

•

We would be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other nonqualifying income from foreclosure property.

•

We would be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business).

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we would be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

•

If we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we would have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we would have to pay $50,000 for each other failure.

•	If we fail to distribute each year at least the sum of:

(1) 85% of our REIT ordinary income for such year;

(2) 95% of our REIT capital gain net income for such year; and

(3) any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

•

If at the time we first become a REIT, the aggregate value of our assets exceeds our aggregate basis in such assets and we subsequently recognize gain on the disposition of any such asset during the ten-year period beginning on the date on which we first became a REIT, or if we acquire assets from a C corporation in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the ten-year period beginning on the date on which we commenced our REIT status or acquired the asset, as the case may be, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we commenced our REIT status or we acquired the asset, as the case may be, which is referred to as the “Built-In Gain Rules.” Because we will have acquired substantial assets before such time, if any, that we qualify and elect to be taxed as a REIT, the Built-in Gain Rules could limit our operational flexibility or otherwise reduce the benefits of taxation as a REIT. We have not yet determined whether we have a net built-in gain in our assets as of January 1, 2009 or whether we would elect to take into income any net built-in gain immediately prior to our commencement of REIT status to avoid continuing application of the Built-in Gain Rules.

•	We will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, the nature of assets and amount of distributions.

Organizational Requirements

The Internal Revenue Code defines a REIT as a corporation, trust or association that:

(1) is managed by one or more trustees or directors;

(2) uses transferable shares or transferable certificates to evidence beneficial ownership;

(3) would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Internal Revenue Code;

(5) has at least 100 persons as beneficial owners;

(6) during the last half of each taxable year, not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Internal Revenue Code to include certain entities;

(7) files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8) meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit-sharing trust. We do not currently satisfy condition (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Finally, a REIT cannot have retained any C corporation earnings and profits at the end of any REIT taxable year. If we elect to be taxed as a REIT in the future, we will have to determine whether we have any retained earnings and profits from years prior to the first year for which we would be taxed as a REIT and, if so, make arrangements to promptly distribute any such earnings and profits.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single-member limited liability companies, also are generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income taxes where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. If we elect to be taxed as a REIT, we will make a TRS election for Wells Timberland TRS, Inc. and will determine whether we should conduct through Wells Timberland TRS, Inc. or other taxable REIT subsidiaries certain activities that will produce nonqualifying income for the gross income tests or may be subject to the prohibited transaction tax, such as the sale of higher and better use properties and, if so, make timely elections. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Internal Revenue Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Internal Revenue Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s lessees that are not conducted on an arm’s-length basis. Moreover the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 25% of the REIT’s total asset value.

In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells Timberland OP will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells Timberland OP’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of Wells Timberland OP for purposes of applying and meeting the various REIT requirements.

Income Tests

A REIT must meet two gross income requirements annually. First, a REIT must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, a REIT must derive at least 95% of its gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities. Under changes to the REIT rules in the Food Conservation and Energy Act of 2008, which we refer to as the Housing Bill, mineral royalty income of a qualifying timber REIT is also qualifying income for purposes of the 95% gross income test. A qualifying timber REIT is a REIT in which more than 50% of the assets consists of real property held in connection with a trade or business of producing timber. For revenue purposes, the Housing Bill’s REIT provisions sunset and would apply only to our taxable year ending December 31, 2009. There is no assurance that this rule will be extended or made permanent.

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, a REIT may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that a REIT has not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, it may invest the offering proceeds in less liquid investments such as certain mortgages and mortgage pass-throughs or shares in other REITs. If we elect to be taxed as a REIT, we intend to trace offering proceeds received for purposes of determining the one-year period for new capital investments. The IRS has not issued any rulings or regulations under the provisions of the Internal Revenue Code governing new capital investments, so there can be no assurance that the IRS would agree with this method.

Timber-Cutting Contracts.    The income from our timber-cutting contracts generally would be treated as “rents from real property” or as capital gain from the sale of real property for purposes of the gross income tests if we retain an economic interest in the timber, depending on whether we have a holding period of more than one year in the property. Section 631(b) of the Internal Revenue Code provides that if the owner of timber held for more than one year disposes of such timber under any contract by virtue of which it “retains an economic interest in such timber,” the gain or loss realized will be treated as capital gain or loss. An owner of timber retains an “economic interest in such timber” under a timber-cutting contract if the amount of the payment for the timber depends solely on the actual quantity of timber cut.

We generally will retain an “economic interest” under our timber-cutting contracts. The income from the timber-cutting contracts for the timberlands we initially acquire will not qualify for capital gains treatment under Section 631(b) of the Internal Revenue Code for the first year after closing this offering, because we will not have held the timber for more than one year at the time we dispose of it. The income from any such timber-cutting contracts with unrelated persons will be treated as rents from real property (ordinary income) for purposes of the gross income tests, but any such timber-cutting contracts with related persons would not be qualifying income. Any gain from our timber-cutting contracts with respect to timber we held for more than one year will qualify as gain from the sale of real property for purposes of the gross income tests and for capital gain treatment under Section 631(b) of the Internal Revenue Code.

The Housing Bill codified the treatment of certain timber income for purposes of the REIT gross income tests. As amended, timber sale gains under section 631(a) (provided that the timber is cut by a taxable REIT subsidiary) and section 631(b) are qualifying income for purposes of the 75% and 95% gross income tests without regard to how long the timber was held. As note above, the Housing Bill’s REIT provisions sunset and would apply only to our taxable year ending December 31, 2009. There is no assurance that this rule will be extended or made permanent.

Rents from Real Property.    We do not expect to receive a substantial amount of rental income, other than the income from our timber-cutting contracts with respect to timber we have not held for more than one year that will be treated as rents from real property. However, we do anticipate receiving small amounts of rental income from hunting leases, bee-keeping leases, leases for the use of real property to extract minerals and to erect and maintain billboards on property adjacent to certain public thoroughfares and the rental of rights-of-way through certain properties.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a lessee will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (1) the total combined voting power of all classes of voting stock of a corporate lessee, (2) the total value of shares of all classes of stock of a corporate lessee or (3) the interests in total assets or net profits in any lessee which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular lessee (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the lessees or are provided to such lessees, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for lessees of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property. While it is not expected that we will receive a substantial amount of rental income (other than income from timber-cutting contracts that is treated as rental income), if we elect to be taxed as a REIT, we will take steps to ensure that such rental income qualifies as rents from real property or otherwise does not jeopardize our REIT status.

Interest.    The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by being based on a fixed percentage or percentages of receipts or sales. Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date of the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.

Dividends.    Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. To the extent that we hedge with other types of financial instruments or for other purposes, the income from those transactions is not likely to be treated as qualifying income for purposes of either gross income test.

Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Income from timber sold pursuant to timber-cutting contracts that will be treated as rents from real property or capital gain under Section 631(b) of the Internal Revenue Code will not be treated as gain from the sale of property held for sale in our ordinary course of business.

To avoid the imposition of the prohibited transaction test, if we elect to be taxed as a REIT, we intend to sell most or all of our higher and better use properties through a taxable REIT subsidiary. In addition, to the extent we sell any higher and better use properties held at the REIT level, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will always be able to identify properties that will become part of our “dealer” land sales business, that we will avoid owning property at the REIT level that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business,” or that we can comply with the safe-harbor provisions when we sell property held at the REIT level.

Failure to Satisfy Gross Income Tests.    If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Internal Revenue Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Federal Income Taxation of Our Company as a REIT,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, a REIT must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of a REIT’s total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of a REIT’s total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by a REIT may not exceed 5% of the value of the REIT’s total assets; (2) a REIT may not own more than 10% of any one issuer’s outstanding voting securities; and (3) a REIT may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, as recently amended, no more than 25% of the value of a REIT’s total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (1) any security qualifying for the “straight-debt exception” discussed below, (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (4) any obligation to pay qualifying rents from real property; (5) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight-debt exception starts with the definition of straight debt in Section 1361 of the Internal Revenue Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight-debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight-debt exception and that are worth more than 1% of the issuer’s outstanding securities.

After initially meeting the asset tests at the close of any quarter, a REIT will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the REIT can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if the REIT fails the 5% securities limitation or either of the 10% securities limitations, the REIT may avoid disqualification as a REIT by disposing of a sufficient amount of nonqualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of

1% of the REIT’s assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which the REIT first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, a REIT may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient nonqualifying assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets and filing a schedule with the IRS that describes the nonqualifying assets.

If we elect to be taxed as a REIT, we intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, a REIT must meet the following annual distribution requirements. A REIT must make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to its stockholders in an amount at least equal to:

(1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding its net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus

(2) the sum of certain items of noncash income.

A REIT must pay these distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if (1) the distributions were declared in October, November or December, the distributions were payable to stockholders of record on a specified date in such month, and the distributions were actually distributed during January of the subsequent year; or (2) the distributions were declared before the REIT timely filed its federal income tax return for such year, the distributions were paid in the 12-month period following the close of the prior year and not later than the first regular distribution payment after such declaration, and the REIT elected on its tax return for the prior year to have a specified amount of the subsequent distribution treated as if distributed in the prior year.

If a REIT disposes of any asset that is subject to the Built-In Gain Rules during the applicable ten-year period, the REIT will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

A REIT will pay federal income tax on taxable income, including net capital gain, that it does not distribute to stockholders. Furthermore, if a REIT fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income from prior periods,

the REIT will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts it actually distributes.

A REIT may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. See “— Taxation of Taxable U.S. Stockholders — Distributions to Taxable U.S. Stockholders.” If a REIT so elect, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. For these purposes, distributions that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

If we elect to be taxed as a REIT, we intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, Wells Timberland OP’s partnership agreement will authorize us, as the sole general partner of Wells Timberland OP, to take such steps as may be necessary to cause Wells Timberland OP to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. We expect that our REIT taxable income would be less than our cash flow due to the allowance of cost depletion in computing REIT taxable income. It is possible that we may not have sufficient cash or other liquid assets from time to time to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In order for a REIT to deduct distributions to stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Internal Revenue Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its distribution rights as a class.

In the event that a REIT is subject to an adjustment to its REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between the REIT and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between the REIT and an IRS district director or a statement by the REIT attached to an amendment or supplement to its federal income tax return, the REIT may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to its stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and the REIT must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Internal Revenue Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by the REIT to offset an increase in its REIT taxable income resulting from an adverse determination. The REIT, however, would be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Internal Revenue Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT. Accordingly, if we elect to be taxed as a REIT, we will have to determine whether we have any retained earnings and profits from years prior to the first year for which we would be taxed as a REIT and, if so, make arrangements to promptly distribute any such earnings and profits.

Statutory Relief

If a REIT fails to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, the REIT will not lose its status as a REIT if its failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Taxable REIT Subsidiaries

As described above, a REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by a REIT. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

A REIT and its corporate subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. A corporation of which a qualifying taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of a REIT’s assets may consist of the securities of taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to a REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% tax on transactions between a taxable REIT subsidiary and the REIT or the REIT’s lessees that are not conducted on an arm’s-length basis.

Taxation of U.S. Stockholders if We Qualify and Elect To Be Taxed as a REIT

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below) will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individuals who receive dividends from taxable C corporations. However, there are exceptions: Individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax; (2) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries); or (3) income from sales of appreciated property subject to the Built-In Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Distributions we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distributions during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of the capital gain realized by a noncorporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Distributions we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Taxation of Tax-Exempt Stockholders if We Qualify and Elect To Be Taxed as a REIT

Distributions we make to a tax-exempt employee pension trust or most other types of domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (UBTI), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of our common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified plan waivers from our ownership limitations.

Special Tax Considerations for Non-U.S. Stockholders if We Qualify and Elect To Be Taxed as a REIT

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and non-U.S. tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (1) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend, (2) will generally not be required to report distributions received from us on U.S. federal income tax returns and (3) will not be subject to a branch profits tax with respect to such distribution. Currently, our shares are not publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

It should be emphasized that the income we receive under timber-cutting contracts subject to Section 631(b) of the Internal Revenue Code will be characterized for federal income tax purposes as gain from the sale or other disposition of real property and that we will withhold at the 35% rate on distributions to non-U.S. stockholders attributable to such gain realized in respect of such timber-cutting contracts. Accordingly, an investment in our common stock may be less favorable than investments in REITs the income of which is not primarily gains from timber sales.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Gain from a disposition of common stock by a non-U.S. Stockholder generally will be subject to federal income taxation unless our common stock does not constitute a “U.S. real property interest” within the meaning of FIRPTA. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period (generally five years) less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. Because we are not yet a REIT, it is possible that we will not be a domestically controlled qualified investment entity until we have been a REIT for five years and satisfied the domestically controlled requirement throughout such period. We cannot assure non-U.S. Stockholders that we will be a domestically controlled qualified investment entity at any particular time, especially if we raise substantial capital through the German offering. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of our common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Currently, our shares are not publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1) the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security number) to the payor as required;

(2) the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3) the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4) the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock and backup withholding may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person whose gross income is 50% or more from all sources for specified periods and is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan, individual retirement account (IRA), or other employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or the Internal Revenue Code. This summary is based on the provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other plan or arrangement subject to Section 4975 of the Internal Revenue Code, such as an IRA, each of which we refer to as a Benefit Plan, that is seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce “unrelated business taxable income” (UBTI) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure the plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party-in-interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party-in-interest or disqualified person. The transfer to (or use by or for the benefit of) a party-in-interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party-in-interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Engaging in a prohibited transaction may subject a fiduciary to liability under ERISA. In addition, a fiduciary engaging in a prohibited transaction may be subject to excise tax penalties under the Internal Revenue Code. An IRA may lose its tax-exempt status as a result of a prohibited transaction involving the owner or beneficiary of the IRA.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” is as defined under Department of Labor regulations; the Code does not contain a definition of “plan assets.” Regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA and the Code when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless the entity satisfies one of the exceptions to this general rule. As discussed below, we intend to obtain an opinion of counsel that, based on the Plan Assets Regulation, it is more likely than not that our underlying assets would not be deemed to be “plan assets” of Benefit Plans investing in our shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•

sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that has been registered under the Securities Exchange Act within the specified period. In addition, we have well in excess of 100 independent stockholders. Thus, both the first and second criteria of the “publicly offered security” exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to be taxed as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells TIMO, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells TIMO of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells TIMO or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells TIMO and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a nonfiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

We expect to obtain an opinion from counsel that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells TIMO, any selected broker/dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar arrangement must provide the participant with a statement of the value of the arrangement each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

Eventually, we may engage a third-party valuation firm to value our shares; however, we intend to use our advisor’s estimate until the completion of our offering stage. (We will view our offering stage as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in Wells Timberland OP.) Furthermore, until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our common stock. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

After 12 months from completion of our offering stage, we will publish a valuation of our shares as determined by our advisor or another firm chosen for that purpose, which estimate will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or Code requirements described above.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of one billion shares of stock, of which 900 million shares are designated as common stock with a par value of $0.01 per share, and 100 million shares are designated as preferred stock with a par value of $0.01 per share, of which 35,000 shares have been classified as Series A preferred stock and of which 15,000 shares have been classified as Series B preferred stock. In addition, our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

As of December 31, 2008, approximately 13.4 million shares of our common stock were issued and outstanding held of record by a total of approximately 4,634 stockholders. 32,128 shares of our Series A preferred stock were issued and outstanding and 10,700 shares of our Series B preferred stock were issued and outstanding.

Common Stock

Except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, including the Series A preferred stock and Series B preferred stock discussed below, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common and preferred stock into one or more classes or series of stock, and to issue such classified or reclassified stock, without stockholder approval. Our board of directors must determine the relative rights, preferences and privileges of each class or series of stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of such stock could have the effect of delaying, deferring or preventing a change in control. Our board of directors has no present plans to issue additional preferred stock, but may do so at any time in the future without stockholder approval.

Series A Preferred Stock

Our charter does not require us to obtain the consent of the holders of the Series A preferred stock for any corporate action, and the holders of the Series A preferred stock do not have any voting rights or powers except with respect to (1) the creation of any class of capital stock senior to the Series A preferred stock, (2) an increase in the number of authorized shares of Series A preferred stock and (3) any amendment of our charter that would impair, circumvent or adversely affect the rights, preferences or privileges relating to the Series A preferred stock. Dividends will accrue on the Series A preferred stock daily at a rate of 8.5% per year, subject to adjustments in the event of a stock dividend, split, combination or other similar recapitalization with respect to the Series A preferred stock. If authorized by our board of directors and declared by us, accruing dividends on the Series A preferred stock are payable on September 30, 2010 and on September 30 of each year thereafter. The Series A preferred stock is not convertible into shares of our common stock. If we are liquidated or dissolved, the holders of the Series A preferred stock are entitled to receive the issue price of $1,000 per share plus any accrued and unpaid dividends, whether or not declared, before any payment may be made to the holders of our common stock or any other class or series of our capital stock ranking junior on liquidation to the Series A preferred stock.

Series B Preferred Stock

Our charter does not require us to obtain the consent of the holders of Series B preferred stock for any corporate action, and the holders of the Series B preferred stock do not have any voting rights or powers except with respect to (1) the creation of any class of capital stock senior to the Series B preferred stock, (2) an increase in the number of authorized shares of Series B preferred stock and (3) any amendment of our charter that would impair, circumvent or adversely affect the rights, preferences or privileges relating to the Series B preferred stock. Dividends will accrue on the Series B preferred stock daily at a rate of 8.5% per year, subject to adjustments in the event of a stock dividend, split, combination or other similar recapitalization with respect to the Series B preferred stock. If authorized by our board of directors and declared by us, accruing dividends on the Series B preferred stock are payable on September 30, 2010 and on September 30 of each year thereafter. The Series B preferred stock is not convertible into shares of our common stock. If we are liquidated or dissolved, the holders of the Series B preferred stock are entitled to receive the issue price of $1,000 per share plus any accrued and unpaid dividends, whether or not declared, before any payment may be made to the holders of our common stock or any other class or series of our capital stock ranking junior on liquidation to the Series B preferred stock. The Series B Preferred Stock ranks on parity with our Series A Preferred Stock with respect to dividends and payments upon a dissolution of our company.

Uncertificated Shares

Our charter provides that until our shares are listed on a national securities exchange, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, no earlier than 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our board of directors, a majority of the independent directors, the president or the chief executive officer, or by our secretary upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares of stock present in person or by proxy at a meeting is required to elect a director.

Our charter provides that the concurrence of the board is not required in order for the stockholders to elect or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells TIMO is selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace Wells TIMO or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains limitations on ownership that prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding shares, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common shares, unless exempted by our board of directors. Our charter also provides that our board of directors may, subject to certain conditions, exempt an excepted holder, by establishing a limitation on the excepted holder’s share ownership. Pursuant to Wells REF’s purchase of 32,128 shares of our Series A preferred stock and 10,700 shares of our Series B preferred stock, Wells REF currently holds in excess of 9.8% of the value of our aggregate outstanding capital stock. Our board has named Wells REF as an excepted holder and has limited Wells REF’s share ownership to 45% of the value of the aggregate of the outstanding shares of our capital stock. However, when our board of directors granted the waiver to Wells REF to own in excess of 9.8% of the aggregate value of our outstanding capital stock, it conditioned such waiver upon Wells REF agreeing that if, at such time as our board determines to elect to qualify as REIT for any fiscal year, Wells REF’s ownership of the Series A preferred stock would cause us not to qualify as a REIT, such shares of Series A preferred stock will automatically be transferred to a charitable trust in accordance with our charter. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Our charter further prohibits (1) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as described below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in any lessee of our property (or a lessee of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the lessee. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above, although we do not plan to issue shares in certificated form unless and until our shares are listed on a national securities exchange.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the Treasury Regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns, and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

Our charter requires that purchasers of our stock meet standards regarding (1) net worth and/or income and (2) minimum purchase amounts. These standards are described under “Suitability Standards” on page i of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your shares.

Distributions

As a result of the acquisition of the Mahrt Timberland, we are currently prohibited from making any payments or distributions (or setting aside funds for any payments or distributions) to any of our stockholders until the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full, and upon the attainment of certain financial performance measures under the senior loan, although we may seek to renegotiate the terms of the loan agreements prior to their full repayment. Because distribution of at least 90% of REIT taxable income is one of the requirements for REIT qualification, we may not be able to qualify as a REIT until, among other things, the mezzanine loan is repaid in full. We will seek to invest the proceeds of this offering in a manner that will allow us to achieve our investment objectives, including the objective of paying future distributions to stockholders. However, prospective investors should not invest in this offering in the event they are seeking substantial cash distributions during the initial years of our operations. See “Risk Factors — Our Cash Distributions Are Not Guaranteed and May Fluctuate.” Once we are able to make distributions, we intend that distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. Once we commence making distributions, we expect to calculate our quarterly distributions based upon daily record dates so that our investors will be entitled to be paid distributions immediately upon purchasing our shares. We expect to make quarterly distribution payments following such calculation.

Once we qualify as a REIT, we will be required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Except with respect to the first year following our acquisition of a timberland property, as a result of tax treatment provided to certain timber sale contracts under the Internal Revenue Code, substantially all of our income will constitute net capital gain for federal tax purposes. Unlike most existing REITs, therefore, we do not anticipate, except with respect to the first year following our acquisition of a timberland property, that the 90% distribution requirement applicable to REITs will require us to distribute any material amounts of cash in order to remain qualified as a REIT. Notwithstanding the lack of any federal income tax requirement that we do so, we intend to make distributions to our stockholders based on a methodology to be adopted by our board of directors. Generally after the first year following our acquisition of a timberland property, we expect these distributions to be treated as capital gain dividends. The actual amount and timing of distributions, if any, will be at the discretion of our board of directors and will depend upon a number of factors, including:

•	our actual results of operations;

•	the timing of the investment of the net proceeds of this offering; and

•	whether the income from our harvesting activities is ordinary income or capital gains.

As a result of the tax treatment provided to certain timber sale contracts under the Internal Revenue Code, we expect, except in the first year following our acquisition of a timberland property, that a significant portion of our distributions to our stockholders will be taxed at capital gains rates, which are lower for noncorporate U.S. taxpayers than the rates for ordinary income.

Because we may receive income from harvesting timber at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may borrow money, issue securities or sell assets in order to make distributions. Distributions paid from borrowings or sources other than cash from operations will constitute a return of capital, which will reduce your basis in your shares of our common stock.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. The actual amount and timing of distributions we will pay to stockholders will be at the discretion of our board of directors and will depend upon a number of factors, including the timing of our investment of the net proceeds of this offering and our actual results of operations. However, as a result of the acquisition of the Mahrt Timberland, we are prohibited from making any payments or distributions (or setting aside funds for any payments or distributions) to any of our stockholders until the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full and certain financial performance measures under the senior loan are attained, although we may seek to renegotiate the terms of the loan agreements prior to their full repayment. See “Description of Shares — Distributions.” The following discussion summarizes the principal terms of this plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our distribution reinvestment plan except for restrictions imposed by us, if any, in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you can only continue to participate in our distribution reinvestment plan if you continue to meet the suitability standards and if you are able to make the other investor representations set forth in the then-current prospectus and subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the

“Suitability Standards” section of this prospectus (on page i of this prospectus) and the form of subscription agreement attached hereto as Appendix A. Participants must agree to notify us promptly when they no longer meet these standards.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer-manager or a participating broker/dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the plan. We may extend the term of the distribution reinvestment plan beyond the term of this offering. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You also may change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker/dealer or investment adviser or, if you purchase shares in this offering other than through a participating broker/dealer or investment adviser, through the dealer-manager.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the plan.

The purchase price per share will be equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public offering of shares prior to the listing of our shares on a national securities exchange. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and distributions will be reinvested at the price determined by the valuation process. (For these purposes, we do not consider a “public equity offering” to include (1) offerings on behalf of selling stockholders, (2) offerings related to a distribution reinvestment plan or employee benefit plan or (3) the redemption of interests in Wells Timberland OP.) The valuation determined by our advisor or another firm chosen for that purpose may bear little relationship to and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Excluded Distributions

Our board of directors may designate that certain cash distributions attributable to net proceeds from the sale of one or more of our properties or other investments will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. If all or a portion of a distribution of proceeds attributable to a sale transaction is determined by our board to be an excluded distribution, the excluded amounts will be paid in cash to all stockholders, including distribution reinvestment plan participants, and will not be reinvested in our shares pursuant to our distribution reinvestment plan.

Account Statements

Our dealer-manager or a participating broker/dealer will provide a confirmation of your quarterly purchases under the distribution reinvestment plan. The dealer-manager or participating broker/dealer will provide the confirmation to you or your designee within five business days after the end of the quarterly distribution period, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment; and

•	the number and price of the shares purchased by you.

Fees and Commissions

We will not pay selling commissions or a dealer-manager fee on shares sold under our distribution reinvestment plan. We will not reimburse Wells TIMO for any organization and offering expenses from proceeds of sales pursuant to our distribution reinvestment plan. The amount that would have been paid as selling commissions and dealer-manager fees if the shares sold pursuant to our distribution reinvestment plan had been sold pursuant to our primary offering will be retained and used by us. Therefore, the net proceeds to us for sales under our distribution reinvestment plan will be greater than the net proceeds to us for sales pursuant to our primary offering, at least during our offering stage and for all periods in which the estimated value of a share of our common stock is at least $10 per share. The economic benefits resulting from the increased net proceeds per share for purchases pursuant to our distribution reinvestment plan will inure to the benefit of all of our stockholders.

Voting

You may vote all shares acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. The purchase price per share will be at the following discounts: (1) $9.55 per share during this offering, (2) 95.5% of the offering price in any subsequent public equity offering during such offering, and (3) 95.5% of the most recent offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange. Therefore, at least until this offering is complete, participants in our distribution reinvestment plan will be treated for federal income tax purposes as having received a dividend of $10.00 for each $9.55 reinvested by them under the plan (or if shares in the most recent offering were offered at a price other than $10.00 per share, then the deemed distribution would be equal to such per share amount and the amount reinvested would be 95.5% of such amount). You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders and Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions, or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least ten business days prior to the last day of the quarterly distribution period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation to the extent that a reinvestment of your distributions in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time, but any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will take effect only upon ten days’ prior written notice to participants.

Share Redemption Plan

Our board of directors has adopted a share redemption plan that enables our stockholders to sell their shares to us in limited circumstances. Our board of directors may, however, choose to amend its provisions without stockholder approval. Our share redemption plan permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

As a result of the acquisition of the Mahrt Timberland, we are prohibited from redeeming any shares under our share redemption plan (other than redemptions sought within two years of the death or qualifying disability of the stockholder) until the mezzanine loan we obtained in connection with the acquisition of the Mahrt Timberland is repaid in full and until we attain certain financial performance measures under the senior loan.

Any redemptions made under the share redemption plan will be funded through the proceeds of the distribution reinvestment plan. The mezzanine loan contains restrictive covenants that prohibit us from declaring, setting aside funds for, or paying any dividend, distribution or other payment to our stockholders while the loan is outstanding. As a result, we will be unable to make any payments or distributions (or set aside funds for any payments or distributions) to our stockholders until the mezzanine loan is repaid in full. If investors do not subscribe for the distribution reinvestment plan because they do not expect distributions to be paid in the near term, then it will become more difficult for shares to be redeemed by us than for other Wells REITs or non-traded REIT products.

Initially, the price at which we will repurchase your stock under the share redemption plan will be $9.10 unless the shares were being redeemed in connection with the death or qualifying disability of a stockholder in which case the price may be greater. The initial redemption price will remain fixed for one year after we complete the offering stage. Thereafter, the redemption price will equal 95% of the estimated per share value of our shares, as estimated by our advisor or another firm chosen for that purpose. We will view our offering stage as complete upon the termination of our initial public equity offering that is followed by a one-year period during which we do not engage in another public equity offering. For purposes of the share redemption plan, we will exclude from the definition of “public equity offering” certain issuances by us as described under “ERISA Considerations — Annual Valuation.” We will report the redemption price to you in the annual report that we will file with the SEC and deliver to you and in the three quarterly reports that we also are required to file with the SEC. These restrictions will severely limit your ability to sell your shares should you require liquidity and will limit your ability to recover the value you invested.

Our share redemption plan will limit the number of shares redeemed pursuant to our share redemption plan as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year; and (2) we may not redeem shares on any redemption date to the extent that such redemptions will cause the amount paid for redemptions since the beginning of the then-current calendar year to exceed the sum of (x) the net proceeds from the sale of shares under our distribution reinvestment plan during such period and (y) any additional amounts reserved for such purpose by our board of directors. These limits might prevent us from accommodating all redemption requests made in any year. In addition, if investors do not elect to participate in our distribution reinvestment plan, it will become more difficult for shares to be redeemed. See “Risk Factors — Risks Associated with Debt Financing.”

We will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before that date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata redemption would result in a stockholder owning less than half of the applicable minimum amount described in “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of that stockholder’s shares; and (2) if a pro rata redemption would result in a stockholder owning more than half but less than all of the applicable minimum amount, then we would not redeem any shares that would reduce that stockholder’s holdings below the applicable minimum amount. In the event that a stockholder redeems all of his or her shares, there will be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we do not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we may redeem under the plan, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.

In several respects we may treat redemptions sought within two years of the death or qualifying disability of a stockholder differently from other redemptions. First, there is no one-year holding requirement. Second, if redemption is sought until one year after we complete our offering stage, the redemption price will be 100% of the amount paid for the shares. Thereafter, the redemption price will be 100% of the price at which we sold the share or 95% of the estimate of our per share value, whichever is greater. Finally, redemptions sought within two years of death or qualifying disability are subject only to the overall limitation that, during any calendar year, aggregate redemptions may not exceed 100% of the net proceeds from our distribution reinvestment plan during the calendar year and any additional amounts reserved for such purpose by our board of directors. A stockholder that is a trust may only have shares redeemed on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole primary beneficiary of the trust or if the only other primary beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares need to give written notice to Wells Investment Securities, our dealer-manager, at 6200 The Corners Parkway, Norcross, Georgia 30092-3365, Attn: Client Services. Wells Investment Securities is responsible for all services to be performed in connection with the share redemption plan, although it might outsource clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We will notify you of such developments (1) in the quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934, as amended. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption plan will provide stockholders only a limited ability to have shares redeemed for cash until a secondary market develops for the shares, at which time the plan will terminate.

No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Registrar and Transfer Agent

Boston Financial Data Services, Inc., a registered transfer agent, will serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed for at least 12 months on a national securities exchange; or

•

a transaction involving the conversion to corporate, trust or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells TIMO or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and dissolution of us and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;”

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights of access to records of the Roll-up Entity will be less than those provided in our charter; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR CHARTER AND BYLAWS

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We do not intend to elect to be subject to any of the provisions of Subtitle 8 that would conflict with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts as long as our shares of common stock are not listed on any national securities exchange and are subject to the policy statement.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions (if the board of directors rescinds its resolution exempting any business combination between us and any other person or otherwise fails to first approve such business combination) and the control share acquisition provisions (if the applicable provision in our bylaws is rescinded) of Maryland law, any provisions of our charter electing to be subject to Subtitle 8 in the future, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Timberland Operating Partnership, L.P., which we refer to as Wells Timberland OP, was formed in November 2005 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax-deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells Timberland OP will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells Timberland OP. We are the sole general partner of Wells Timberland OP and, as of the date of this prospectus, we own a 99.99% partnership interest. Wells TIMO owns a .01% partnership interest, and also owns 100 special units. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells Timberland OP.

The following is a summary of material provisions of the limited partnership agreement of Wells Timberland OP. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the actual limited partnership agreement for more detail. You may request a copy of the partnership agreement, at no cost, by writing or telephoning us as set forth below at “Where You Can Find More Information.”

Capital Contributions

As we accept subscriptions for shares, we will transfer all of the net proceeds of the offering to Wells Timberland OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds of the sale of shares to investors, regardless of any purchase price discounts applicable to such sales and without reduction for the selling commissions and other costs associated with the offering. If Wells Timberland OP requires additional funds at any time in excess of capital contributions made by us and Wells TIMO or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells Timberland OP on the same terms and conditions as are applicable to our borrowing of such funds. If Wells Timberland OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Wells Timberland OP calculated based on the amount of the capital contribution and the value of Wells Timberland OP at the time of such contribution. In addition, we are authorized to cause Wells Timberland OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells Timberland OP and us.

Operations

The limited partnership agreement of Wells Timberland OP provides that, so long as we remain qualified as a REIT, Wells Timberland OP is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of Wells Timberland OP, we also are empowered to do anything to ensure that Wells Timberland OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells Timberland OP being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that, except as provided below with respect to the special units, Wells Timberland OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. As a common unit holder, we will receive distributions from Wells Timberland OP that we will then distribute to our stockholders.

The effect of these distributions will be that a holder of one common unit of Wells Timberland OP will receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares.

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Wells Timberland OP in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one common unit of Wells Timberland OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in Wells Timberland OP. Losses cannot be passed through to our stockholders.

If Wells Timberland OP liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

The holder of the special units will be entitled to distributions from Wells Timberland OP in an amount equal to 15% of net sales proceeds received by Wells Timberland OP on dispositions of its properties and real estate related investments after the other holders of common units, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions (less any amounts received in redemption of their common units) plus a 7% cumulative, non-compounded annual pre-tax return on their net capital contributions.

There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of Wells Timberland OP made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of Wells Timberland OP.

Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, each individual stockholder may receive more or less than a return of the original issue price for such stockholder’s shares plus the 7% cumulative noncompounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

Rights, Obligations and Powers of the General Partner

As Wells Timberland OP’s general partner, we generally have complete and exclusive discretion to manage and control Wells Timberland OP’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells Timberland OP with another entity.

Wells Timberland OP will pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells Timberland OP also will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Wells Timberland OP. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by Wells Timberland OP will be costs and expenses relating to properties we may own outside of Wells Timberland OP. We will pay the expenses relating to such properties directly.

Redemption Rights

The limited partners of Wells Timberland OP have the right to cause Wells Timberland OP to redeem their common units for cash in an amount equal to the value of an equivalent number of our shares, or, at our option, we may purchase their common units for cash or by issuing one share of our common stock for each common unit redeemed. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a lessee within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners who hold common units may exercise their redemption rights only after their common units have been outstanding for one year. A limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 common units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his redemption right for all of his units.

The special units will be redeemed for a specified amount upon the earlier to occur of the listing of our common shares on a national securities exchange or the termination or non-renewal of the advisory agreement. See “Management Compensation.”

Change in General Partner

We are generally not allowed to withdraw as the general partner of Wells Timberland OP or transfer our general partnership interest in Wells Timberland OP (except to a wholly-owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells Timberland OP in return for an interest in Wells Timberland OP and agrees to assume all obligations of the general partner of Wells Timberland OP. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in Wells Timberland OP, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter, Wells TIMO may not transfer its interest in Wells Timberland OP as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•

any amendment affecting the redemption right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells Timberland OP in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $2,200,000,000 in shares of our common stock through Wells Investment Securities, our dealer-manager, a registered broker/dealer affiliated with Wells TIMO, our advisor. Of this amount, we are offering $2,000,000,000 in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer-manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining $200,000,000 in shares through our distribution reinvestment plan at a purchase price equal to (1) $9.55 per share during this offering; (2) 95.5% of the offering price in any subsequent public equity offering during such offering; and (3) 95.5% of the most recent public offering price for the first 12 months subsequent to the close of our last public equity offering prior to the listing of our shares on a national securities exchange. After that 12-month period, we will publish a per share valuation determined by our advisor or another firm chosen for that purpose, and distributions will be reinvested at the price determined by the valuation process. Our primary offering will terminate by [            ], 2011, unless extended. If we extend the offering beyond [            ], 2011, we will supplement this prospectus accordingly. After the termination of this offering, we may continue to offer shares in this offering only through our distribution reinvestment plan. We reserve the right to terminate this offering at any time. Prior to the conclusion of this offering, if any of the shares initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such remaining shares to the public as part of the primary offering. Similarly, prior to the conclusion of this offering, if all of the shares initially allocated to the distribution reinvestment plan have been purchased but shares initially allocated to our primary offering remain unsold and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the remaining shares initially allocated to the primary offering to the distribution reinvestment plan.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar corporations (including those qualified as REITs) and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares.

Compensation of Dealer-Manager and Participating Broker/Dealers

Except as provided below, Wells Investment Securities, our dealer-manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering. In addition, except as described below, the dealer-manager will receive 1.8% of the gross offering proceeds as compensation for acting as the dealer-manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer-manager’s wholesalers. We will not pay selling commissions or a dealer-manager fee for shares sold pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer-manager to utilize two channels to sell our shares in our primary offering, each of which has a different selling commission and dealer-manager fee structure. The dealer-manager may authorize other broker/dealers who are members of FINRA, which we refer to as participating broker/dealers, to sell our shares. Our first distribution channel involves (1) those participating broker/dealers compensated solely on a commission basis for the sale and (2) sales through investment advisory representatives affiliated with a participating broker/dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. Our second distribution channel will be sales through independent investment advisers (i.e., investment advisers not affiliated with a broker/dealer) and through banks acting as trustees or fiduciaries.

In the event of the sale of shares in our primary offering by a participating broker/dealer involving a registered representative compensated on a commission basis for the sale, the dealer-manager will reallow its selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker/dealer.

In the event of the sale of shares in our primary offering through an investment advisory representative affiliated with a participating broker/dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer-manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer-manager may reallow to a participating broker/dealer all or a portion of the dealer-manager fee earned on the proceeds raised by the participating broker/dealer. This reallowance would generally be in the form of a marketing fee.

In the event of the sale of shares in our primary offering through an independent investment advisor, the dealer-manager will waive its right to a selling commission and will reduce the dealer-manager fee to 0.8% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer-manager fee will be reduced from 1.8% to 0.8%, or by approximately $0.10 per share. At the request of certain participating broker/dealers, our dealer-manager may agree to reduce its dealer-manager fee and to reduce or waive the selling commissions in connection with sales made through such participating broker/dealers. The net proceeds to us would not be affected by such fee reductions.

In addition to the compensation described above, we will also reimburse the dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker/dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer-manager fee.

Dealer-Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$140,000,000
Dealer-manager fee (maximum)	36,000,000
Compensation allocations(1)	5,871,000	(2)
Expense reimbursements for wholesaling activities(3)	512,000	(2)
Expense reimbursements for retailing activities(4)	400,000	(2)
Legal fees allocable to dealer manager	100,000	(2)

Total	$182,883,000

(1)	This amount represents the allocation of non-transaction based compensation of Wells Investment Securities employees and the allocation of non-transaction based compensation of dual employees engaged in the distribution of this offering. Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. This amount also includes transaction-based compensation that may be paid by Wells TIMO or its affiliates in connection with this offering, up to 0.20% of gross offering proceeds raised. In the event that this additional transaction-based compensation is paid by Wells TIMO or its affiliates, we will not reimburse Wells TIMO or its affiliates for these payments.

(2)	Amounts shown are estimates.

(3)	This amount consists primarily of expense reimbursements for employees of Wells Investment Securities or its affiliates engaged in wholesaling activities. Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses.

(4)	This amount consists primarily of (a) amounts used to reimburse employees of Wells Investment Securities, Wells Capital or one of our affiliates for actual costs incurred for travel, meals, lodging and attendance fees to attend retail seminars sponsored by participating broker-dealers and (b) amounts used to reimburse (i) representatives of participating broker-dealers and (ii) wholesalers and other FINRA-registered personnel associated with Wells Investment Securities for the actual costs incurred for travel, meals and lodging in connection with the attending bona fide training and education meetings hosted by Wells TIMO or its affiliate. All conferences will be held in the vicinity of our advisor’s headquarters, which is in Norcross, Georgia. Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With Wells TIMO’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer-manager fee, selling commissions) exceed 1.2% of the gross offering proceeds from our primary offering (Wells TIMO will not be entitled to any such reimbursement from proceeds of sales under our distribution reinvestment plan), our total organization and offering expenses are capped at 10% of the gross proceeds of our primary offering.

We may also reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses incurred as supported by a detailed and itemized invoice. In many cases, however, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer.

To the extent permitted by law and our charter, we will indemnify the participating broker/dealers and the dealer-manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer-manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

We may sell shares in our primary offering to participating broker/dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker/dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers and directors, officers and employees of Wells TIMO or its affiliates may purchase shares in our primary offering at a discount. Except for the share ownership limitations contained in our charter, there is no limit on the number of shares that we may sell to those individuals. The purchase price for such shares shall be $9.12 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer-manager fees in the amount of $0.18 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Directors, officers and employees of Wells TIMO and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view toward distribution.

An investor purchasing more than 50,000 shares at any one time through a single participating broker/dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker/dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased	Commission Rate	Price per Share
1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 300,000	4.0%	$9.70
300,001 to 400,000	3.0%	$9.60
400,001 to 500,000	2.0%	$9.50
500,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5% commission.

Subscription Procedures

To purchase shares in this offering, you must complete a subscription agreement, a sample of which is contained in this prospectus as Appendix A. Your check should be made payable to “Wells Timberland REIT, Inc.” After you have satisfied the $5,000 minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into an account in our name at such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will refund your subscription amount upon written request if we receive your request within five business days of your receipt of this prospectus. To revoke your subscription and receive a refund of your subscription amount, send your written request (including the date upon which you completed your subscription agreement or received this prospectus, as applicable) to the following address:

Client Services Department

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker/dealer or, if they are investing in this offering other than through a participating broker/dealer, through the dealer-manager by completing an automatic investment plan enrollment form.

Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $5,000. The minimum periodic investment is $100 per month.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay dealer-manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i) and the form of subscription agreement attached hereto as Appendix A.

Stockholder Suitability

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” on page i of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has an apparent understanding of:

—	the fundamental risks of the investment;

—	the risk that the stockholder may lose the entire investment;

—	the lack of liquidity of the shares;

—	the restrictions on transferability of the shares;

—	the restrictions on stockholder distributions prior to the repayment of the mezzanine loan and the attainment of certain financial performance measures under the senior loan;

—	the background and qualifications of Wells TIMO and its affiliates; and

—	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $5,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Unless and until our shares of common stock are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia, and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented Wells TIMO, our advisor, and Wells Investment Securities, our dealer-manager, in other matters and may continue to do so in the future.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that are incorporated by reference into this prospectus at the web site maintained by one of our affiliates at http://www.wellsref.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 000-53193), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 27, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 14, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 13, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC on November 13, 2008;

•	Definitive Proxy Statement filed with the SEC on June 16, 2008 in connection with our Annual Meeting of Stockholders held on August 13, 2008; and

•	Current Reports on Form 8-K filed with the SEC on February 29, 2008, July 15, 2008, August 29, 2008, October 16, 2008, December 23, 2008 and January 16, 2009.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 6200 The Corners Parkway, Norcross, Georgia 30092, 770-449-7800. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

INDEX TO PRIOR PERFORMANCE TABLES

Prior Performance Tables (Unaudited)	F-2

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (“Tables”) provide information relating to real estate investment programs sponsored by our advisor and its affiliates (“Wells Public Programs”) which have investment objectives similar to Wells Timberland REIT, Inc. (“Wells Timberland REIT”). Except for Piedmont Office Realty Trust, Inc. (“Piedmont REIT,” formerly known as Wells Real Estate Investment Trust, Inc.) and Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), all of the Wells Public Programs have used equity capital, and no acquisition indebtedness, to acquire their properties.

The Wells Public Programs which we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) the provision of current income to the stockholders through the payment of cash distributions, (ii) the preservation and return of capital contributions to such stockholders and (iii) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. We consider that programs with these stated objectives had investment objectives similar to ours, although we will make investments in different types of properties from those which the Wells Public Programs acquired.

Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Wells Timberland REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor will rely on the personnel of its manager, Wells Capital, for many of the services related to the acquisition, operation, maintenance and resale of the real estate properties owned by Wells Timberland REIT. The financial results of other Wells Public Programs thus may provide some indication of Wells Capital’s performance of its obligations during the prior periods covered.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Annual Operating Results of Wells Public Programs

Table IV—Results of Completed Programs has been omitted since none of the Wells Public Programs have been liquidated

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells Timberland REIT has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

“Acquisition Fees”, as used in the Tables, shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsor of Wells Public Programs for which offerings have been completed since December 31, 2004 which have investment objectives similar to Wells Timberland REIT. The investment objectives of each of these Wells Public Programs have included some or all of the following: (1) the provision of current income to the stockholders through the payment of cash distributions, (2) the preservation and return of capital contributions to such stockholders and (3) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007, except those for Piedmont REIT, which became self-advised on April 16, 2007. As such, all figures disclosed for Piedmont REIT are as of December 31, 2006.

	Wells Real Estate Fund XIV, L.P.		Piedmont Office Realty Trust, Inc.		Wells Real Estate Investment Trust II, Inc.
Dollar Amount Offered	$45,000,000	(4)	$5,991,150,000	(5)	$12,600,000,000	(6)
Dollar Amount Raised	$34,741,238	(4)	$5,227,264,630	(5)	$3,828,541,876	(6)
Percentage Amount Raised	100.0	%(4)	100.0	%(6)	100.0	%(6)
Less Offering Expenses
Selling Commissions and Discounts(1)	9.5%		9.5%		9.5%
Organizational Expenses	3.0%		1.1%		1.5%
Reserves(2)	0.0%		0.0%		0.0%

Percent Available for Investment	87.5%		89.4%		89.0%
Acquisition and Development Costs Prepaid Items and Fees related to Purchase of Property	0.0%		0.0%		0.0%
Cash Down Payment	84.0%		83.1%		86.4%
Acquisition Fees(3)	3.5%		3.5%		2.0%
Development and Construction Costs	0.0%		2.8%		0.6%
Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%
Total Acquisition and Development Cost	87.5%		89.4%		89.0%
Percent Leveraged	0.0%		27.0%		22.6%
Date Offering Began	05/14/03		—	(5)	—	(6)
Length of Offering	24 mo.		—	(5)	—	(6)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	10 mo.		—	(5)	—	(6)
Approximate Number of Investors as of 12/31/07	647		109,000		113,000

(1)	Includes selling commissions, discounts and dealer-manager fees, including those reallowed to participating broker/dealers.

(2)	Does not include general partner contributions held as part of reserves.

(3)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.

(4)	The total dollar amount registered and available to be offered was $45.0 million. Wells Real Estate Fund XIV, L.P. closed its offering on April 30, 2005, and the total dollar amount raised was $34,741,238.

(5)

These amounts include Piedmont Office Realty Trust, Inc.’s first, second, third and fourth offerings and dividend reinvestment plan offered under a registration statement filed on Form S-3, which became effective on April 5, 2004. Piedmont Office Realty Trust, Inc. began its first offering on January 30, 1998 and closed its first offering on December 19, 1999. The total dollar amount registered and available to be offered in the fourth offering was $165.0 million. The total dollar amount raised in the first offering was $132,181,919. It took Piedmont Office Realty Trust, Inc. 21 months to invest 90% of the amount available for investment in its first offering. Piedmont Office Realty Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. The total dollar amount registered and available to be offered in the second offering was

$221.15 million. The total dollar amount raised in the second offering was $175,229,193. It took Piedmont Office Realty Trust, Inc. 10 months to invest 90% of the amount available for investment in its second offering. Piedmont Office Realty Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. The total dollar amount registered and available to be offered in the third offering was $1.35 billion. It took Piedmont Office Realty Trust, Inc. 21 months to invest 90% of the amount available for investment in its third offering. The total dollar amount raised in its third offering was $1,282,976,862. Piedmont Office Realty Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. The total dollar amount registered and available to be offered in the fourth offering was $3.3 billion. The total dollar amount raised in the fourth offering was $3,225,125,063. It took Piedmont Office Realty Trust, Inc. 18 months to invest 90% of the amount available for investment in its fourth offering. The total dollar amount registered and available to be offered in the dividend reinvestment plan was $955.0 million. The total dollar amount raised through the dividend reinvestment plan through December 31, 2006 was $411,751,593.

(6)	These amounts include Wells Real Estate Investment Trust II, Inc.’s first and second offerings. Wells Real Estate Investment Trust II, Inc. began its first offering on December 1, 2003 and closed its first offering on November 26, 2005. The total dollar amount registered and available to be offered in the first offering was $7.85 billion. The total dollar amount raised in the first offering was $1,971,312,150. It took Wells Real Estate Investment Trust II, Inc. 8 months to invest 90% of the amount available for investment in its first offering. Wells Real Estate Investment Trust II, Inc. began its second offering on November 10, 2005 and was currently offering shares under this second offering as of December 31, 2007. The total dollar amount registered and available to be offered in the second offering was $4.75 billion. The total dollar amount raised in the second offering was $1,857,229,726 as of December 31, 2007.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following sets forth the compensation received by our advisor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2004. All figures are as of December 31, 2007, except those for Piedmont REIT, which became self-advised on April 16, 2007. As such, all figures disclosed for Piedmont REIT are as of December 31, 2006.

	Wells Real Estate Fund XIV, L.P.	Piedmont Office Realty Trust, Inc.(1)	Wells Real Estate Investment Trust II, Inc.
Date Offering Commenced	05/14/03	12/20/00	12/1/03
Dollar Amount Raised	$34,741,238	$5,227,264,630	$3,828,541,876
Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions(2)	$459,000	$52,272,646	$38,285,419
Acquisition Fees	—	—	—
Real Estate Commissions	—	—	—
Acquisition and Advisory Fees(3)	$1,215,943	$178,983,613	$76,570,838
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$6,573,000	$1,441,074,069	$426,522,574
Amount Paid to Sponsor from Operations:
Property Management Fee and Leasing Commissions	$301,000	$49,074,253	$1,187,107
Asset Management Fee	—	$40,008,690	$59,333,444
Reimbursements	$272,000	$31,354,310	$16,515,573
General Partner Distributions	—	—	—
Other	—	—	—
Dollar Amount of Property Sales Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	These amounts include Piedmont Office Realty Trust, Inc.’s first, second, third and fourth offerings and dividend reinvestment plan offered under a registration statement filed on Form S-3, which became effective on April 5, 2004. Piedmont Office Realty Trust, Inc. began its first offering on January 30, 1998 and closed its first offering on December 19, 1999. The total dollar amount raised in the first offering was $132,181,919. Piedmont Office Realty Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. The total dollar amount raised in the second offering was $175,229,193. Piedmont Office Realty Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. The total dollar amount raised in its third offering was $1,282,976,862. Piedmont Office Realty Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. The total dollar amount raised in the fourth offering was $3,225,125,063. The total dollar amount raised through the dividend reinvestment plan through December 31, 2006 was $411,751,593.

(2)	Includes net selling commissions paid to Wells Investment Securities, Inc. in connection with the offering that were not reallowed to participating broker/dealers.

(3)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

The following three tables set forth operating results of Wells Public Programs, offerings of which have been completed since December 31, 2004. The information relates only to public programs with investment objectives similar to ours. All figures are as of December 31 of the year indicated.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XIV, L.P.

	2007	2006	2005	2004	2003
Gross Revenues(1)	$2,279,224	$2,214,420	$1,508,479	$480,724	$31,420
Profit on Sale of Properties(1)	2,689,832	—	—	—	—
Less: Operating Expenses(2)	764,171	694,487	415,511	191,525	84,349
Depreciation & Amortization(3)	1,109,774	1,103,842	585,177	—	—

Net Income GAAP Basis(4)	$3,095,111	$416,091	$507,791	$289,199	$(52,929)
Taxable Income: Operations	$3,566,300	$1,489,730	$1,263,502	$673,416	$41,334
Cash Generated (Used By):
Operations	1,916,176	2,202,765	1,695,836	714,196	(67,404)
Net Sale Proceeds from Joint Ventures	9,336,163	—	—	—	—

	11,252,339	2,202,765	1,695,830	714,196	(67,404)
Less Cash Distributions to Investors:
Operating Cash Flow	1,962,973	2,088,112	1,402,622	686,351	—
Net Sale Proceeds	9,290,000	—	—	—	—
Return of Capital	—	—	—	—	—
Undistributed Cash Flow from Prior Year Operations	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions of Special Items (not including sales and financing):	(634)	114,653	293,214	27,845	(67,404)
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	4,236,155	14,938,545	15,162,434

	(634)	114,653	4,529,369	14,966,390	15,095,030
Use of Funds:
Sales Commissions and Offering Expenses	—	—	621,400	1,610,813	1,659,167
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisition and Deferred Project Costs	32,252	4,215,771	11,804,575	4,634,071	9,641,316

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(32,886)	$(4,101,118)	$(7,896,606)	$8,721,506	$3,794,447
Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis
Ordinary Income (Loss):
— Cash Preferred Units	$72	$85	$70	$63	$12
— Tax Preferred Units	143	(208)	(141)	(105)	(22)
— Recapture	—	—	—	—	—
Capital Gain (Loss):	—	—	—	—	—
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Cash Preferred Units	68	82	68	60	15
— Tax Preferred Units	(62)	(74)	(52)	(41)	(7)
— Recapture	—	—	—	—	—
Capital Gain (Loss):
— Cash Preferred Units	8	—	—	—	—
— Tax Preferred Units	251	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Cash Preferred Units	70	82	64	56	15

	2007	2006	2005	2004	2003
— Net Sale Proceeds to Cash Preferred Units	214	—	—	—	—
— Net Sale Proceeds to Tax Preferred Units	438	—	—	—	—
— Return of Capital to Cash Preferred Units	—	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—	—
Source (on Cash Basis):
— Sales to Cash Preferred Units	—	—	—	—	—
— Sales to Tax Preferred Units	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations to Cash Preferred Units	70	82	64	56	15
— Net Sale Proceeds to Cash Preferred Units	214	—	—	—	—
— Net Sale Proceeds to Tax Preferred Units	438	—	—	—	—
— Other		—	—	—	—
Source (on a Priority Distribution Basis)(5):
— Investment Income to Cash Preferred Units	70	82	64	56	15
— Net Sale Proceeds to Cash Preferred Units	214
— Net Sale Proceeds to Tax Preferred Units	438
— Return of Capital to Cash Preferred Units	—	—	—	—	—
— Investment Income to Preferred Units	—	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

(1)	Includes $18,205 of equity in earnings of joint venture in 2003; includes $427,890 of equity in earnings of joint venture in 2004; includes $510,288 in equity in earnings of joint ventures in 2005; includes $560,990 in equity of earnings of joint venture in 2006; and includes $278,491 in equity of earnings in of joint ventures in 2007 excluding Wells Real Estate Fund XIV, L.P.’s allocated gain from the sale of properties. As of December 31, 2007, the occupancy percentage of all properties owned by Wells Real Estate Fund XIV, L.P. was 100%.

(2)	Represents gain allocated to Wells Real Estate XIV, L.P. through its ownership in Fund XIII and Fund XIV Associates.

(3)	Includes partnership administrative expenses.
(4)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $85,391 for 2003; $708,782 for 2004; $684,660 for 2005; $692,970 for 2006; and $394,338 for 2007.

(5)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $57,392 to Cash Preferred Limited Partners, $ (109,860) to Tax Preferred Limited Partners, and $ (461) to the General Partners for 2003; $992,650 to Cash Preferred Limited Partners, $ (703,451) to Tax Preferred Limited Partners and $0 to the General Partners for 2004; $1,761,888 to Cash Preferred Limited Partners, $(1,254,097) to Tax Preferred Limited Partners and $0 to the General Partners in 2005; $2,212,221 to Cash Preferred Limited Partners, $(1,796,130) to Tax Preferred Limited Partners and $0 to the General Partners in 2006; and $1,907,531 to Cash Preferred Limited Partners, $1,187,580 to Tax Preferred Limited Partners and $0 to the General Partners in 2007.

(6)	Includes investments in joint venture.

(7)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Cash Preferred Limited Partners is payable as priority distributions out of net proceeds from the sale of partnership properties to Tax Preferred Limited Partners. Such distributions are characterized as return of capital distributions to Tax Preferred Limited Partners. As of December 31, 2007, the aggregate amount of such priority distributions payable to Tax Preferred Limited Partners was $3.72 per unit.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

PIEDMONT OFFICE REALTY TRUST, INC.

(in thousands, except per shares amounts)

	2006(1)	2005	2004	2003	2002
Gross Revenues(2)	$584,044	$593,963	$564,625	$327,965	$100,515
Operating Income from Discontinued Operations	4,626	12,358	34,517	26,597	17,205
Profit on Sale of Properties	27,922	177,678	11,489	—	—
Less: Operating Expenses	318,246	300,541	257,703	135,676	30,207
Depreciation and Amortization(3)	165,022	154,323	143,206	98,201	27,659

Net Income GAAP Basis	$133,324	$329,135	$209,722	$120,685	$59,854

Taxable Income: Operations	$201,001	$365,290	$230,670	$153,511	$80,521

Cash Generated (Used By):
Operations	278,948	271,494	329,818	237,238	111,960
Sales	111,778	756,768	40,506	2,409	—
Financing	207,498	146,130	193,679	(26,046)	150,071

	598,224	1,174,392	564,003	213,601	262,031
Less Cash Distributions to Investors:
Operating Cash Flow	269,575	286,643	326,372	219,121	104,996
Return of Capital	—	748,526	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	328,649	139,223	237,631	(5,520)	157,035
Special Items (not including sales and financing):
Issuance of common stock	150,379	159,459	194,942	2,531,345	1,340,293
Redemptions of common stock	(178,907)	(215,015)	(96,806)	(43,690)	(15,362)
Deferred financing costs paid and other	(1,038)	(984)	(10,473)	(8,346)	(1,674)
Proceeds from master leases	963	—	—	—	—
Repurchase of shares upon settlement	—	—	(12,842)	—	—

	300,046	82,683	312,452	2,473,789	1,480,292
Use of Funds:
Sales Commissions and Offering Expenses	3,747	8,301	32,877	254,926	140,488
Return of Investors’ Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	300,346	64,550	292,778	2,186,787	1,361,016
Contributions to joint ventures	795	528	395	24,059	8,910

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(4,842)	$9,304	$(13,598)	$8,017	$(30,122)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$29	$15	$—	$—	$—
— Recapture	1	3	—	—	—
Return of capital	11	50	—	—	—
Capital Gain (Loss)	3	10	—	—	—

	2006(1)		2005	2004	2003	2002
Deferred Gain:
— Capital	—		—	—	—	—
— Ordinary	—		—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	58		61	70	70	76
— Return of capital	—		162	—	—	—
Source (on Cash Basis):
— Sales	15		34	2	—	—
— Refinancing	—		—	—	—	—
— Operations	38		61	49	49	53
— Return of capital	5		128	19	21	23
— Other	—		—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	83.8	%(4)	—	—	—	—

(1)	On April 16, 2007, Piedmont Office Realty Trust, Inc. became self-advised and terminated its advisory agreement with Wells. As such, 2006 is the final year in which we disclose Piedmont Office Realty Trust Inc.’s operating results.

(2)	Includes $4,700 in equity in earnings of joint ventures in 2002; $4,751 in equity in earnings of joint ventures in 2003; $6,634 in equity in earnings of joint ventures in 2004; $14,765 in equity in earnings of joint ventures in 2005; and $2,197 in equity in earnings of joint ventures in 2006.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation and amortization of $2,818 for 2002; $3,730 for 2003; $4,160 for 2004; $2,777 for 2005; and $2,558 for 2006.

(4)	Piedmont Office Realty Trust, Inc. disposed of 27 properties during 2005 and used the net sales proceeds to make a special distribution to shareholders. The special distribution was in the amount of $1.62 per share. This special distribution reduced the amount of program proceeds invested in properties to 83.8%.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(in thousands, except per shares amounts)

	2007	2006	2005	2004	2003
Gross Revenues	$442,169	$335,421	$173,565	$53,622	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	270,008	192,175	93,329	38,700	—
Depreciation and Amortization	176,829	131,978	67,715	19,484	—

Net Income GAAP Basis	$(4,668)	$11,268	$12,521	$(4,562)	$—

Taxable Income: Operations	$113,388	$76,187	$43,376	$3,879	$—

Cash Generated (Used By):
Operations	197,160	151,084	76,351	22,722	(44)
Sales	—	—	—	—	—
Financing	146,766	(60,911)	231,687	235,987	—

	343,926	90,173	308,038	258,709	(44)
Less Cash Distributions to Investors:
Operating Cash Flow	194,837	140,260	80,586	16,613	—
Return of Capital	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	149,089	(50,087)	227,452	242,096	(44)
Special Items (not including sales and financing):
Issuance of common stock	964,878	859,961	1,194,594	790,270	—
Redemptions of common stock	(59,505)	(32,421)	(15,320)	(690)	—
Deferred financing costs paid and other	(1,875)	(1,626)	(3,877)	(6,382)	—

	1,052,587	775,827	1,402,849	1,025,294	(44)
Use of Funds:
Sales Commissions and Offering Expenses	87,614	82,601	126,971	84,917	—
Return of Investors’ Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	963,561	682,478	1,262,128	919,658	—
Contributions to joint ventures	—	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$1,412	$10,748	$13,750	20,719	(44)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$20	$17	$17	3	—
— Recapture	—	—	—	—	—
Return of capital	14	15	14	6	—
Capital Gain (Loss)	—	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	60	60	60	49	—
— Return of capital	—	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	35	32	33	12	—
— Return of capital	25	28	27	37	—
— Other	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—	—

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2007.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing	Total Acquisition, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Alstom Power — Knoxville Building, Knoxville, TN	12/10/96	03/15/05	11,646,089	—	—	—	11,646,089	(1)	—	8,133,347	8,133,347	6,347,576
AT&T Oklahoma Building, Oklahoma City, OK	12 28/00	04/13/05	21,307,577	—	—	—	21,307,577	(2)	—	15,973,132	15,973,132	6,417,734
AT&T Pennsylvania, Harrisburg, PA	02/04/99	04/13/05	8,524,584	—	—	—	8,524,584	(3)	—	13,173,835	13,173,835	5,896,894
Allstate Indianapolis, Indianapolis, IN	09/27/02	04/13/05	15,790,699	—	—	—	15,790,699	(4)	—	11,398,100	11,398,100	7,742,414
Alstom Power Richmond, Midlothian, VA	07/22/99	04/13/05	15,646,879	—	—	—	15,646,879	(5)	—	10,911,372	10,911,372	9,672,255
AmeriCredit Building, Orange Park, FL	07/16/01	04/13/05	14,301,802	—	—	—	14,301,802	(6)	—	13,063,258	13,063,258	6,719,300
ASML, Tempe, AZ	03/29/00	04/13/05	20,883,739	—	—	—	20,883,739	(7)	—	18,124,318	18,124,318	13,689,000
Bank Of America, Brea, CA	12/18/03	04/13/05	114,069,409	—	—	—	114,069,409	(8)	—	92,928,622	92,928,622	33,968,345
Capital One Richmond I, Glen Allen, VA	11/26/02	04/13/05	10,033,685	—	—	—	10,033,685	(9)	—	8,989,934	8,989,934	3,375,719
Capital One Richmond II, Glen Allen, VA	11/26/02	04/13/05	11,314,581	—	—	—	11,314,581	(10)	—	10,464,969	10,464,969	3,713,591
Capital One Richmond III, Glen Allen, VA	11/26/02	04/13/05	11,315,903	—	—	—	11,315,903	(11)	—	10,374,378	10,374,378	3,625,221
Daimler Chrysler Dallas, Westlake, TX	09/30/02	04/13/05	31,962,415	—	—	—	31,962,415	(12)	—	26,206,605	26,206,605	12,757,909
Dana Detroit, Farmington Hills, MI	03/29/02	04/13/05	30,211,213	—	—	—	30,211,213	(13)	—	24,883,938	24,883,938	13,768,281
Dana Kalamazoo, Kalamazoo, MI	03/29/02	04/13/05	20,997,036	—	—	—	20,997,036	(14)	—	19,255,544	19,255,544	8,597,626
Dial, Scottsdale, AZ	03/29/00	04/13/05	21,683,256	—	—	—	21,683,256	(15)	—	14,886,573	14,886,573	15,193,989
EDS Des Moines, Des Moines, IA	09/27/02	04/13/05	33,735,843	—	—	—	33,735,843	(16)	—	27,659,014	27,659,014	13,376,896
Experian/TRW, Allen, TX	05/01/02	04/13/05	46,742,128	—	—	—	46,742,128	(17)	—	37,147,417	37,147,417	23,112,179
Gartner Building, Fort Myers, FL	09/20/99	04/13/05	12,396,859	—	—	—	12,396,859	(18)	—	9,181,850	9,181,850	8,900,211
Gartner Parking Deck, Fort Myers, FL	09/30/04	04/13/05	1,135,876	—	—	—	1,135,876	(19)	—	933,251	933,251	223,808
Ikon, Houston, TX	09/07/01	04/13/05	26,587,092	—	—	—	26,587,092	(20)	—	21,639,972	21,639,972	13,686,922
Ingram Micro, Millington, TN	09/26/01	04/13/05	27,654,696	—	—	—	27,654,696	(21)	—	21,923,060	21,923,060	14,523,849
ISS Atlanta, Atlanta, GA	07/01/02	04/13/05	61,374,003	—	—	—	61,374,003	(22)	—	42,424,206	42,424,206	32,808,854
ISS Atlanta III, Atlanta, GA	07/01/03	04/13/05	14,815,427	—	—	—	14,815,427	(23)	—	8,818,753	8,818,753	6,995,374
John Wiley Building, Fishers, IN	12/12/02	04/13/05	21,427,599	—	—	—	21,427,599	(24)	—	18,316,778	18,316,778	8,713,865
Kerr Mcgee, Houston, TX	07/29/02	04/13/05	21,760,086	—	—	—	21,760,086	(25)	—	14,081,555	14,081,555	9,755,215
Kraft Atlanta, Suwanee, GA	07/31/02	04/13/05	16,452,223	—	—	—	16,452,223	(26)	—	12,150,948	12,150,948	8,021,062

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total		Original Mortgage Financing	Total Acquisition, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Lucent, Cary, NC	09/28/01	04/13/05	22,213,160	—	—	—	22,213,160	(27)	—	18,760,392	18,760,392	10,350,106
Metris Tulsa, Tulsa, OK	02/11/00	04/13/05	13,008,856	—	—	—	13,008,856	(28)	—	13,261,072	13,261,072	7,396,221
Nissan, Irving, TX	09/19/01	04/13/05	59,881,046	—	—	—	59,881,096	(29)	—	38,519,092	38,519,092	27,364,402
Pacificare San Antonio, San Antonio, TX	07/12/02	04/13/05	19,670,204	—	—	—	19,670,204	(30)	—	15,287,669	15,287,669	9,091,496
Transocean Houston, Houston, TX	03/15/02	04/13/05	22,855,716	—	—	—	22,855,716	(31)	—	22,928,458	22,928,458	8,046,684
Travelers Express Denver, Lakewood, CO	04/10/02	04/13/05	11,519,192	—	—	—	11,519,192	(32)	—	10,993,334	10,993,334	4,056,139
Tanglewood Commons (shopping center), Clemmons, NC	05/31/95	04/21/05	11,236,283	—	—	—	11,236,283	(33)	—	7,745,425	7,745,425	5,628,685
4400 Cox Road, Richmond, VA	07/01/92	06/21/05	6,308,796	—	—	—	6,308,796	(34)	—	6,349,364	6,349,364	2,474,940
CH2M Hill Building, Gainesville, FL	01/01/96	12/07/05	7,935,259	—	—	—	7,935,259	(35)	—	5,843,204	5,843,204	3,727,407
IRS Daycare, Holtsville, NY	09/16/02	03/22/06	3,605,461	—	—	—	3,605,461	(36)	—	2,569,948	2,569,948	—
Heritage Place (office), Tucker, GA	09/4/86	05/10/06	4,028,043	—	—	—	4,028,043	(37)	—	7,862,538	7,862,538	—
10407 Centurion Pkwy North, Jacksonville, FL	06/8/92	05/15/06	10,370,779	—	—	—	10,370,779	(38)		11,260,183	11,260,183	—
BellSouth Building, Jacksonville, FL	04/25/95	05/15/06	12,846,928	—	—	—	12,846,928	(39)		8,722,587	8,722,587	—
Northrop Grumman, Aurora, CO	05/29/02	07/6/06	44,896,765	—	—	—	44,896,765	(40)	—	16,754,413	16,754,413	—
Paces Pavilion, Atlanta, GA	12/27/85	11/6/06	4,065,700	—	—	—	4,065,700	(41)		5,673,586	5,673,586	—
FedEx Excess Land Parcel, Colorado Springs, CO	09/27/02	11/20/06	1,114,831	—	—	—	1,114,831	(42)	—	1,900,000	1,900,000	—
Frank Russell, Tacoma, WA	01/9/04	12/15/06	61,863,807	—	—	—	61,863,807	(43)	—	51,995,443	51,995,443	—
1315 West Century Drive, Louisville, CO	02/13/98	12/22/06	8,059,625	—	—	—	8,059,625	(44)	—	10,718,611	10,718,611	—
Black Oak Plaza, Knoxville, TN	12/31/86	01/25/07	3,554,974	—	—	—	3,554,974	(45)	—	6,372,989	6,372,989	—
Tanglewood Outparcels, Clemmons, NC	05/31/95	01/31/07	734,184	—	—	—	734,184	(46)	—	646,703	646,703	—
Iomega Building, Ogden UT	04/1/98	01/31/07	4,685,151	—	—	—	4,685,151	(47)	—	6,148,083	6,148,083	—
7500 Setzler Parkway, Brooklyn Park, MN	03/26/04	01/31/07	8,723,080	—	—	—	8,723,080	(48)	—	7,333,862	7,333,862	—
Randstad – Atlanta Building, Atlanta, GA	12/19/03	04/24/07	8,992,600	—	—	—	8,992,600	(49)	—	6,978,230	6,978,230	—
111 Southchase Boulevard, Fountain Inn, SC	05/18/99	05/23/07	7,236,841	—	—	—	7,236,841	(50)	—	6,443,422	6,443,422	—
14079 Senlac Drive, Farmers Branch, TX	10/10/96	11/29/07	5,107,237	—	—	—	5,107,237	(51)	—	4,768,018	4,768,018	—

(1)	Includes taxable gain from this sale in the amount of $4,290,651 of which $4,290,651 is allocated to capital gain and $0 is allocated to ordinary gain.

(2)	Includes taxable gain from this sale in the amount of $6,798,154 of which $6,798,154 is allocated to capital gain and $0 is allocated to ordinary gain.

(3)	Includes a taxable loss from this sale $(2,634,299).

(4)	Includes taxable gain from this sale in the amount of $5,144,469 of which $5,144,469 is allocated to capital gain and $0 is allocated to ordinary gain.

(5)	Includes taxable gain from this sale in the amount of $5,242,003 of which $5,242,003 is allocated to capital gain and $0 is allocated to ordinary gain.

(6)	Includes taxable gain from this sale in the amount of $2,304,984 of which $2,304,984 is allocated to capital gain and $0 is allocated to ordinary gain.

(7)	Includes taxable gain from this sale in the amount of $5,092,422 of which $5,092,422 is allocated to capital gain and $0 is allocated to ordinary gain.

(8)	Includes taxable gain from this sale in the amount of $18,896,175 of which $18,896,175 is allocated to capital gain and $0 is allocated to ordinary gain.

(9)	Includes taxable gain from this sale in the amount of $1,557,153 of which $1,557,153 is allocated to capital gain and $0 is allocated to ordinary gain.

(10)	Includes taxable gain from this sale in the amount of $1,397,465 of which $1,397,465 is allocated to capital gain and $0 is allocated to ordinary gain.

(11)	Includes taxable gain from this sale in the amount of $1,497,835 of which $1,497,835 is allocated to capital gain and $0 is allocated to ordinary gain.

(12)	Includes taxable gain from this sale in the amount of $7,273,433 of which $7,273,433 is allocated to capital gain and $0 is allocated to ordinary gain.

(13)	Includes taxable gain from this sale in the amount of $6,892,438 of which $6,892,438 is allocated to capital gain and $0 is allocated to ordinary gain.

(14)	Includes taxable gain from this sale in the amount of $2,972,661 of which $2,972,661 is allocated to capital gain and $0 is allocated to ordinary gain.

(15)	Includes taxable gain from this sale in the amount of $8,345,282 of which $8,345,282 is allocated to capital gain and $0 is allocated to ordinary gain.

(16)	Includes taxable gain from this sale in the amount of $7,806,011 of which $7,806,011 is allocated to capital gain and $0 is allocated to ordinary gain.

(17)	Includes taxable gain from this sale in the amount of $11,999,840 of which $11,999,840 is allocated to capital gain and $0 is allocated to ordinary gain.

(18)	Includes taxable gain from this sale in the amount of $4,155,567 of which $4,155,567 is allocated to capital gain and $0 is allocated to ordinary gain.

(19)	Includes taxable gain from this sale in the amount of $187,625 of which $187,625 is allocated to capital gain and $0 is allocated to ordinary gain.

(20)	Includes taxable gain from this sale in the amount of $6,545,326 of which $6,545,326 is allocated to capital gain and $0 is allocated to ordinary gain.

(21)	Includes taxable gain from this sale in the amount of $7,664,259 of which $7,664,259 is allocated to capital gain and $0 is allocated to ordinary gain.

(22)	Includes taxable gain from this sale in the amount of $21,673,281 of which $21,673,281 is allocated to capital gain and $0 is allocated to ordinary gain.

(23)	Includes taxable gain from this sale in the amount of $4,961,842 of which $4,961,842 is allocated to capital gain and $0 is allocated to ordinary gain.

(24)	Includes taxable gain from this sale in the amount of $4,157,855 of which $4,157,855 is allocated to capital gain and $0 is allocated to ordinary gain.

(25)	Includes taxable gain from this sale in the amount of $6,946,994 of which $6,946,994 is allocated to capital gain and $0 is allocated to ordinary gain.

(26)	Includes taxable gain from this sale in the amount of $4,924,013 of which $4,924,013 is allocated to capital gain and $0 is allocated to ordinary gain.

(27)	Includes taxable gain from this sale in the amount of $4,481,579 of which $4,481,579 is allocated to capital gain and $0 is allocated to ordinary gain.

(28)	Includes taxable gain from this sale in the amount of $1,305,941 of which $1,305,941 is allocated to capital gain and $0 is allocated to ordinary gain.

(29)	Includes taxable gain from this sale in the amount of $19,209,804 of which $19,209,804 is allocated to capital gain and $0 is allocated to ordinary gain.

(30)	Includes taxable gain from this sale in the amount of $5,229,866 of which $5,229,866 is allocated to capital gain and $0 is allocated to ordinary gain.

(31)	Includes taxable gain from this sale in the amount of $1,626,903 of which $1,626,903 is allocated to capital gain and $0 is allocated to ordinary gain.

(32)	Includes taxable gain from this sale in the amount of $1,356,025 of which $1,356,025 is allocated to capital gain and $0 is allocated to ordinary gain.

(33)	Includes taxable gain from this sale in the amount of $4,821,336 of which $4,821,336 is allocated to capital gain and $0 is allocated to ordinary gain.

(34)	Includes taxable gain from this sale in the amount of $1,003,858 of which $1,003,858 is allocated to capital gain and $0 is allocated to ordinary gain.

(35)	Includes taxable gain from this sale in the amount of $3,478,342 of which $3,478,342 is allocated to capital gain and $0 is allocated to ordinary gain.

(36)	Includes taxable gain from this sale in the amount of $1,117,752, of which $900,460 is allocated to capital gain and $217,292 is allocated to unrecaptured Section 1250 Gain.

(37)	Includes taxable loss from this sale in the amount of $1,899,816 of which $1,899,816 is allocated to ordinary loss.

(38)	Includes taxable gain from this sale in the amount of $1,169,557 of which $1,169,557 is allocated to capital gain and $0 is allocated to ordinary gain.

(39)	Includes taxable gain from this sale in the amount of $5,569,044 of which $5,569,044 is allocated to capital gain and $0 is allocated to ordinary gain.

(40)	Includes taxable gain from this sale in the amount of $11,321,758, of which $8,799,448 is allocated to capital gain and $2,522,310 is allocated to unrecaptured Section 1250 Gain.

(41)	Includes taxable gain from this sale in the amount of $795,430 of which $795,430 is allocated to capital gain.

(42)	Resulted in a taxable long-term capital loss on sale of $785,169.

(43)	Includes taxable gain from this sale in the amount of $11,223,449, of which $7,521,308 is allocated to capital gain and $3,702,141 is allocated to unrecaptured Section 1250 Gain.

(44)	Includes taxable loss from this sale in the amount of $1,211,841 of which $1,211,841 is allocated to ordinary loss.

(45)	Includes taxable loss from this sale in the amount of $574,982 of which $574,982 is allocated to ordinary loss.

(46)	Includes taxable gain from this sale in the amount of $87,481 of which $87,481 is allocated to capital gain and $0 is allocated to ordinary gain.

(47)	Includes taxable loss from this sale in the amount of $317,531 of which $317,531 is allocated to ordinary loss.

(48)	Includes taxable gain from this sale in the amount of $1,783,191 of which $1,783,191 is allocated to capital gain and $0 is allocated to ordinary gain.

(49)	Includes taxable gain from this sale in the amount of $2,536,207 of which $2,536,207 is allocated to capital gain and $0 is allocated to ordinary gain.

(50)	Includes taxable gain from this sale in the amount of $1,957,362 of which $1,957,362 is allocated to capital gain and $0 is allocated to ordinary gain.

(51)	Includes taxable gain from this sale in the amount of $1,638,422 of which $1,638,422 is allocated to capital gain and $0 is allocated to ordinary gain.

Appendix A — Subscription Agreement (Sample) with Instructions

6. DISTRIBUTION INFORMATION

ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DISTRIBUTIONS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).

Please check the appropriate box to indicate to whom the distributions should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if distributions are to be paid to a third party. If no box is checked in this section, the funds will be paid to the registered owner (or custodian, if applicable).

For a discussion of the Distribution Reinvestment Plan, please see the section of the Prospectus entitled "Description of Shares — Distribution Reinvestment Plan."

To receive your distributions via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in paragraphs (a) through (d) where indicated. Note the higher suitability requirements described in the Prospectus and/or supplements for residents of certain states. Many states have restrictions on net worth and income requirements, and some states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign this section. If the investment is made through an investment adviser unaffiliated with a broker/dealer ("Registered Investment Adviser"), Section 8 must be signed by an authorized representative of the Registered Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that he has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor's financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective shareholder:

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective shareholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the shareholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor's address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission. Please provide the Representative Number Commission Code to prevent delays in processing. Also, Broker/Dealers should select only **one** commission rate. "Full commission" may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only **original**, completed copies of Subscription Agreements can be accepted. The Company cannot accept **photocopied** or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

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Wells Real Estate Funds

Wells Timberland REIT, Inc.
Subscription Agreement

See pages 1 & 2 for instructions.

Regular Mail:
Wells Real Estate Funds • P.O. Box 2828 • Norcross, GA 30091-2828

Overnight Address:
Wells Real Estate Funds • 6200 The Corners Parkway • Norcross, GA 30092-3365

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at investor.services@wellsref.com or visit our Web site at www.wellsref.com.

1. Investment Information

☐ I have an existing account at Wells. My **Account Number** is ____________

Investment Type (Please check one)

☐ Initial Investment (Minimum $5,000)

☐ Additional Investment (Minimum $100)

Dollar Amount $ ____________

In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

State in which sale was made if other than state of residence ____________

Method of Payment

☐ Check Enclosed ☐ Wire ☐ Transfer Request ☐ Check Under Separate Cover

(Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: **Wells Timberland REIT, Inc.**

WE DO NOT ACCEPT Cash, Cashier's Checks under $10,000, Third-Party Checks, Money Orders, Traveler's Checks, Starter Checks, or Counter Checks, due to Anti-Money Laundering considerations.

2. Type of Ownership

☐ Individual ☐ Joint Tenants with Right of Survivorship

☐ Transfer on Death (TOD)

May be chosen in conjunction with above ownership types.

Requires Designation of TOD Beneficiary Form.

☐ IRA Type ____________

☐ Trust/Trust Type ____________

Please specify Family, Living, Revocable, etc.

☐ UGMA State ________ ☐ UTMA State ________

☐ Community Property ☐ Tenants-in-Common

☐ Qualified Plan ____ MPPP ____ Profit-Sharing Plan ____ Keogh

☐ Other ____________

3. Registration and Contact Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other ____________

1st Registration Investor Name | Social Security/Taxpayer ID Number | Birth Date

2nd Registration Investor Name | Social Security/Taxpayer ID Number | Birth Date

3rd Registration Investor Name | Social Security/Taxpayer ID Number | Birth Date

Investor **Street** Address (Required by USA PATRIOT Act) | City | State | Zip

Investor **Mailing** Address (if different) | City | State | Zip

Investor Business Telephone | Investor Home Telephone

☐ U.S. Citizen ☐ Resident Alien - Country of Origin ____________ ☐ Nonresident Alien - Country of Origin ____________

A U.S. **street** address and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply IRS Form W-8BEN.

4. Institutional Information

Custodian Name

Custodian Address

City | State | Zip

Telephone | Custodian Tax ID

Custodian Account Number

Custodian Signature (Required)

[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election

Please carefully review the accompanying instructions and, if you desire, check the item below.

☐ Yes, I would like to receive shareholder communications electronically.

My e-mail address is ____________.

Your e-mail address will be held in confidence and used only for matters relating to your Wells investments.

6. Distribution Information

If you elect to participate in the Distribution Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or you cannot make the other investor representations or warranties set forth in the then current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells Timberland REIT in writing of that fact.

ONLY ONE OF THE FOLLOWING OPTIONS MAY BE SELECTED. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable) at the address above.

☐ I prefer to participate in the Distribution Reinvestment Plan. (If selling commission is being waived, attach the Distribution Reinvestment Plan — Discounted Shares form.)

☐ I prefer to receive a distribution check at the address of record for my account.

☐ I prefer to receive my distributions via Electronic Funds Transfer into the following checking account:

Institution Name | Account Name | Institution ABA Number | Account Number

TERMS OF AGREEMENT: I/we authorize and direct Wells Timberland REIT to begin making electronic deposits into the checking account designated above or on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells Timberland REIT has received written notification from me/us of its termination at such time and in such manner as to give Wells Timberland REIT reasonable time to act on it.

☐ I prefer to have my distributions paid to a third party for the benefit of the registered owner at the following address:

Last Name/Third-Party Institution | First | Middle | Telephone Number

Address

City | State | Zip | External Account Number

ATTACH VOIDED CHECK HERE

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7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells Timberland REIT to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Joint Investor	Joint Investor	
Initials	Initials	Initials	(a) I have received the Prospectus and accept the conditions of the Wells Real Estate Funds Privacy Notice. I understand that I am entitled to a refund of my subscription amount upon written request to the Company if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.
Initials	Initials	Initials	(b) I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 gross annual income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional Shares unless I meet these suitability requirements at the time of final purchase.
Initials	Initials	Initials	(c) I acknowledge that the Shares are not liquid and that Wells Timberland REIT has not yet elected nor qualified to be taxed as a REIT. I further acknowledge that it is not anticipated that Wells Timberland REIT will qualify for REIT tax status prior to the taxable year ending December 31, 2009.
Initials	Initials	Initials	(d) I am purchasing the Shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

I declare that the information supplied above is true and correct and may be relied upon by Wells Timberland REIT in connection with my investment in Wells Timberland REIT.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee ______ Signature of Joint Owner, if applicable ______ Signature of Joint Owner, if applicable ______ Date ______

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

The Broker/Dealer or RIA must make the representations described in the Instructions to this Agreement by signing below to complete the order.

FOR EXPEDITED PROCESSING
Rep. Number Commission Code

BROKER/DEALER OR RIA

Broker/Dealer or RIA Firm Name ______

IARD/CRD number (if applicable) ______

Authorized Signature (if necessary) ______ Date ______

Broker/Dealer or RIA Firm Telephone Number ______

Broker/Dealer Account Number (if applicable) ______

INDIVIDUAL REPRESENTATIVE(S)

Primary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Secondary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Tertiary Representative Name ______ Telephone Number ______ E-mail Address ______ Split % (if applicable) ______

Firm Name (if different from Broker/Dealer or RIA name) ______ Office Address ______ City ______ State ______ Zip ______ Office Telephone ______

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐ Through a participating Broker/Dealer — Indicate the one correct commission rate below.
- ____ (1) Full commission
- ____ (2) Waiver of selling commission; purchase through an investment adviser
- ____ (3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family members)

☐ Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached).

I am aware of all of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor, and applicable state suitability guidelines were reviewed, prior to the investor's completion of the Subscription Agreement.

Primary Representative Signature ______ Date ______ Secondary Representative Signature ______ Date ______ Tertiary Representative Signature ______ Date ______

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

Special Instructions

☐ I would like my RIA fees deducted from my investor's distributions (optional) and have attached the Authorization to Make Payments Out of Distributions form.
☐ Other ______

For Internal Use Only

Accepted by: ______

Batch: ______ Cert: ______ Wells Account: ______

4 of 4 TMWFORM0806-0582
© 2008 Wells Real Estate Funds

Appendix B — Distribution Reinvestment Plan

Wells Timberland REIT, Inc., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, as amended and restated to date (the “Articles”), has adopted a Distribution Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below.

1.  Reinvestment of Distributions.    As agent for stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or any future public offering (a “Future Offering”) and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions (other than “Excluded Distributions” as defined below) declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the dealer-manager or participating dealers for the public offering of Shares registered in the Participant’s state of residence. As used in this Plan, the term “Excluded Distributions” shall mean those cash distributions relating to net proceeds of the sale of one or more properties or other investments designated as Excluded Distributions by the board of directors of the Company, which shall be paid to Plan participants in cash and shall not be deemed “Distributions” for purposes of Plan reinvestments.

2.  Procedure for Participation.    Any Stockholder who has received a prospectus that includes the offer of shares registered for sale under the Plan pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement in the form included in the prospectus, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer-manager or a participating dealer. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, provided it is received on or prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Shares or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

3.  Purchase of Shares.    Participants will acquire Shares from the Company at a price per share equal to (1) during the Initial Offering, $9.55 per share; (2) during the period of any Future Offering, 95.5% of the offering price in such offering; and (3) for the first 12 months subsequent to the close of the Company’s last public equity offering prior to the listing of the Company’s Shares on a national securities exchange, 95.5% of the most recent offering price. After that 12-month period, the Company will publish a per Share estimated valuation and distributions will be reinvested at a price equal to the most recently published per Share estimated value. (For these purposes, a “public equity offering” does not include offerings on behalf of selling stockholders, offerings related to a distribution reinvestment plan or employee benefit plan or the redemption of interests in Wells Timberland Operating Partnership, L.P.) Participants in the Plan also may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit (as defined in the Articles) or otherwise would cause a violation of the share ownership restrictions set forth in the Articles.

Shares to be distributed by the Company in connection with the Plan may be, but are not required to be, supplied from: (a) Shares which were registered for the Plan in the Initial Offering, (b) Shares subsequently registered by the Company with the SEC for use in the Plan (a “Secondary Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

B-1

Shares purchased on the Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the Plan. Shares acquired by the Company on the Secondary Market or registered in a Secondary Registration for use in the Plan may be at prices lower or higher than the Share price, which will be paid for the Shares purchased pursuant to the Initial Offering.

If the Company acquires Shares in the Secondary Market for use in the Plan, the Company shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Secondary Registration for shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

4.  TAXES.    IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS.

5.  Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

6.  Reports.    The Company shall provide each Participant with an individualized quarterly report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions paid during the period covered by the report.

7.  Commissions and Other Charges.    The Company will not pay selling commissions or dealer-manager fees in connection with Shares sold pursuant to the Plan. In addition, the Company will not reimburse its advisor for organization and offering expenses from the proceeds of any such sales.

8.  Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice ten business days prior to the distribution payment date. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the number of shares in his or her account. Upon termination of Plan participation, Distributions will be paid in cash.

9.  Amendment or Termination of the Plan by the Company.    The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors, as defined in the Articles) amend or terminate the Plan for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall take effect only upon ten days’ written notice to the Participants.

10.  Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities law of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

See “Risk Factors” beginning on page 17 to read about risks you should consider before buying shares of our common stock.

WELLS TIMBERLAND

REIT, INC.

Maximum Offering of

$2,200,000,000

P R O S P E C T U S

[                    ], 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer-manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$86,000
FINRA filing fee	76,000
Expense reimbursements, retailing activities	400,000
Expense reimbursements, wholesaling activities	2,383,000
Legal fees and expenses	1,428,000
Blue Sky fees and expenses	120,000
Accounting fees and expenses	36,000
Sales and advertising expenses	378,000
Expenses for marketing, communication and fulfillment	1,165,000
Other expenses for offering processing and shareholder services	1,029,000
Bona Fide Due diligence expense reimbursements	150,000
Total	$7,251,000

Item 32.	Sales to Special Parties

Our directors and officers and directors, officers, and employees of Wells Timber Management Organization, LLC, Wells Capital, Inc. and their affiliates may purchase shares in our primary offering at a discount. The purchase price of such shares is $9.12 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer-manager fees in the amount of $0.18 per share are not payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities

On October 9, 2007, we agreed to issue and sell 32,128 shares of our Series A Preferred Stock to Wells Real Estate Funds, Inc. (“Wells REF”) for a purchase price of $1,000 per share, or $32,128,000. The shares of Series A Preferred Stock were sold to Wells REF without registration under the Securities Act, in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering.

On July 11, 2008, we sold 537.63441 shares of our common stock to Wells-DFH Timberland Nr.88 GmbH & Co. KG, a German closed end fund (the “German Fund”), at a price of $9.30 per share for aggregate gross proceeds of $5,000. The Shares were issued in a transaction that was not registered under the Securities Act, in reliance upon Regulation S under the Securities Act. The sale of the shares was completed in an “offshore transaction,” as defined in Regulation S, and the Company did not engage in any “directed selling efforts,” as defined in Regulation S, in the United States in connection with the sale of the shares. In addition, the German Fund represented to us that neither the German Fund nor any of its equity owners is a “U.S. person,” as defined in Regulation S, and is not acquiring the Shares for the account or benefit of a “U.S. person.”

On August 29, 2008, we agreed to issue and sell 10,700 shares of our Series B Preferred Stock to Wells REF for a purchase price of $1,000 per share, or $10,700,000. The shares of Series B Preferred Stock were sold to Wells REF without registration under the Securities Act, in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering.

Item 34.	Indemnification of Directors and Officers

Subject to the applicable limitations set forth below, we have included in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services; or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the applicable limitations set forth below, the charter also provides that we shall indemnify a director, an officer or the advisor or any of their affiliates acting as our agent against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of us) in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

Under our charter, we shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee or hold an Indemnitee harmless for any loss or liability suffered by us unless all of the following conditions are met: (1) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (2) the Indemnitee was acting on our behalf or performing services for us; (3) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an independent director or (B) gross negligence or willful misconduct by an independent director; and (4) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; (3) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of our funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the requirements of Maryland law) all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) we are provided with written affirmation that such person has a good faith belief that he or she had met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (4) the Indemnitee provides us with a written agreement undertaking to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Securities and Exchange Commission and some state securities regulators that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable pursuant to Section 14 of the Securities Act of 1933, as amended.

We also will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) The consolidated financial statements and financial statement schedule of Wells Timberland REIT, Inc. are incorporated into this registration and the prospectus included herein by reference to Wells Timberland REIT, Inc.’s Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006 and to Wells Timberland REIT, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

(b) The following exhibits are filed as part of this registration statement:

Ex. No.	Description
1.1*	Dealer-Manager Agreement with Selected Dealer Agreement

3.1	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2007 (“Post-Effective Amendment No. 1”))

3.2	First Amendment to the Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 and filed with the Commission on August 13, 2008)

3.3	First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1)

3.4	Certificate of First Amendment to the First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on February 11, 2008 (“Post-Effective Amendment No. 3”))

3.5	Articles Supplementary dated September 28, 2007 (incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 3)

3.6	Articles Supplementary dated August 28, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K dated August 28, 2008 filed with the Commission on August 29, 2008)

4.1	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix B to prospectus)

4.3	Description of Share Redemption Plan (included in prospectus under the caption “Description of Shares — Share Redemption Plan”)

5.1	Opinion of Venable LLP regarding the legality of the shares to be issued

8.1	Opinion of Alston & Bird LLP regarding certain tax matters

10.1	Amended and Restated Advisory Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Operating Partnership, L.P. and Wells Timberland Management Organization, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 11, 2008 filed with the Commission on July 15, 2008)

10.2	Second Amended and Restated Agreement of Limited Partnership of Wells Timberland Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 of Post-Effective Amendment No. 1)

10.3	Amended and Restated 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

10.4	Amendment to Amended and Restated 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 1)

Ex. No.	Description
10.5	Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “2007 Third Quarter Form 10-Q”))

10.6	Amendment No. 1 dated as of September 14, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.2 to the 2007 Third Quarter Form 10-Q)

10.7	Amendment No. 2 dated as of September 27, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.3 to the 2007 Third Quarter Form 10-Q)

10.8	Amendment No. 3 dated as of October 4, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.4 to the 2007 Third Quarter Form 10-Q)

10.9	Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, CoBank, ACB, as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on December 14, 2007 (“Post-Effective Amendment No. 2”))

10.10	Amendment No. 1 dated as of November 26, 2007 to the Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, CoBank, ACB, as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2)

10.11	Limited Guaranty dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2)

10.12	Guaranty dated as of October 9, 2007 between Wells Timberland TRS, Inc., as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2)

10.13	Guaranty dated as of October 9, 2007 between Wells TRS Harvesting Operations, LLC, as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2)

10.14	Pledge Agreement dated as of October 9, 2007 among Wells Timberland TRS, Inc., Wells TRS Harvesting Operations, LLC, as the grantors, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2)

10.15	Security Agreement dated as of October 9, 2007 among Timberland II, LLC, Wells Timberland Acquisition, LLC, as the borrowers and grantors, Wells TRS Harvesting Operations, LLC, as an additional grantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 2)

10.16	Equity Raise Account Security Agreement dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the grantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 2)

10.17	Georgia Form of Recognition Agreement (Master Stumpage Agreement) dated as of October 9, 2007 among Timberlands II, LLC, Wells TRS Harvesting Operations, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 2)

Ex. No.	Description
10.18	Alabama Form of Recognition Agreement (Master Stumpage Agreement) dated as of October 9, 2007 among Timberlands II, LLC, Wells TRS Harvesting Operations, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 2)

10.19	Georgia Form of Recognition Agreement (Fiber Supply Agreement) dated as of October 9, 2007 among Wells TRS Harvesting Operations, LLC, Timberlands II, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 2)

10.20	Alabama Form of Recognition Agreement (Fiber Supply Agreement) dated as of October 9, 2007 among Wells TRS Harvesting Operations, LLC, Timberlands II, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 2)

10.21	Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 2)

10.22	Amendment No. 1 dated November 26, 2007 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 2)

10.23	Amendment No. 2 dated February 29, 2008 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on April, 23 2008 (“Post-Effective Amendment No. 4”))

10.24	Amendment No. 3 dated October 15, 2008 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.1 to Form 8-K dated October 15, 2008 filed with the Commission on October 16, 2008)

10.25	Secured Guaranty dated as of October 9, 2007 between Wells Real Estate Funds, Inc., as the guarantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 2)

10.26	Limited Guaranty dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the guarantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 2)

10.27	Guaranty dated as of October 9, 2007 between Wells TRS Harvesting Operations, LLC, as the guarantor, and Wachovia Bank, NA., and the subordinated administrative agent (incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 2)

10.28	Subordinated Security Agreement dated as of October 9, 2007 among Timberlands II, LLC, Wells Timberland Acquisitions, LLC, as the borrowers and guarantors, Wells TRS Harvesting Operations, LLC, as the additional grantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 2)

Ex. No.	Description
10.29	Pledge Agreement dated as of October 9, 2007 among MWV SPE, LLC, Wells Timberland Operating Partnership L.P., as the grantors, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 2)

10.30	Secured Guaranty Pledge Agreement dated as of October 9, 2007 between Wells Advisory Services I, LLC, as the pledgor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 2)

10.31	Master Purchase Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Management Organization, LLC, Wells-DFH Timberland Nr.88 GmbH & Co. KG, and Deutsche Fonds Holding AG (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 11, 2008 filed with the Commission on July 15, 2008)

21.1	Subsidiaries of the Company

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney of Original Directors and Officers (included on signature page)

*	To be filed by amendment.

Item 37.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the three (3) years ended December 31, 2007 by prior public programs with which our advisor and its affiliates have been affiliated and which have substantially similar investment objectives to the Wells Timberland REIT. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

For purposes of this table, Piedmont Office Realty Trust, Inc. is referred to as “Piedmont,” Wells Real Estate Investment Trust II, Inc. is referred to as “REIT II” and Wells Real Estate Fund XIV, L.P. is referred to as “Fund XIV.” On April 16, 2007, Piedmont became self-advised and terminated its advisory agreement with Wells. As such, all information disclosed for Piedmont is as of December 31, 2006.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operation(1)	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Capitalized(2)	Total Acquisition Costs
180 Park Avenue	March 14, 2005	REIT II	January 22, 2004	Florham Park, NJ	three-story office building	26.6	222,000	—	—	53,716,774	899,573	54,616,347
4241 Irwin Simpson Road	March 17, 2005	REIT II	January 22, 2004	Mason, OH	five-story office building	13.4	224,000	—	—	29,995,432	—	29,995,432
8990 Duke Boulevard	March 17, 2005	REIT II	January 22, 2004	Mason, OH	two-story office building	5.4	78,000	—	—	11,599,190	19,968	11,619,158
5995 Opus Parkway	April 5, 2005	REIT II	January 22, 2004	Minnetonka, MN	five-story office building	8.8	165,000	—	—	20,296,765	267,035	20,563,800
215 Diehl Road	April 19, 2005	REIT II	January 22, 2004	Naperville, IL	four-story office building	7.4	162,000	—	—	24,899,237	—	24,899,237
100 East Pratt	May 12, 2005	REIT II	January 22, 2004	Baltimore, MD	28-story office building	2.1	656,000	—	—	184,463,017	3,955,000	188,418,017
150 Apollo Drive	May 16, 2005	Fund XIV	May 14, 2004	Chelmsford, MA	three-story office building	4.5	80,000	—	—	12,289,810	—	12,289,810
College Park Plaza	June 21, 2005	REIT II	January 22, 2004	Indianapolis, IN	five-story office building	10.2	179,000	—	—	27,117,267	599,918	27,717,185
180 E. 100 South	July 6, 2005	REIT II	January 22, 2004	Salt Lake City, UT	eight-story office building	4.75	206,000	—	—	46,588,379	—	46,588,379
One Robbins Road	August 18, 2005(3)	REIT II	January 22, 2004	Westford, MA	three-story office building	30	298,000	12,556,000	—	50,617,402	19,000	50,636,402
Four Robbins Road	August 18, 2005(3)	REIT II	January 22, 2004	Westford, MA	two-story office building	20.8	160,000	10,444,000	—	42,104,924	—	42,104,924
Baldwin Point	August 26, 2005(4)	REIT II	January 22, 2004	Orlando, FL	four-story office building	9.2	165,000	—	—	26,078,257	1,076,075	27,154,332
1900 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	2.95	143,000	48,455,000	—	114,455,725	198,823	114,654,548
1950 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	3.4	165,000	39,600,000	—	93,057,463	5,928,575	98,986,038
2000 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	2.95	143,000	34,877,000	—	76,317,168	445,419	76,762,587
919 Hidden Ridge	November 15, 2005	REIT II	January 22, 2004	Irving, TX	six-story office building	6.02	250,000	—	—	45,272,593	232,470	45,505,063
5 Houston Center	December 20, 2005	REIT II	January 22, 2004	Houston, TX	27-story office building	1.43	581,000	90,000,000	—	166,387,733	1,308,858	167,696,591
Key Center Tower	December 22, 2005(5)	REIT II	January 22, 2004	Cleveland, OH	57-story office building	1.33	1,321,000	7,117,000	—	276,670,512	6,154,640	282,825,152
Key Center Marriott	December 22, 2005(5)	REIT II	January 22, 2004	Cleveland, OH	400 room hotel	0.81	310,000	5,454,000	—	40,140,224	1,532,418	41,672,642
Tampa Commons	December 27, 2005	REIT II	January 22, 2004	Tampa, FL	13-story office building	2.89	255,000	—	—	48,834,185	1,637,170	50,471,355
2000 Park Lane	December 27, 2005	REIT II	January 22, 2004	North Fayette, PA	seven-story office building	13.1	231,000	—	—	29,958,732	—	29,958,732
Lakepointe	December 28, 2005	REIT II	January 22, 2004	Charlotte, NC	two four-story office buildings	15.1	112,000	6,476,000	—	27,187,987	10,700,031	37,888,018

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operation(1)	Location of Property	Type of Property	Size of Parcel (Acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Capitalized(2)	Total Acquisition Costs
3675 Kennesaw 75	January 31, 2006	Fund XIV	May 14, 2004	Kennesaw, GA	one-story office building	3.81	42,788	—	—	3,387,031	16,643	3,403,674
400 Bridgewater	February 17, 2006	Piedmont	June 5, 1998	Bridgewater, NJ	eight-story office building	10.19	297,380	—	—	88,445,743	2,860,377	91,306,120	(6)
SanTan Corporate Center	April 18, 2006	REIT II	January 22, 2004	Chandler, AZ	two three-story office buildings	16.4	267,679	—	—	57,372,279	401,331	57,773,610
263 Shuman Boulevard	July 20, 2006	REIT II	January 22, 2004	Naperville, IL	five-story office building	15.21	354,098	—	—	55,736,402	5,765,037	61,501,439
11950 Corporate Boulevard	August 9, 2006	REIT II	January 22, 2004	Orlando, FL	four-story office building	13.26	226,548	—	—	44,018,564	33,570	44,052,134
Las Colinas Corporate Center	August 31, 2006	Piedmont	June 5, 1998	Irving, TX	a six and eight-story office buildings	16.77	386,116	—	—	59,776,288	1,083,638	60,859,926	(6)
Edgewater Corporate Center	September 6, 2006	REIT II	January 22, 2004	Lancaster, SC	five-story office building	10.5	180,000	—	—	35,552,793	—	35,552,793
4300 Centreway Place	September 15, 2006	REIT II	January 22, 2004	Arlington, TX	three-story office building	9.19	139,445	—	—	19,332,784	697,000	20,029,784
80 Park Plaza	September 21, 2006	REIT II	January 22, 2004	Newark, NJ	26-floor office building	2.80	1,026,844	45,529,000	—	149,744,415	7,000	149,751,415
International Financial Tower	October 31, 2006	REIT II	January 22, 2004	Jersey City, NJ	19-story office building	15.18	629,922	—	—	196,108,441	4,453,950	200,562,391
Two Pierce Place	December 7, 2006	Piedmont	June 5, 1998	Itasca, IL	27-story office building	8.38	487,027	—	—	89,970,566	—	89,970,566
Sterling Commerce	December 21, 2006	REIT II	January 22, 2004	Irving, TX	12-story office building	16.3	308,554	—	—	61,592,365	1,180,220	62,772,585
One Century Place	January 4, 2007	REIT II	January 22, 2004	Nashville, TN	eight-story office building	28.2	538,652	—	—	71,729,678	2,438,000	74,167,678
120 Eagle Rock	March 27, 2007	REIT II	January 22, 2004	East Hanover, NJ	three-story office building	15.3	177,820	—	—	34,929,869	490,000	35,419,869
Pasadena Corporate Park	July 11, 2007	REIT II	January 22, 2004	Pasadena, CA	two three-story office buildings and one one-story retail building	8.2	265,460	—	—	101,923,736	35,000	101,958,736
7031 Columbia Gateway Drive	July 12, 2007	REIT II	January 22, 2004	Columbia, MD	five-story office building	14.6	247,624	—	—	63,478,438	32,000	63,510,438
222 East 41st Street	August 17, 2007	REIT II	January 22, 2004	New York, NY	25-story office building	0.5	377,200	—	—	320,920,626	866,000	321,786,626
Bannockburn Lake III	September 10, 2007	REIT II	January 22, 2004	Bannockburn, IL	three-story office building	10.2	106,495	—	—	20,233,689	76,000	20,309,689
1200 Morris Drive	September 14, 2007	REIT II	January 22, 2004	Wayne, PA	Three-story office building	11.7	114,071	—	—	24,816,849	2,849,000	27,665,849
South Jamaica Street	September 26, 2007	REIT II	January 22, 2004	Englewood, CO	three four-story and one five-story office building	30.8	478,123	—	—	138,595,018	1,805,000	140,400,018
25th Avenue West	November 5, 2007	REIT II	January 22, 2004	Lynnwood, WA	two two-story office buildings	8.8	156,347	—	—	35,066,921	—	35,066,921

(1)	The date minimum offering proceeds were obtained and funds became available for investment in properties.

(2)	Includes improvements made after acquisition through December 31, 2007.

(3)	Wells REIT II acquired an approximate 99.3% interest in the One Robbins Road and Four Robbins Road Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it.

(4)	Wells REIT II acquired an approximate 97.3% interest in the Baldwin Point Building through a joint venture with an unaffiliated party. As the controlling number, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.

(5)	Wells REIT II acquired an approximate 50.0% interest in the Key Center Tower and Key Center Marriott Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it. Furthermore, the properties are owned subject to a long-term ground lease.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2009.

WELLS TIMBERLAND REIT, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Wells Timberland REIT, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President	February 3, 2009

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)	February 3, 2009

/s/ Jess E. Jarratt Jess E. Jarratt	Director	February 3, 2009

/s/ Michael P. McCollum Michael P. McCollum	Director	February 3, 2009

/s/ E. Nelson Mills E. Nelson Mills	Director	February 3, 2009

/s/ Donald S. Moss Donald S. Moss	Director	February 3, 2009

/s/ Willis J. Potts, Jr. Willis J. Potts, Jr.	Director	February 3, 2009

Index to Exhibit

Ex. No.	Description
1.1*	Dealer-Manager Agreement with Selected Dealer Agreement

3.1	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on April 3, 2007 (“Post-Effective Amendment No. 1”))

3.2	First Amendment to the Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 and filed with the Commission on August 13, 2008)

3.3	First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1)

3.4	Certificate of First Amendment to the First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on February 11, 2008 (“Post-Effective Amendment No. 3”))

3.5	Articles Supplementary dated September 28, 2007 (incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 3)

3.6	Articles Supplementary dated August 28, 2008 (incorporated by reference to Exhibit 3.1 to Form 8-K dated August 28, 2008 filed with the Commission on August 29, 2008)

4.1	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix B to prospectus)

4.3	Description of Share Redemption Plan (included in prospectus under the caption “Description of Shares — Share Redemption Plan”)

5.1	Opinion of Venable LLP regarding the legality of the shares to be issued

8.1	Opinion of Alston & Bird LLP regarding certain tax matters

10.1	Amended and Restated Advisory Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Operating Partnership, L.P. and Wells Timberland Management Organization, LLC (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 11, 2008 filed with the Commission on July 15, 2008)

10.2	Second Amended and Restated Agreement of Limited Partnership of Wells Timberland Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 of Post-Effective Amendment No. 1)

10.3	Amended and Restated 2005 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

10.4	Amendment to Amended and Restated 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 1)

10.5	Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “2007 Third Quarter Form 10-Q”))

10.6	Amendment No. 1 dated as of September 14, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.2 to the 2007 Third Quarter Form 10-Q)

Ex. No.	Description
10.7	Amendment No. 2 dated as of September 27, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.3 to the 2007 Third Quarter Form 10-Q)

10.8	Amendment No. 3 dated as of October 4, 2007 to the Purchase and Sale Agreement dated as of August 3, 2007, by and between MeadWestvaco Coated Board, Inc. and Wells Timberland Acquisition, LLC (incorporated by reference to Exhibit 10.4 to the 2007 Third Quarter Form 10-Q)

10.9	Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, CoBank, ACB, as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on December 14, 2007 (“Post-Effective Amendment No. 2”))

10.10	Amendment No. 1 dated as of November 26, 2007 to the Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, CoBank, ACB, as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2)

10.11	Limited Guaranty dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2)

10.12	Guaranty dated as of October 9, 2007 between Wells Timberland TRS, Inc., as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2)

10.13	Guaranty dated as of October 9, 2007 between Wells TRS Harvesting Operations, LLC, as the guarantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2)

10.14	Pledge Agreement dated as of October 9, 2007 among Wells Timberland TRS, Inc., Wells TRS Harvesting Operations, LLC, as the grantors, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2)

10.15	Security Agreement dated as of October 9, 2007 among Timberland II, LLC, Wells Timberland Acquisition, LLC, as the borrowers and grantors, Wells TRS Harvesting Operations, LLC, as an additional grantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 2)

10.16	Equity Raise Account Security Agreement dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the grantor, and CoBank, ACB, as the senior administrative agent (incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 2)

10.17	Georgia Form of Recognition Agreement (Master Stumpage Agreement) dated as of October 9, 2007 among Timberlands II, LLC, Wells TRS Harvesting Operations, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 2)

10.18	Alabama Form of Recognition Agreement (Master Stumpage Agreement) dated as of October 9, 2007 among Timberlands II, LLC, Wells TRS Harvesting Operations, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 2)

Ex. No.	Description
10.19	Georgia Form of Recognition Agreement (Fiber Supply Agreement) dated as of October 9, 2007 among Wells TRS Harvesting Operations, LLC, Timberlands II, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 2)

10.20	Alabama Form of Recognition Agreement (Fiber Supply Agreement) dated as of October 9, 2007 among Wells TRS Harvesting Operations, LLC, Timberlands II, LLC, MeadWestvaco Coated Board, Inc., MeadWestvaco Corporation, CoBank, ACB, as the senior administrative agent, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 2)

10.21	Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 2)

10.22	Amendment No. 1 dated November 26, 2007 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 2)

10.23	Amendment No. 2 dated February 29, 2008 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on April, 23 2008 (“Post-Effective Amendment No. 4”))

10.24	Amendment No. 3 dated October 15, 2008 to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberland Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent and certain financial institutions as the lenders (incorporated by reference to Exhibit 10.1 to Form 8-K dated October 15, 2008 filed with the Commission on October 16, 2008)

10.25	Secured Guaranty dated as of October 9, 2007 between Wells Real Estate Funds, Inc., as the guarantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 2)

10.26	Limited Guaranty dated as of October 9, 2007 between Wells Timberland REIT, Inc., as the guarantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 2)

10.27	Guaranty dated as of October 9, 2007 between Wells TRS Harvesting Operations, LLC, as the guarantor, and Wachovia Bank, NA., and the subordinated administrative agent (incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 2)

10.28	Subordinated Security Agreement dated as of October 9, 2007 among Timberlands II, LLC, Wells Timberland Acquisitions, LLC, as the borrowers and guarantors, Wells TRS Harvesting Operations, LLC, as the additional grantor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 2)

10.29	Pledge Agreement dated as of October 9, 2007 among MWV SPE, LLC, Wells Timberland Operating Partnership L.P., as the grantors, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 2)

Ex. No.	Description
10.30	Secured Guaranty Pledge Agreement dated as of October 9, 2007 between Wells Advisory Services I, LLC, as the pledgor, and Wachovia Bank, N.A., as the subordinated administrative agent (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 2)

10.31	Master Purchase Agreement, dated as of July 11, 2008, by and among Wells Timberland REIT, Inc., Wells Timberland Management Organization, LLC, Wells-DFH Timberland Nr.88 GmbH & Co. KG, and Deutsche Fonds Holding AG (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 11, 2008 filed with the Commission on July 15, 2008)

21.1	Subsidiaries of the Company

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney of Original Directors and Officers (included on signature page)

*	To be filed by amendment.